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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 25, 2000

                                 $265,433,658.62

                       Mortgage Pass-Through Certificates

                                  Series 2000-2

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


                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..............................................
Section 1.02  Acts of Holders..........................................
Section 1.03  Effect of Headings and Table of Contents.................
Section 1.04  Benefits of Agreement....................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.............................
Section 2.02  Acceptance by Trust Administrator........................
Section 2.03  Representations and Warranties of the Master
               Servicer and the Seller.................................
Section 2.04  Execution and Delivery of Certificates...................
Section 2.05  Designation of Certificates; Designation of Startup
               Day and Latest Possible Maturity Date...................
Section 2.06  Optional Substitution of Mortgage Loans..................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account......................................
Section 3.02  Permitted Withdrawals from the Certificate Account.......
Section 3.03  Advances by Master Servicer and Trust Administrator......
Section 3.04  Trust Administrator to Cooperate;
               Release of Owner Mortgage Loan Files....................
Section 3.05  Reports to the Trustee and the Trust Administrator;
               Annual Compliance Statements............................
Section 3.06  Title, Management and Disposition of Any REO
               Mortgage Loan...........................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions.....................
Section 3.08  Oversight of Servicing...................................
Section 3.09  Termination and Substitution of Servicing
               Agreements..............................................
Section 3.10  Application of Net Liquidation Proceeds..................
Section 3.11  Act Reports..............................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions............................................
Section 4.02  Allocation of Realized Losses............................
Section 4.03  Paying Agent.............................................
Section 4.04  Statements to Certificateholders;
               Report to the Trust Administrator, Ambac and the
               Seller..................................................
Section 4.05  Reports to Mortgagors and the Internal Revenue
               Service.................................................
Section 4.06  Reserve Fund.............................................
Section 4.07  Distributions in Reduction of the Class A-3
               Certificates............................................
Section 4.08  Policy Matters...........................................
Section 4.09  Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer..........


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.........................................
Section 5.02  Registration of Certificates.............................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates........
Section 5.04  Persons Deemed Owners....................................
Section 5.05  Access to List of Certificateholders' Names and
               Addresses...............................................
Section 5.06  Maintenance of Office or Agency..........................
Section 5.07  Definitive Certificates..................................
Section 5.08  Notices to Clearing Agency...............................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer..........
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others.....................................
Section 6.04  Resignation of the Master Servicer.......................
Section 6.05  Compensation to the Master Servicer......................
Section 6.06  Assignment or Delegation of Duties by Master
               Servicer................................................
Section 6.07  Indemnification of Trustee, the Trust Administrator
               and Seller by Master Servicer...........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default........................................
Section 7.02  Other Remedies of Trustee................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default...............
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default...............
Section 7.05  Trust Administrator to Act; Appointment of
               Successor...............................................
Section 7.06  Notification to Certificateholders.......................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee and the Trust Administrator............
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator...........................................
Section 8.03  Neither Trustee nor Trust Administrator Required to
               Make Investigation......................................
Section 8.04  Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans..........................
Section 8.05  Trustee and the Trust Administrator May Own
               Certificates............................................
Section 8.06  The Master Servicer to Pay Fees and Expenses.............
Section 8.07  Eligibility Requirements.................................
Section 8.08  Resignation and Removal..................................
Section 8.09  Successor................................................
Section 8.10  Merger or Consolidation..................................
Section 8.11  Authenticating Agent.....................................
Section 8.12  Separate Trustees and Co-Trustees........................
Section 8.13  Appointment of Custodians................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions............
Section 8.15  Monthly Advances.........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the

               Seller or Liquidation of All Mortgage Loans.............
Section 9.02  Additional Termination Requirements......................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment................................................
Section 10.02 Recordation of Agreement.................................
Section 10.03 Limitation on Rights of Certificateholders...............
Section 10.04 Governing Law; Jurisdiction..............................
Section 10.05 Notices..................................................
Section 10.06 Severability of Provisions...............................
Section 10.07 Special Notices to Rating Agencies and Ambac.............
Section 10.08 Covenant of Seller.......................................
Section 10.09 Recharacterization.......................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date.............................................
Section 11.02 Cut-Off Date Aggregate Principal Balance.................
Section 11.03 Original Group I-A Percentage............................
Section 11.04 Original Group II-A Percentage...........................
Section 11.05 (a) Original Principal Balances of the Classes of
               Class A Certificates....................................
Section 11.05(b) Original Class A-5 Component Notional Amount..........
The Original Class A-5 Notional Amount is $30,000,000.00...............
(a)           Original Aggregate Non-PO Principal Balance for
               Group I.................................................
(a)           Original Aggregate Subordinate Percentage for Group
               I.......................................................
(a)           Original Group I-B Principal Balance.....................
Section 11.09 Original Group I Subordinated Principal Balance..........
Section 11.10 Original Group II Subordinated Principal Balance.........
Section 11.11 Original Principal Balances of the Classes of Class
               B Certificates..........................................
Section 11.12 (a) Original Class I-B-1 Fractional Interest.............
Section 11.13 (a) Original Class I-B-2 Fractional Interest.............
Section 11.14 (a) Original Class I-B-3 Fractional Interest.............
Section 11.15 (a) Original Class I-B-4 Fractional Interest.............
Section 11.16 (a) Original Class I-B-5 Fractional Interest.............
Section 11.17 Closing Date.............................................
Section 11.18 Right to Purchase........................................
Section 11.19 Wire Transfer Eligibility................................
Section 11.20 Single Certificate.......................................
Section 11.21 Servicing Fee Rate.......................................
Section 11.22 Master Servicing Fee Rate................................
Section 11.23 Ambac Contact Person.....................................



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                                    EXHIBITS

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2         -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-6         -     Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7         -     Form of Face of Class I-A-7 Certificate
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-2        -     Form of Face of Class II-A-2 Certificate
EXHIBIT A-A-3           -     Form of Face of Class A-3 Certificate
EXHIBIT A-A-4           -     Form of Face of Class A-4 Certificate
EXHIBIT A-A-5           -     Form of Face of Class A-5 Certificate
EXHIBIT A-I-A-PO        -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR        -     Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-PO       -     Form of Face of Class II-A-PO Certificate
EXHIBIT I-B-1           -     Form of Face of Class I-B-1 Certificate
EXHIBIT I-B-2           -     Form of Face of Class I-B-2 Certificate
EXHIBIT I-B-3           -     Form of Face of Class I-B-3 Certificate
EXHIBIT I-B-4           -     Form of Face of Class I-B-4 Certificate
EXHIBIT I-B-5           -     Form of Face of Class I-B-5 Certificate
EXHIBIT I-B-6           -     Form of Face of Class I-B-6 Certificate
EXHIBIT II-B-1          -     Form of Face of Class II-B-1 Certificate
EXHIBIT II-B-2          -     Form of Face of Class II-B-2 Certificate
EXHIBIT II-B-3          -     Form of Face of Class II-B-3 Certificate
EXHIBIT II-B-4          -     Form of Face of Class II-B-4 Certificate
EXHIBIT II-B-5          -     Form of Face of Class II-B-5 Certificate
EXHIBIT II-B-6          -     Form of Face of Class II-B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2000-2 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1A            -     Schedule of Group I Mortgage Loans
                              Serviced by WFHM from locations other
                              than Frederick, Maryland
EXHIBIT F-2A            -     Schedule of Group I Mortgage Loans
                              Serviced by WFHM in Frederick, Maryland
EXHIBIT F-2B            -     Schedule of Group II Mortgage Loans
                              Serviced by WFHM in Frederick, Maryland
EXHIBIT F-3A            -     Schedule of Group I Mortgage Loans
                              Serviced by Other Servicers
EXHIBIT F-3B            -     Schedule of Group II Mortgage Loans
                              Serviced by Other Servicers
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4)
                              of the Internal Revenue Code of 1986, as
                              amended, and for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual
                                  Certificates

EXHIBIT J               -     Transferee's Letter (Class [I-B-4]
                              [I-B-5] [I-B-6] [II-B-4] [II-B-5]
                              [II-B-6] Certificates)
EXHIBIT K               -     Transferee's Letter (Class [I-B-1]
                              [I-B-2] [I-B-3] [II-B-1] [II-B-2]
                              [II-B-3] Certificates)
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
EXHIBIT N               -     The Policy

            This Pooling and Servicing Agreement, dated as of May 25, 2000 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                           W I T N E S S E T H T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates of a Group, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the applicable Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates of such Group with higher numerical designations.

            Adjustment Amount: For a Group for any Distribution Date, the difference between (A) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the related Determination Date and (B) the sum of (i) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates and Components of the related Group with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes and Components of such Group as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of (x) Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount and Class I-B-6 Optimal Principal Amount or (y) Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount and Class II-B-6 Optimal Principal Amount, as applicable.

            Aggregate Current Bankruptcy Losses: For a Loan Group with respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in such Loan Group during a period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: For a Loan Group with respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in such Loan Group for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: For a Loan Group with respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in such Loan Group for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates and Components.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates and Components.

            Aggregate Non-PO Principal Balance: As of any Determination Date and Group I, the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance as of such date and as of any Determination Date and Group II, the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance as of such date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Ambac: Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company, or any successor thereto.

            Ambac Contact Person: The officer designated by the Master Servicer to provide information to Ambac pursuant to Section 4.08(g). The initial Ambac Contact Person is appointed in Section 11.23.

            Ambac Default: The existence and continuance of any of the following:

            (a) Ambac fails to make a payment required under a policy in accordance with its terms;

            (b) Ambac (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: For each Loan Group as to any Distribution Date, the sum of (a) the Master Servicing Fee with respect to the Mortgage Loans in such Loan Group for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full on the Mortgage Loans in such Loan Group remitted to the Master Servicer and (c) the aggregate amount of Month End Interest with respect to the Mortgage Loans in such Loan Group remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount with respect to Loan Group I will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Group I-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date and with respect to Loan Group II will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Group II-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount for a Loan Group calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates of the related Group in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the applicable Cross-Over Date the Bankruptcy Loss Amount for the related Loan Group shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-7 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates and Class A-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate  Custodian:   Initially,  First  Union  National
Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate    Register    and    Certificate     Registrar:
Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-5 IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class I-A-3 Component.

            Class I-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

            Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

            Class I-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

            Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

            Class I-A-7 Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class I-A-7 Certificates and (ii) the sum of
(A) the product of (1) the Class I-A-7 Priority Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of
(1) the Class I-A-7 Priority Percentage, (2) the Prepayment Shift Percentage and
(3) the Group I Unscheduled Principal Amount.

            Class I-A-7 Priority Percentage: The lesser of (i) 100% and (ii) (a) the sum of the Principal Balance of the Class I-A-7 Certificates and $4,500,000 divided by (b) the Group I Pool Balance (Non-PO Portion).

            Class I-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-LR and Exhibit C hereto.

            Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

            Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the applicable Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (A) of Section 4.01(a)(i). On and after the applicable Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group I Mortgage Loan.

            Class I-A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-2 and Exhibit C hereto.

            Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

            Class II-A-2 Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class II-A-2 Certificates and (ii) the sum of (A) the product of (1) the Class II-A-2 Priority Percentage, (2) the Shift Percentage and (3) the Group II Scheduled Principal Amount and (B) the product of (1) the Class II-A-2 Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group II Unscheduled Principal Amount.

            Class II-A-2 Priority Percentage: The lesser of (i) 100% and (ii) the sum of the Principal Balance of the Class II-A-2 Certificates and $4,800,000 divided by the Group II Pool Balance (Non-PO Portion).

            Class II-A-5 IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class II-A-3 Component.

            Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the applicable Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (B) of Section 4.01(a)(i). On and after the applicable Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group II Mortgage Loan.

            Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-5 Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Certificates  and  Components:  Any of the Group I-A
Certificates   and  Components  or  the  Group  II-A   Certificates  and
Components.

            Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-7, Class I-A-R, Class I-A-LR, Class II-A-1 and Class II-A-2 Certificates, 7.750% per annum. As to the Class I-A-2 Certificates, 8.000% per annum. As to the Class A-3 Certificates, 7.850% per annum. As to the Class A-5 Certificates, 0.001% per annum. The Class A-4, Class I-A-6, Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: For a Group, as to any Distribution Date and any Class of Class A Certificates or any Component of such Group, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts, as applicable, for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph second Clause (A) or (B), as applicable, of Section 4.01(a)(i).

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-3 Component: Either of the Class I-A-3 Component or the Class II-A-3 Component.

            Class A-3 Distribution Deficiency: With respect to the Class A-3 Certificates on each Distribution Date, the sum of (i) the Class A-3 Interest Loss Amount for such Distribution Date and (ii) the Class A-3 Principal Loss Amount for such Distribution.

            Class A-3 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-3 Certificates (determined without regard to clause (ii) of the definition of Interest Accrual Amount for each Class A-3 Component), net of any Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-3 Certificates on such Distribution Date pursuant to Paragraph first of
Section 4.01(a)(i).

            Class A-3 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the sum of (A) the Group I-A Loss Percentage of the Class I-A-3 Component of the principal portion of Realized Losses allocated to the Group I-A Certificates and Components (other than the Class I-A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (B) the Group II-A Loss Percentage of the Class II-A-3 Component of the principal portion of Realized Losses allocated to the Group II-A Certificates and Components (other than the Class II-A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) the sum of (A) any amount which reduces the Principal Balance allocated to the Class I-A-3 Component after the applicable Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class I-A-3 Component and (B) any amount which reduces the Principal Balance allocated to the Class II-A-3 Component after the applicable Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class II-A-3 Component.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class  A-4   Component:   Either  of  the  Class   I-A-4  PO
Component or the Class II-A-4 PO Component.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class  A-5   Component:   Either  of  the  Class   I-A-5  IO
Component or the Class II-A-5 IO Component.

            Class A-5 Notional Amount: As to any Distribution Date, an amount equal to the sum of the Class I-A-5 IO Component Notional Amount and the Class II-A-5 IO Component Notional Amount.

            Class I-B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-1 and Exhibit C hereto.

            Class I-B-1 Certificateholder: The registered holder of a Class I-B-1 Certificate.

            Class I-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraphs fifth Clause (A), sixth Clause (A) and eighth Clause (A) of Section 4.01(a)(i).

            Class I-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth Clause (A) of Section 4.01(a)(i).

            Class I-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class I-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-1 Optimal Principal Amount will equal the lesser of (A) the Class I-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-1 Certificates.

            Class I-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class I-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class I-B-1 Principal Balance: As to the first Determination Date, the Original Class I-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh Clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class I-B-1 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-1 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-1 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the Group I-A Principal Balance as of such Determination Date.

            Class I-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraph seventh Clause (A) of Section 4.01(a)(i).

            Class I-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth Clause (A) of Section 4.01(a)(i).

            Class I-B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-2 and Exhibit C hereto.

            Class I-B-2 Certificateholder: The registered holder of a Class I-B-2 Certificate.

            Class I-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Clause (ii) Paragraphs eighth Clause (A), ninth Clause (A) and tenth Clause (A) of Section 4.01(a)(i).

            Class I-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth Clause (A) of Section 4.01(a)(i).

            Class I-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class I-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-2 Optimal Principal Amount will equal the lesser of (A) the Class I-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-2 Certificates.

            Class I-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-2 Percentage for such Distribution Date will be zero.

            Class I-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class I-B-2 Principal Balance: As to the first Determination Date, the Original Class I-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth Clause A of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class I-B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-2 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-2 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance and the Class I-B-1 Principal Balance as of such Determination Date.

            Class I-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Paragraph tenth Clause (A) of Section 4.01(a)(i).

            Class I-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class I-B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-3 and Exhibit C hereto.

            Class I-B-3 Certificateholder: The registered holder of a Class I-B-3 Certificate.

            Class I-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraphs eleventh Clause (A), twelfth Clause (A) and thirteenth Clause (A) of
Section 4.01(a)(i).

            Class I-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh Clause (A) of Section 4.01(a)(i).

            Class I-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-3 Optimal Principal Amount will equal the lesser of (A) the Class I-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-3 Certificates.

            Class I-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-3 Percentage for such Distribution Date will be zero.

            Class I-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class I-B-3 Principal Balance: As to the first Determination Date, the Original Class I-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth Clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class I-B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-3 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-3 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance and the Class I-B-2 Principal Balance as of such Determination Date.

            Class I-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraph thirteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth Clause (A) of Section 4.01(a)(i).

            Class I-B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-4 and Exhibit C hereto.

            Class I-B-4 Certificateholder: The registered holder of a Class I-B-4 Certificate.

            Class I-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraphs fourteenth Clause (A), fifteenth Clause (A) and sixteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class I-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-4 Optimal Principal Amount will equal the lesser of (A) the Class I-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-4 Certificates.

            Class I-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-4 Percentage for such Distribution Date will be zero.

            Class I-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class I-B-4 Principal Balance: As to the first Determination Date, the Original Class I-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth Clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class I-B-4 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-4 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-4 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance and the Class I-B-3 Principal Balance as of such Determination Date.

            Class I-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraph sixteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-5 and Exhibit C hereto.

            Class I-B-5 Certificateholder: The registered holder of a Class I-B-5 Certificate.

            Class I-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraphs seventeenth Clause (A), eighteenth Clause (A) and nineteenth Clause
(A) of Section 4.01(a)(i).

            Class I-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth Clause (A) of Section 4.01(a)(i).

            Class I-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class I-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-5 Optimal Principal Amount will equal the lesser of (A) the Class I-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-5 Certificates.

            Class I-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-5 Percentage for such Distribution Date will be zero.

            Class I-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class I-B-5 Principal Balance: As to the first Determination Date, the Original Class I-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth Clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class I-B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-5 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-5 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance and the Class I-B-4 Principal Balance as of such Determination Date.

            Class I-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraph nineteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth Clause (A) of Section 4.01(a)(i).

            Class I-B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-B-6 and Exhibit C hereto.

            Class I-B-6 Certificateholder: The registered holder of a Class I-B-6 Certificate.

            Class I-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraphs twentieth Clause (A), twenty-first Clause (A) and twenty-second Clause (A) of Section 4.01(a)(i).

            Class I-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth Clause (A) of Section 4.01(a)(i).

            Class I-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class I-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class I-B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class I-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class I-B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-6 Optimal Principal Amount will equal the lesser of (A) the Class I-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-6 Certificates.

            Class I-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-6 Percentage for such Distribution Date will be zero.

            Class I-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class I-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class I-B-6 Principal Balance: As to the first Determination Date, the Original Class I-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second Clause (A) of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class I-B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class I-B-6 Certificates are outstanding, the Class I-B-6 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance, the Class I-B-4 Principal Balance and the Class I-B-5 Principal Balance as of such Determination Date.

            Class I-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraph twenty-second Clause (A) of Section 4.01(a)(i).

            Class I-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first Clause (A) of Section 4.01(a)(i).

            Class I-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-1 and Exhibit C hereto.

            Class II-B-1 Certificateholder: The registered holder of a Class II-B-1 Certificate.

            Class II-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraphs fifth Clause (B), sixth Clause (B) and seventh Clause (B) of Section 4.01(a)(i).

            Class II-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth Clause (B) of Section 4.01(a)(i).

            Class II-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-1 Optimal Principal Amount will equal the lesser of (A) the Class II-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-1 Certificates.

            Class II-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class II-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class II-B-1 Principal Balance: As to the first Determination Date, the Original Class II-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh Clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class II-B-1 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-1 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-1 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the Group II-A Principal Balance as of such Determination Date.

            Class II-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraph seventh Clause (B) of Section 4.01(a)(i).

            Class II-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth Clause (B) of Section 4.01(a)(i).

            Class II-B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-2 and Exhibit C hereto.

            Class II-B-2 Certificateholder: The registered holder of a Class II-B-2 Certificate.

            Class II-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraphs eighth Clause (B), ninth Clause (B) and tenth Clause (B) of Section 4.01(a)(i).

            Class II-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth Clause (B) of Section 4.01(a)(i).

            Class II-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-4 2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-4 2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-4 2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-4 2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-2 Optimal Principal Amount will equal the lesser of (A) the Class II-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-2 Certificates.

            Class II-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-2 Percentage for such Distribution Date will be zero.

            Class II-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class II-B-2 Principal Balance: As to the first Determination Date, the Original Class II-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth Clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class II-B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-2 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-2 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance and the Class II-B-1 Principal Balance as of such Determination Date.

            Class II-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraph tenth Clause (B) of Section 4.01(a)(i).

            Class II-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth Clause (B) of Section 4.01(a)(i).

            Class II-B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-3 and Exhibit C hereto.

            Class II-B-3 Certificateholder: The registered holder of a Class II-B-3 Certificate.

            Class II-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraphs eleventh Clause (B), twelfth Clause (B) and thirteenth Clause (B) of
Section 4.01(a)(i).

            Class II-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh Clause (B) of Section 4.01(a)(i).

            Class II-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-3 Optimal Principal Amount will equal the lesser of (A) the Class II-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-3 Certificates.

            Class II-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-3 Percentage for such Distribution Date will be zero.

            Class II-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class II-B-3 Principal Balance: As to the first Determination Date, the Original Class II-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth Clause (B) of
Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class II-B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-3 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-3 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class II-B-1 Principal Balance and the Class II-B-2 Principal Balance as of such Determination Date.

            Class II-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraph thirteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth Clause (B) of Section 4.01(a)(i).

            Class II-B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-4 and Exhibit C hereto.

            Class II-B-4 Certificateholder: The registered holder of a Class II-B-4 Certificate.

            Class II-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraphs fourteenth Clause (B), fifteenth Clause (B), and sixteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-4 Optimal Principal Amount will equal the lesser of (A) the Class II-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-4 Certificates.

            Class II-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-4 Percentage for such Distribution Date will be zero.

            Class II-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class II-B-4 Principal Balance: As to the first Determination Date, the Original Class II-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth Clause (B) of
Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class II-B-4 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-4 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-4 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance and the Class II-B-3 Principal Balance as of such Determination Date.

            Class II-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraph sixteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-5 and Exhibit C hereto.

            Class II-B-5 Certificateholder: The registered holder of a Class II-B-5 Certificate.

            Class II-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraphs seventeenth Clause (B), eighteenth Clause (B) and nineteenth Clause
(B) of Section 4.01(a)(i).

            Class II-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth Clause (B) of Section 4.01(a)(i).

            Class II-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-5 Optimal Principal Amount will equal the lesser of (A) the Class II-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-5 Certificates.

            Class II-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-5 Percentage for such Distribution Date will be zero.

            Class II-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class II-B-5 Principal Balance: As to the first Determination Date, the Original Class II-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth Clause (B) of
Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class II-B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-5 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-5 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance and the Class II-B-4 Principal Balance as of such Determination Date.

            Class II-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraph nineteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth Clause (B) of Section 4.01(a)(i).

            Class II-B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit II-B-6 and Exhibit C hereto.

            Class II-B-6 Certificateholder: The registered holder of a Class II-B-6 Certificate.

            Class II-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraphs twentieth Clause (B), twenty-first Clause (B) and twenty-second Clause (B) of Section 4.01(a)(i).

            Class II-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth Clause (B) of Section 4.01(a)(i).

            Class II-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class II-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class II-B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class II-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class II-B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-6 Optimal Principal Amount will equal the lesser of (A) the Class II-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-6 Certificates.

            Class II-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-6 Percentage for such Distribution Date will be zero.

            Class II-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class II-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class II-B-6 Principal Balance: As to the first Determination Date, the Original Class II-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second Clause (B) of
Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class II-B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class II-B-6 Certificates are outstanding, the Class II-B-6 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance, the Class II-B-4 Principal Balance and the Class II-B-5 Principal Balance as of such Determination Date.

            Class II-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraph twenty-second Clause (B) of Section 4.01(a)(i).

            Class II-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first Clause (B) of Section 4.01(a)(i).

            Class II-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B Certificate: Any one of the Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates, Class I-B-6 Certificates, Class II-B-1 Certificates, Class II-B-2 Certificates, Class II-B-3 Certificates, Class II-B-4 Certificates, Class II-B-5 Certificates or Class II-B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Distribution Amounts.

            Class B Interest Accrual Amount: For a Group, as to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates of such Group with respect to such Distribution Date.

            Class B Interest Percentage: For a Group as to any Distribution Date and any Class of Class B Certificates of such Group, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount for such Group (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class I-B-1 Interest Shortfall Amount, Class I-B-2 Interest Shortfall Amount, Class I-B-3 Interest Shortfall Amount, Class I-B-4 Interest Shortfall Amount, Class I-B-5 Interest Shortfall Amount, Class I-B-6 Interest Shortfall Amount, Class II-B-1 Interest Shortfall Amount, Class II-B-2 Interest Shortfall Amount, Class II-B-3 Interest Shortfall Amount, Class II-B-4 Interest Shortfall Amount, Class II-B-5 Interest Shortfall Amount or Class II-B-6 Interest Shortfall Amount.

            Class B Loss Percentage: For a Group as to any Determination Date and any Class of Class B Certificates of such Group then outstanding, the percentage calculated by dividing the Principal Balance of such Class of Class B Certificates by the sum of the Principal Balances of the Class B Certificates of such Group (determined without regard to any Principal Balance of any Class of Class B Certificates of such Group not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Class B Certificate, 7.750% per annum.

            Class B Unpaid Interest Shortfall: Any of the Class I-B-1 Unpaid Interest Shortfall, Class I-B-2 Unpaid Interest Shortfall, Class I-B-3 Unpaid Interest Shortfall, Class I-B-4 Unpaid Interest Shortfall, Class I-B-5 Unpaid Interest Shortfall, Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, Class II-B-2 Unpaid Interest Shortfall, Class II-B-3 Unpaid Interest Shortfall, Class II-B-4 Unpaid Interest Shortfall, Class II-B-5 Unpaid Interest Shortfall or Class II-B-6 Unpaid Interest Shortfall.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing   Date:   The  date  of  initial   issuance  of  the
Certificates, as set forth in Section 11.17

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: For a Group as to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for the related Loan Group for such Distribution Date and (b) the Available Master Servicing Compensation for such Loan Group for such Distribution Date.

            Component: Any Class A-3 Component, Class A-4 Component or Class A-5 Component.

            Component Rate: With respect to any Class A-3 Component, 7.850% per annum. With respect to any Class A-5 Component, 0.001% per annum. The Class A-4 Components are not entitled to distributions in respect of interest and have no Component Rate.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28202 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components, as follows:

   Uncertificated Lower-Tier             Corresponding Upper-Tier Class,
                                         Classes, Interest Component or
                                         Components

     Class I-A-L1 Interest               Class I-A-1 Certificates and Class
                                         I-A-7 Certificates

     Class I-A-L2 Interest               Class I-A-2 Certificates and Class
                                         I-A-6 Certificates

     Class I-A-L3 Interest               Class I-A-3 Component, Class I-A-4 PO
                                         Component and Class I-A-5 IO Component

    Class I-A-LPO Interest               Class I-A-PO Certificates

    Class I-A-LUR Interest               Class I-A-R Certificate

    Class II-A-L1 Interest               Class II-A-1 Certificates and Class
                                         II-A-2 Certificates

    Class II-A-L3 Interest               Class II-A-3 Component, Class II-A-4
                                         PO Component and Class II-A-5 IO
                                         Component

    Class II-A-LPO Interest              Class II-A-PO Certificates

     Class I-B-L Interest                Class I-B-1 Certificates, Class I-B-2
                                         Certificates, Class I-B-3 Certificates,
                                         Class I-B-4 Certificates, Class I-B-5
                                         Certificates and Class I-B-6
                                         Certificates

     Class II-B-L Interest               Class II-B-1 Certificates, Class
                                         II-B-2 Certificates, Class II-B-3
                                         Certificates,
                                         Class II-B-4 Certificates, Class
                                         II-B-5 Certificates and Class II-B-6
                                         Certificates

            Cross-Over Date: With respect to a Group, the Distribution Date preceding the first Distribution Date on which the Group I-A Percentage or Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof), as applicable, equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date and any Group that occurs on or after the applicable Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Group I-A Certificates and Components and the Group I Premium Payment pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Group II-A Certificates and Components and the Group II Premium Payment pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: For a Group as to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates of such Group pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth Clause (A) or (B), as applicable of
Section 4.01(a)(i) on such Distribution Date.

            Current Class I-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-1 Fractional Interest.

            Current Class I-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-2 Fractional Interest.

            Current Class I-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-3 Fractional Interest.

            Current Class I-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-4 Fractional Interest.

            Current Class I-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-5 Fractional Interest.

            Current Class II-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-1 Fractional Interest.

            Current Class II-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-2 Fractional Interest.

            Current Class II-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-3 Fractional Interest.

            Current Class II-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-4 Fractional Interest.

            Current Class II-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-3 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-5 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-5 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-5 Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to guaranty provided by Ambac) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or in the case of the Class A-3 Certificates, without giving effect to guaranty provided by Ambac) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of  Default:  Any of the events  specified  in Section 7.01.

            Excess Bankruptcy Loss: For a Loan Group with respect to any Distribution Date and any Mortgage Loan in such Loan Group as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses for such Loan Group with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount for such Loan Group, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses for such Loan Group over the then-applicable Bankruptcy Loss Amount for such Loan Group, divided by (b) the Aggregate Current Bankruptcy Losses for such Loan Group or (ii) if the Aggregate Current Bankruptcy Losses for such Loan Group with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount for such Loan Group, then zero. In addition, any Bankruptcy Loss for a Loan Group occurring with respect to a Mortgage Loan in such Loan Group on or after the applicable Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: For a Loan Group with respect to any Distribution Date and any Mortgage Loan in such Loan Group as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses for such Loan Group with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount for such Loan Group, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses for such Loan Group over the then-applicable Fraud Loss Amount for such Loan Group, divided by (b) the Aggregate Current Fraud Losses for such Loan Group, or (ii) if the Aggregate Current Fraud Losses for such Loan Group with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount for such Loan Group, then zero. In addition, any Fraud Loss for a Loan Group occurring with respect to a Mortgage Loan in such Loan Group on or after the applicable Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: For a Loan Group with respect to any Distribution Date and any Mortgage Loan in such Loan Group as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses for such Loan Group with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount for such Loan Group, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses for such Loan Group over the then-applicable Special Hazard Loss Amount for such Loan Group, divided by (b) the Aggregate Current Special Hazard Losses for such Loan Group, or (ii) if the Aggregate Current Special Hazard Losses for such Loan Group with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount for such Loan Group, then zero. In addition, any Special Hazard Loss for a Loan Group occurring with respect to a Mortgage Loan in such Loan Group on or after the applicable Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-3A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Exhibit F-3B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity   Bond:   As  defined  in  each  of  the  Servicing
Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to
Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is June 25, 2030, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended..

            Fitch: Fitch IBCA, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i) or
(ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (a) 7.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date the Fraud Loss Amount with respect to Loan Group I an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $2,503,077.04 minus the aggregate amount of Fraud Losses for Loan Group I allocated solely to the Group I-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount for Loan Group I as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Group I Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses for Loan Group I allocated solely to the Group I-B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the applicable Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount for Loan Group I shall be zero. As of any Distribution Date after the Cut-Off Date the Fraud Loss Amount with respect to Loan Group II an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $2,805,590.14 minus the aggregate amount of Fraud Losses for Loan Group II allocated solely to the Group II-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and
(Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount for Loan Group II as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Group II Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses for Loan Group II allocated solely to the Group II-B Certificates in accordance with
Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the applicable Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount for Loan Group II shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: Either of Group I or Group II.

            Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

            Group I: The Group I-A Certificates and Components and the Group I-B Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Class B Percentage: Any one of the Class I-B-1 Percentage, Class I-B-2 Percentage, Class I-B-3 Percentage, Class I-B-4 Percentage, Class I-B-5 Percentage or Class I-B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Class I-B-1 Prepayment Percentage, Class I-B-2 Prepayment Percentage, Class I-B-3 Prepayment Percentage, Class I-B-4 Prepayment Percentage, Class I-B-5 Prepayment Percentage or Class I-B-6 Prepayment Percentage.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 7.750%.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1, F-2A and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Components and Group I-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation  Profits  in  respect  of Group I Mortgage
      Loans;

            (k)   Month End  Interest  in  respect  of Group I  Mortgage
      Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Principal Balance of the Class I-A-3 Component as of the Determination Date immediately preceding such Distribution Date minus (ii) the Group I Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Group I-A Certificates and Components and the Group I Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Group I-A Certificates and Components and the Group I Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates and Components and the Group I Premium Payment on or after the applicable Cross-Over Date pursuant to Section 4.02(e). The Group I Premium Payment will be an expense of the Lower-Tier REMIC.

            Group I Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Group I Premium Payment (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Group I Premium Payment (determined without regard to clause (ii) of the definition of Group I Premium Payment).

            Group I Premium Shortfall Amount: As to any Distribution Date, any amount by which the Group I Premium Payment with respect to such Distribution Date exceeds the amount distributed to Ambac on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i).

            Group I Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Group I Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Ambac on prior Distribution Dates pursuant to Paragraph second Clause (A) of Section 4.01(a)(i).

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Prepayment Percentage.

            Group II: The Group II-A Certificates and Components and the Group II-B Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Class B Percentage: Any one of the Class I-B-1 Percentage, Class I-B-2 Percentage, Class I-B-3 Percentage, Class I-B-4 Percentage, Class I-B-5 Percentage or Class I-B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Class II-B-1 Prepayment Percentage, Class II-B-2 Prepayment Percentage, Class II-B-3 Prepayment Percentage, Class II-B-4 Prepayment Percentage, Class II-B-5 Prepayment Percentage or Class II-B-6 Prepayment Percentage.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 7.750%.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-2B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Components and Group II- B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)   Liquidation  Profits  in  respect  of  Group  II
      Mortgage Loans;

                  (k) Month End Interest in respect of Group II Mortgage Loans; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Principal Balance of the Class II-A-3 Component as of the Determination Date immediately preceding such Distribution Date minus (ii) the Group II Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Group II-A Certificates and Components and the Group II Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Group II-A Certificates and Components and the Group II Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group II-A Certificates and Components and the Group II Premium Payment on or after the applicable Cross-Over Date pursuant to Section 4.02(e). The Group II Premium Payment will be an expense of the Lower-Tier REMIC.

            Group II Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Group II Premium Payment (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Group II Premium Payment (determined without regard to clause (ii) of the definition of Group II Premium Payment).

            Group II Premium Shortfall Amount: As to any Distribution Date, any amount by which the Group II Premium Payment with respect to such Distribution Date exceeds the amount distributed to Ambac on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Group II Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Ambac on prior Distribution Dates pursuant to Paragraph second Clause (B) of Section 4.01(a)(i).

            Group II Scheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group II-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group II-A Percentage.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group II Unscheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group II-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group II-A Prepayment Percentage.

            Group I-A Certificate:  Any Class I-A-1,  Class I-A-2, Class
I-A-6,  Class  I-A-7,   Class  I-A-PO,   Class  I-A-R  or  Class  I-A-LR
Certificate.

            Group I-A Certificates and Components: Any of the Group I-A Certificates, the Class I-A-3 Component, the Class I-A-4 PO Component and the Class I-A-5 IO Component.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates and the Class I-A-3 Component (other than the Class I-A-6 and Class I-A-PO Certificates) the amount distributable to such Class of Group I-A Certificates or Component pursuant to Paragraphs first Clause
(A), second Clause (A) and third Clause (A)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-6 Certificates and the Class I-A-4 PO Component the amount distributable to such Class of Group I-A Certificates or Component pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-5 IO Component the amount distributable to such Component pursuant to Paragraphs first Clause (A) and second Clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates and Components with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or any Component of Group I, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Group I Premium Payment (determined without regard to Clause (ii) of the definition of Group I Premium Payment).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates or any Component of Group I, any amount by which the Interest Accrual Amount of such Class or Component with respect to such Distribution Date exceeds the amount distributed in respect of such Class or Component on such Distribution Date pursuant to Paragraph first Clause (A) of
Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates or any Component of Group I (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class or Component by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Certificates or any Component of Group I not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall, (iii) the Group I Premium Payment, (iv) the Group I Premium Unpaid Shortfall and (v) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group I has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan.

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Group I-A Certificates and Components pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i).

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the applicable Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2005, 100%. As to any Distribution Date subsequent to May 2005 to and including the Distribution Date in May 2006, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007 to and including the Distribution Date in May 2008, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2008 to and including the Distribution Date in May 2009, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2009, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Group I-A Certificates and Components on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in the Group I-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Group I-B Principal Balance or (b) cumulative Realized Losses on the Group I Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006 (2) 35% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, (3) 40% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including June 2007 and May 2008, (4) 45% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including June 2008 and May 2009, and (5) 50% of the Original Group I Subordinated Principal Balance, if such Distribution Date occurs during or after June 2009. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-PO Certificates, Class I-A-R Certificate, Class I-A-LR Certificate, Class I-A-3 Component and Class I-A 4 PO Component.

            Group I-B Certificate: Any Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 or Class I-B-6 Certificate.

            Group I-B Principal Balance: As of any date, an amount equal to the sum of the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance and Class I-B-6 Principal Balance.

            Group II-A Certificate: Any Class II-A-1, Class II-A-2 or Class II-A-PO Certificate.

            Group II-A Certificates and Components: Any of the Group II-A Certificates, the Class II-A-3 Component, the Class II-A-4 PO Component and the Class II-A-5 IO Component.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates and the Class II-A-3 Component (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates or Component pursuant to Paragraphs first Clause (B), second Clause (B) and third Clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-4 PO Component the amount distributable to such Component pursuant to Paragraph third Clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-5 IO Component the amount distributable to such Component pursuant to Paragraphs first Clause (B) and second Clause (B) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Paragraphs third Clause (B)(2) and fourth Clause (B) of Section 4.01(a) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group II-A Certificates and Components with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or any Component of Group II, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Group II Premium Payment (determined without regard to clause (ii) of the definition of Group II Premium Payment).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates or any Component of Group II, any amount by which the Interest Accrual Amount of such Class or Component with respect to such Distribution Date exceeds the amount distributed in respect of such Class or Component on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates or any Component of Group II (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class or Component by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Certificates or any Component of Group II not then outstanding), in each case determined as of the preceding Determination Date..

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall, (iii) the Group II Premium Payment, (iv) the Group II Premium Unpaid Shortfall and (v) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount for Loan Group II has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Group II-A Certificates and Components pursuant to Paragraph third Clause (B)(1) of Section 4.01(a).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the applicable Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2005, 100%. As to any Distribution Date subsequent to May 2005 to and including the Distribution Date in May 2006, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007 to and including the Distribution Date in May 2008, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2008 to and including the Distribution Date in May 2009, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2009, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group II-A Percentage as of any Distribution Date is greater than the Original Group II-A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group II-B Principal Balance or (b) cumulative Realized Losses on the Group II Mortgage Loans exceed (1) 30% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006 (2) 35% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, (3) 40% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2007 and May 2008, (4) 45% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2008 and May 2009, and (5) 50% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs during or after June 2009. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-PO Certificates, Class II-A-3 Component and Class II-A-4 PO Component.

            Group II-B Certificate: Any Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate.

            Group II-B Principal Balance: As of any date, an amount equal to the sum of the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance and Class II-B-6 Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Individual Class A-3 Certificate: A Class A-3 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-3, Class A-4, Class A-5, Class I-A-6, Class I-A-PO and Class II-A-PO Certificates) and any Component (other than a Class A-4 Component), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class or Component Rate for such Component and (b) the Principal Balance of such Class or Component, or in the case of a Class A-5 Component, the Class I-A-5 IO Notional Amount or Class II-A-5 IO Notional Amount, as applicable, as of the Determination Date immediately preceding such Distribution Date minus (ii) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class or Component of (x) any Non-Supported Interest Shortfall allocated to the Group I-A Certificates and Components and Group I Premium Payment or the Group II-A Certificates and Components and Group II Premium Payment, as applicable, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Group I-A Certificates and Components and Group I Premium Payment or the Group II-A Certificates and Components and Group II Premium Payment, as applicable, with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates and Components and Group I Premium Payment or the Group II-A Certificates and Components and Group II Premium Payment, as applicable, on or after the applicable Cross-Over Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-3 Certificates will equal the sum of the Interest Accrual Amounts for the Class I-A-3 Component and the Class II-A-3 Component. The Interest Accrual Amount for the Class A-5 Certificates will equal the sum of the Interest Accrual Amounts for the Class I-A-5 IO Component and the Class II-A-5 IO Component. The Class A-4, Class I-A-6, Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates of a Group, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates of such Group with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates of such Group with respect to such Distribution Date pursuant to
Section 4.02(e).

            Lehman Brothers: Lehman Brothers, Inc. or its successor in interest.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Living  Holder:   A  Beneficial   Owner  of  the  Class  A-3
Certificates other than a Deceased Holder.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Either of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier   Distribution  Amount:  As  defined  in  Section
4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the Rounding Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payment Account shall be part of the Lower-Tier REMIC.

            Master   Servicer:   Norwest   Bank   Minnesota,    National
Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Additional Collateral: The Additional Collateral, as defined in the MLCC Servicing Agreement.

            MLCC Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the MLCC Servicing Agreement.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement, dated April 1, 1998 between Merrill Lynch Credit Corporation, as Servicer and WFHM, as owner.

            MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing Agreement.

            Mortgage 100sm Pledge Agreement: As defined in the MLCC Servicing Agreement.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of May 25, 2000 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the  city,   state  and  zip  code  of  the  Mortgaged
Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3A or F-3B Mortgage Loan, the name of the
                  Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.750%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: For a Loan Group, with respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans of such Loan Group over the aggregate Compensating Interest with respect to the related Group with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the applicable Cross-Over Date, the Non-Supported Interest Shortfall for a Loan Group determined pursuant to the preceding sentence will be increased by the amount of any applicable Cross-Over Date Interest Shortfall for the related Group for such Distribution Date. Any Non-Supported Interest Shortfall for a Loan Group will be allocated to (a) the Group I-A Certificates and Components and Group I Premium Payment or the Group II-A Certificates and Component and Group II Premium Payment, as applicable, according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance for such Group and (b) the Class B Certificates of such Group according to the percentage obtained by dividing the Class B Principal Balance for such Group by the Aggregate Non-PO Principal Balance for such Group.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notice of Nonpayment: The notice to be delivered by the Trust Administrator to Ambac with respect to any Distribution Date as to which there is a Class A-3 Distribution Deficiency, which shall be in the form attached to the Policy.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates or Component of the related Group would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates of such Group with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance Class I-B-6 Principal Balance, Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance. For a Group the Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in
Section 11.06.

            Original Class I-A-5 IO Component Notional Amount: The Class I-A-5 IO Component Notional Amount as of the Cut-Off Date, as set forth in Section 11.05(b).

            Original Class II-A-5 IO Component Notional Amount: The Class II-A-5 IO Component Notional Amount as of the Cut-Off Date, as set forth in Section 11.05(b).

            Original Class A-5 Notional Amount: The Class A-5 Notional Amount as of the Cut-Off Date, as set forth in Section 11.05(b).

            Original Class I-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-2 Principal Balance, the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-1 Fractional Interest is specified in Section 11.12.

            Original Class I-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-2 Fractional Interest is specified in Section 11.13.

            Original Class I-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-4 Principal Balance, the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-3 Fractional Interest is specified in Section 11.14.

            Original Class I-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-4 Fractional Interest is specified in Section 11.15.

            Original Class I-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
I. The Original Class I-B-5 Fractional Interest is specified in Section 11.16.

            Original Class I-B-1 Principal Balance: The Class I-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-2 Principal Balance: The Class I-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-3 Principal Balance: The Class I-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-4 Principal Balance: The Class I-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-5 Principal Balance: The Class I-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-6 Principal Balance: The Class I-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-2 Principal Balance, the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-1 Fractional Interest is specified in Section 11.12.

            Original Class II-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-2 Fractional Interest is specified in Section 11.13.

            Original Class II-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-4 Principal Balance, the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-3 Fractional Interest is specified in Section 11.14.

            Original Class II-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-4 Fractional Interest is specified in Section 11.15.

            Original Class II-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
II. The Original Class II-B-5 Fractional Interest is specified in Section 11.16.

            Original Class II-B-1 Principal Balance: The Class II-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-2 Principal Balance: The Class II-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-3 Principal Balance: The Class II-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-4 Principal Balance: The Class II-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-5 Principal Balance: The Class II-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-6 Principal Balance: The Class II-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Group I Subordinated Percentage: The Group I Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07(a).

            Original Group I Subordinated Principal Balance: The aggregate of the Principal Balances of the Group I-B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group II Subordinated Percentage: The Group II Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07(b).

            Original Group II Subordinated Principal Balance: The aggregate of the Principal Balances of the Group II-B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; any of the Original Principal Balances of the Class A-3 Components as set forth in Section 11.05(a); any of the Original Principal Balances of the Class A-4 Components as set forth in Section 11.05(a); the Original Class I-B-1 Principal Balance, Original Class I-B-2 Principal Balance, Original Class I-B-3 Principal Balance, Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance, Original Class I-B-6 Principal Balance, the Original Class II-B-1 Principal Balance, Original Class II-B-2 Principal Balance, Original Class II-B-3 Principal Balance, Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance or Original Class II-B-6 Principal Balance as set forth in Section 11.11.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Merrill Lynch Credit Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent  Power(R)Guaranty   Agreement  for  Real  Estate:  As
defined in the MLCC Servicing Agreement.

            Parent Power(R)Guaranty and Security  Agreement for Security
Account:  As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial   Unscheduled   Principal  Receipt:  An  Unscheduled
Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account:  The account maintained pursuant to Section
4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class (other than the Class A-3 and Class A-5 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-3 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class A-5 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Class A-5 Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Policy:   The  irrevocable   Ambac   Insurance   Policy  No.
AB0365BE, including any endorsements thereto, issued by Ambac with respect to the Class A-3 Certificates, in the form attached hereto as Exhibit N.

            Policy Payments Account:  The account maintained pursuant to
Section 4.08(b).

            Pool Scheduled Principal Balance: Either the Group I Pool Scheduled Principal Balance or the Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                     Prepayment Shift Percentage

June 2000 through May 2005.....................                 0%
June 2005 through May 2006.....................                30%
June 2006 through May 2007.....................                40%
June 2007 through May 2008.....................                60%
June 2008 through May 2009.....................                80%
June 2009 and


            Principal Adjustment: In the event that the Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount, Class I-B-6 Optimal Principal Amount, Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount or Class II-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates or Component of a Group, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the applicable Cross-Over Date and as to any Class of Class A Certificates or Component of a Group (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class or Component less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clauses
(A)(1) and (B)(1) of Section 4.01(a)(i) and from the Rounding Account and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the applicable Cross-Over Date, each such Principal Balance of a Class of Class A Certificates or Component of a Group will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class or Component and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the applicable Cross-Over Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (A)(2) and fourth Clause
(A) of Section 4.01(a)(i) or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the applicable Cross-Over Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance, Class I-B-6 Principal Balance, the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1) or (B)(1) of
Section 4.01(a)(i), Paragraph third Clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated April 24, 2000 as supplemented by the prospectus supplement dated May 18, 2000, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are S&P and Fitch. The Rating Agency for the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator, Ambac and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of S&P and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance  Date:  As  defined  in  each  of  the  Servicing
Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The non-interest bearing trust account established with the Trust Administrator and maintained by the Trust Administrator for the benefit of the Class A-3 Certificateholders pursuant to Section 4.06. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, Merrill Lynch Credit Corporation, National City Mortgage Co., Chevy Chase Bank, F.S.B., Downey Savings & Loan Association, F.A., Brenton Mortgages, Inc., The Huntington Mortgage Company, America First Credit Union, SunTrust Mortgage, Inc., First Nationwide Mortgage Corporation, Hibernia National Bank, First Union Mortgage Corporation, HomeSide Lending, Bank of America, N.A. and First Horizon Home Loan Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift   Percentage:   As  to  any  Distribution   Date,  the
percentage indicated below:

Distribution Date Occurring In                           Shift Percentage

June 2000 through May 2005.....................                 0%
June 2005 and thereafter.......................               100%

            Similar Law: As defined in Section 5.02(c).

            Single   Certificate:   A  Certificate  of  any  Class  that
evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

            (3)   errors  in  design,   faulty   workmanship  or  faulty
                  materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, the Special Hazard Loss Amount for Loan Group I is an amount equal to $1,998,790.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Group I-B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) for Loan Group I as most recently calculated. As of any Distribution Date, the Special Hazard Loss Amount for Loan Group II is an amount equal to $2,588,710.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Group II-B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) for Loan Group II as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount for a Loan Group shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the two preceding sentences, as applicable (without giving effect to the deduction of the Special Hazard Adjustment Amount for such Loan Group for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such Loan Group for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans in such Loan Group on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in such Loan Group which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the applicable Cross-Over Date, the Special Hazard Loss Amount for such Loan Group shall be zero.

            Special Hazard Percentage: For a Loan Group as of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in such Loan Group secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans in such Loan Group as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the Rounding Account, the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be a part of the Upper-Tier REMIC or Lower-Tier REMIC.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Uncertificated Lower-Tier Interest: Any of the Class I-A-L1 Interest, the Class I-A-L2 Interest, the Class I-A-L3 Interest, the Class I-A-LPO Interest, the Class I-A-LUR Interest, the Class II-A-L1 Interest, the Class II-A-L3 Interest, the Class II-A-LPO Interest, the Class I-B-L Interest and the Class II-B-L Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class I-B-1 Unpaid Interest Shortfall, the Class I-B-2 Unpaid Interest Shortfall, the Class I-B-3 Unpaid Interest Shortfall, the Class I-B-4 Unpaid Interest Shortfall, the Class I-B-5 Unpaid Interest Shortfall, the Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, the Class II-B-2 Unpaid Interest Shortfall, the Class II-B-3 Unpaid Interest Shortfall, the Class II-B-4 Unpaid Interest Shortfall, the Class II-B-5 Unpaid Interest Shortfall and the Class II-B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier    Certificate   Account:   The   trust   account
established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of the Class A-5 Certificates will collectively be entitled to 1% of the aggregate Voting Interest represented by all Certificates and the Holders of each remaining Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group I-B Principal Balance and the Group II-B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: For a Loan Group as to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans in such Loan Group.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Ambac any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan, and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, in the states as to which the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make an assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE
                         MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i)The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i)The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

               (v)All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x)To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION
                         OF STARTUP DAY AND LATEST POSSIBLE MATURITY
                         DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-3, Class A-4, Class A-5, Class I-A-R and Class I-A-LR Certificates), the Components and the Classes of Class B Certificates as the "regular interests" and the Class I-A-R Certificate as the "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby designates the Class I-A-L1 Interest, Class I-A-L2 Interest, Class I-A-L3 interest, Class I-A-LPO Interest, Class I-A-LUR Interest, Class II-A-LI Interest, Class II-A-L3 Interest, Class II-A-LPO Interest, Class I-B-L Interest and Class II-B-L Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is June 25, 2030 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS

                        SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the MLCC Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i)Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

                   SECTION 3.02 PERMITTED WITHDRAWALS FROM THE
                                CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i)to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v)to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x)to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xii) to clear and terminate the Certificate Account pursuant to Section 9.01; and

               (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUST
                         ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE;
                         RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST
                         ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY
                         REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS,
                         MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            MLCC Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the MLCC Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING
                         AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class I-B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) (i) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts to the Classes and Components of Group I in the case of the Group I Pool Distribution Amount and to the Classes and Components of Group II in the case of the Group II Pool Distribution Amount, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows:

            first, (A) to the Group I-A Certificates and Components and to Ambac, pro rata, based upon their respective Interest Accrual Amounts and the Group I Premium Payment, respectively, in an aggregate amount up to the sum of the Group I-A Interest Accrual Amount and Group I Premium Payment with respect to such Distribution Date or (B) to the Group II-A Certificates and to Ambac, pro rata, based upon their respective Interest Accrual Amounts and the Group II Premium Payment, in an aggregate amount up to the Group II-A Interest Accrual Amount and Group II Premium Payment with respect to such Distribution Date;

            second, (A) to the Group I-A Certificates and Components and to Ambac, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and the Group I Premium Unpaid Shortfall, in an aggregate amount up to the sum of the Aggregate Group I-A Unpaid Interest Shortfall and the Group I Premium Unpaid Shortfall or (B) to the Group II-A Certificates and Components and to Ambac, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and the Group II Premium Unpaid Shortfall, in an aggregate amount up to the sum of the Aggregate Group II-A Unpaid Interest Shortfall and the Group II Premium Unpaid Shortfall;

            third, (A) concurrently, to the Group I-A Certificates and Components (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Group I-A Certificates and Components (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes and Components in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount or (B) concurrently, to the Group II-A Certificates and Components (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Group II-A Certificates and Components (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes and Components in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth Clause (A)) first to the Class I-B-6 Certificates pursuant to Paragraph twenty-second Clause (A) below, second to the Class I-B-5 Certificates pursuant to Paragraph nineteenth Clause (A) below, third to the Class I-B-4 Certificates pursuant to Paragraph sixteenth Clause (A) below, fourth to the Class I-B-3 Certificates pursuant to Paragraph thirteenth Clause (A) below, fifth to the Class I-B-2 Certificates pursuant to Paragraph tenth Clause (A) below, and sixth to the Class I-B-1 Certificates pursuant to Paragraph seventh Clause (A) below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth Clause (B)) first to the Class II-B-6 Certificates pursuant to Paragraph twenty-second Clause (B) below, second to the Class II-B-5 Certificates pursuant to Paragraph nineteenth Clause
(B) below, third to the Class II-B-4 Certificates pursuant to Paragraph sixteenth Clause (B) below, fourth to the Class II-B-3 Certificates pursuant to Paragraph thirteenth Clause (B) below, fifth to the Class II-B-2 Certificates pursuant to Paragraph tenth Clause (B) below, and sixth to the Class II-B-1 Certificates pursuant to Paragraph seventh Clause (B) below;

            fifth, (A) to the Class I-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-1 Certificates with respect to such Distribution Date or (B) to the Class II-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-1 Certificates with respect to such Distribution Date;

            sixth, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Unpaid Interest Shortfall or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Unpaid Interest Shortfall;

            seventh, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-1 Certificates pursuant to this Paragraph seventh Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-1 Certificates pursuant to this Paragraph seventh Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-1 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above;

            eighth, (A) to the Class I-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-2 Certificates with respect to such Distribution Date or (B) to the Class II-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-2 Certificates with respect to such Distribution Date;

            ninth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Unpaid Interest Shortfall or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Unpaid Interest Shortfall;

            tenth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-2 Certificates, pursuant to this Paragraph tenth Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-2 Certificates pursuant to this Paragraph tenth Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-2 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above;

            eleventh, (A) to the Class I-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-3 Certificates with respect to such Distribution Date or (B) to the Class II-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-3 Certificates with respect to such Distribution Date;

            twelfth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Unpaid Interest Shortfall (B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Unpaid Interest Shortfall;

            thirteenth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-3 Certificates pursuant to this Paragraph thirteenth Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or
(B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-3 Certificates pursuant to this Paragraph thirteenth Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-3 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above;

            fourteenth, (A) to the Class I-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-4 Certificates with respect to such Distribution Date or (B) to the Class II-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-4 Certificates with respect to such Distribution Date;

            fifteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Unpaid Interest Shortfall or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Unpaid Interest Shortfall;

            sixteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-4 Certificates pursuant to this Paragraph sixteenth Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-4 Certificates pursuant to this Paragraph sixteenth Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-4 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above;

            seventeenth, (A) to the Class I-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-5 Certificates with respect to such Distribution Date or (B)) to the Class II-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-5 Certificates with respect to such Distribution Date;

            eighteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Unpaid Interest Shortfall or (B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Unpaid Interest Shortfall;

            nineteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-5 Certificates pursuant to this Paragraph nineteenth Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or
(B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-5 Certificates pursuant to this Paragraph nineteenth Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-5 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above;

            twentieth, (A) to the Class I-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-6 Certificates with respect to such Distribution Date or (B) to the Class II-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-6 Certificates with respect to such Distribution Date;

            twenty-first, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Unpaid Interest Shortfall or (B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Unpaid Interest Shortfall;

            twenty-second, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-6 Certificates pursuant to this Paragraph twenty-second Clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth Clause (A) above or
(B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-6 Certificates pursuant to this Paragraph twenty-second Clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-6 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth Clause (B) above; and

            twenty-third, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of Class I-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Component (other than the Class I-A-R or Class I-A-LR Certificates) has been reduced to zero, such Class or Component will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Ambac will not be entitled to (i) its Group I Premium Payments and Group I Premium Unpaid Shortfalls after the Principal Balance of the Class I-A-3 Component has been reduced to zero or (ii) its Group II Premium Payments and Group II Premium Unpaid Shortfalls after the Principal Balance of the Class II-A-3 Component has been reduced to zero.

            With respect to any Distribution Date, (A) the amount of the Principal Adjustment for Group I, if any, attributable to any Group I-B Certificates will be allocated to the Classes of Group I-A Certificates and the Components of Group I (other than the Class I-A-PO Certificates) and any Class of Group I-B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances and (B) the amount of the Principal Adjustment for Group II, if any, attributable to any Group II-B Certificates will be allocated to the Classes of Group II-A Certificates and the Components of Group II (other than the Class II-A-PO Certificates) and any Class of Group II-B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest equal to the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class I-A-L1 Interest, Class I-A-L2 Interest, Class A-I-A-LUR Interest, Class II-A-L1 Interest, Class I-B-L Interest, and Class II-B-L Interest shall be 7.750% per annum. The pass-through rate for the Class I-A-L3 Interest and Class II-A-L3 Interest shall be 7.69% per annum. The Class I-A-LPO and Class II-A-LPO Interests are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) On each Distribution Date prior to the applicable Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Group I-A Certificates and Components (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

            first, concurrently, to the Class I-A-R and Class I-A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            second, commencing on the Distribution Date in June 2003, $14,290.84, concurrently, to the Class I-A-3 Component and the Class I-A-4 PO Component, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Component has been reduced to zero;

            third, to the Class I-A-7 Certificates, the lesser of (i) the Class I-A-7 Priority Amount and (ii) 98.6% of the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates and Components;

            fourth,   to  the  Class  I-A-1   Certificates,   until  the
Principal Balance thereof has been reduced to zero;

            fifth, concurrently, to the Class I-A-2 and Class I-A-6 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            sixth, concurrently, to the Class I-A-3 Component and the Class I-A-4 PO Component, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Component has been reduced to zero; and

            seventh, to the Class I-A-7 Certificates, without regard to the amount calculated pursuant to priority third for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

               (ii) On each Distribution Date prior to the applicable Cross-Over Date, the Group II-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group II-A Certificates and Components (other than the Principal Balance of the Class II-A-PO Certificates) as follows:

            first, commencing on the Distribution Date in June 2003, $16,332.40, concurrently, to the Class II-A-3 Component and the Class II-A-4 PO Component, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Component has been reduced to zero;

            second, to the Class II-A-2 Certificates, the lesser of (i) the Class II-A-2 Priority Amount and (ii) 98.6% of the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates and Components;

            third,   to  the  Class  II-A-1   Certificates,   until  the
Principal Balance thereof has been reduced to zero;

            fourth, concurrently, to the Class II-A-3 Component and the Class II-A-4 PO Component, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Component has been reduced to zero; and

            fifth, to the Class II-A-2 Certificates, without regard to the amount calculated pursuant to priority second for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the applicable Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Group I-A Certificates and Components (other than the Class I-A-PO Certificates) and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Group II-A Certificates and Components (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates of a Group are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) (i) if the Current Class I-B-1 Fractional Interest is less than the Original Class I-B-1 Fractional Interest and the Class I-B-1 Principal Balance is greater than zero, the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-1 Fractional Interest is less than the Original Class II-B-1 Fractional Interest and the Class II-B-1 Principal Balance is greater than zero, the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) (i) if the Current Class I-B-2 Fractional Interest is less than the Original Class I-B-2 Fractional Interest and the Class I-B-2 Principal Balance is greater than zero, the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-2 Fractional Interest is less than the Original Class II-B-2 Fractional Interest and the Class II-B-2 Principal Balance is greater than zero, the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) (i) if the Current Class I-B-3 Fractional Interest is less than the Original Class I-B-3 Fractional Interest and the Class I-B-3 Principal Balance is greater than zero, the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-3 Fractional Interest is less than the Original Class II-B-3 Fractional Interest and the Class II-B-3 Principal Balance is greater than zero, the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) (i) if the Current Class I-B-4 Fractional Interest is less than the Original Class I-B-4 Fractional Interest and the Class I-B-4 Principal Balance is greater than zero, the Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-4 Fractional Interest is less than the Original Class II-B-4 Fractional Interest and the Class II-B-4 Principal Balance is greater than zero, the Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) (i) if the Current Class I-B-5 Fractional Interest is less than the Original Class I-B-5 Fractional Interest and the Class I-B-5 Principal Balance is greater than zero, the Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-5 Fractional Interest is less than the Original Class II-B-5 Fractional Interest and the Class II-B-5 Principal Balance is greater than zero, the Class II-B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates of a Group entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates of such Group entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage or the Group II Class B Prepayment Percentage, as the case may be, of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class of such Group with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage or Group II Class B Percentage, as the case may be, of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Group I Class B Prepayment Percentages or the Group II Class B Prepayment Percentages, as the case may be, and the Group I Class B Percentages or the Group II Class B Percentages, as the case may be, of the remaining Classes of Class B Certificates in the related Group will be recomputed substituting for the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, and Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates of such Group to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates in the related Group eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as the case may be, and Group I Class B Percentage or Group II Class B Percentage, as the case may be, of the Class of Class B Certificates in such Group with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as applicable for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages or Group II Class B Prepayment Percentages of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, for such Distribution Date minus the sum of the Group I Class B Percentages or Group II Class B Percentages, as applicable of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage or Group II Class B Percentage, as applicable or Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as applicable.

            (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates (other than the Class A-3 and Class I-A-LR Certificates), and the Group I-B Distribution Amount or Group II-B Distribution Amount with respect to each Class of Class B Certificates (and, in the case of the Class A-3 Certificates, as provided in Section 4.07).

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R or Class I-A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-5 Certificates, the Class A-5 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses on the Group I Mortgage Loans (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to Loan Group I) occurring with respect to Group I Mortgage Loans will be allocated as follows:

            first, to the Class I-B-6 Certificates until the Class I-B-6 Principal Balance has been reduced to zero;

            second, to the Class I-B-5 Certificates until the Class I-B-5 Principal Balance has been reduced to zero;

            third, to the Class I-B-4 Certificates until the Class I-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class I-B-3 Certificates until the Class I-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class I-B-2 Certificates until the Class I-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class I-B-1 Certificates until the Class I-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Group I-A Certificates and Components (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            (ii) With respect to any Distribution Date, the principal portion of Realized Losses on the Group II Mortgage Loans (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to Loan Group II) occurring with respect to Group II Mortgage Loans will be allocated as follows:

            first, to the Class II-B-6 Certificates until the Class II-B-6 Principal Balance has been reduced to zero;

            second, to the Class II-B-5 Certificates until the Class II-B-5 Principal Balance has been reduced to zero;

            third, to the Class II-B-4 Certificates until the Class II-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class II-B-3 Certificates until the Class II-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class II-B-2 Certificates until the Class II-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class II-B-1 Certificates until the Class II-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently to the Group II-A Certificates and Components (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Component's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates and Components (other than the Class I-A-PO Certificates) or Group II-A Certificates and Components (other than the Class II-A-PO Certificates), respectively, and each Class of Group I-B Certificates or Group II-B Certificates, respectively based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates and Components or Group II-A Certificates and Components and the Principal Balance of each Class of the Group I-B Certificates or Group II-B Certificates, respectively. Any such loss allocated to the Group I-A Certificates and Components shall be allocated on the subsequent Determination Date to the outstanding Group I-A Certificates and Components (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date and any such loss allocated to the Group II-A Certificates and Components shall be allocated on the subsequent Determination Date to the outstanding Group II-A Certificates and Components (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d)   [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) the Group I-A Certificates and Components and the Group I Premium Payment or Group II-A Certificates and Components and the Group II Premium Payment, as applicable, and
(ii) the Group I-B Certificates or Group II-B Certificates, pro rata based on, in the case of Group I, (A) the Group I-A Interest Accrual Amount and Group I Premium Payment and (B) the Class B Interest Accrual Amount for such Group and in the case of Group II, (A) the Group II-A Interest Accrual Amount and Group II Premium Payment and (B) the Class B Interest Accrual Amount for such Group, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Group I-A Certificates and Components and the Group I Premium Payment will be allocated among the outstanding Group I-A Certificates and Components and the Group I Premium Payment based on each Class's or Components Group I-A Interest Percentage and, in the case of the Group I Premium Payment, the Group I Premium Percentage. Any such loss allocated to the Group II-A Certificates and Components and the Group II Premium Payment will be allocated among the outstanding Group II-A Certificates and Components and the Group II Premium Payment based on each Class's or Component's Group II-A Interest Percentage and, in the case of the Group II Premium Payment, the Group II Premium Percentage. Any such loss allocated to the Class B Certificates of a Group will be allocated among the outstanding of Classes of Class B Certificates of such Group based on their Class B Interest Percentages. In addition, after the Group I-B Principal Balance or Group II-B Principal Balance has been reduced to zero, the interest portion of Realized Losses for the related Loan Group (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses for such Loan Group) occurring with respect to any Mortgage Loan in such Loan Group will be allocated among the outstanding Group I-A Certificates and Components and the Group I Premium Payment or Group II-A Certificates and Components and the Group II Premium Payment, respectively, based on their Group I-A Interest Percentages and Group I Premium Percentage or Group II-A Interest Percentages and Group II Premium Percentage.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

               (i)hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS;
                         REPORT TO THE TRUST ADMINISTRATOR, AMBAC AND
                         THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Ambac a statement setting forth:

               (i)the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and each Component of Group I and the amount of the Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates and each Component of Group II, (c) any Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall for a Group allocated to each Class of Class A Certificates and each Component of such Group for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses for each Loan Group allocated to each Class of Certificates and Component of the related Group for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount for a Group allocated to each Class of Class B Certificates of such Group, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates of a Group after giving effect to such distribution,
      (d) the amount of any Non-Supported Interest Shortfall for a Group allocated to each Class of Class B Certificates of such Group for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses for each Group allocated to each Class of Class B Certificates of such Group for such Distribution Date;

               (v)the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates and each Component, the Group I-B Principal Balance, the Group II-B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x)the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xii) the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiii) the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount for each Group, Fraud Loss Amount for each Group and Bankruptcy Loss Amount for each Group as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Group I-B Certificates or Group II-B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Group I-B Certificates or Group II-B Certificates has been reduced as a result of Realized Losses with respect to the Mortgage Loans in the related Loan Group allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation for each Loan Group has been reduced by the Prepayment Interest Shortfall for such Loan Group for the related Distribution Date;

               (xxiii) in the case of the Class A-5 Certificates, the Class I-A-5 IO Component Notional Amount and the Class II-A-5 IO Notional Amount, if any;

               (xxiv) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any;

               (xxv) in the case of the Class A-3 Certificates, (a) the Class A-3 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any, in respect of the Class A-3 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-3 Certificates;

               (xxvi) in the case of the Class A-3 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

               (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Group I-B Distribution Amount and Group II-B distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Ambac. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL
                         REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 RESERVE FUND.

            (a) A separate Reserve Fund shall be established on the Closing Date for the Class A-3 Certificates. The Reserve Fund shall be maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $3,000.00.

            With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-3 Certificates, pro rata, based on Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Principal Balance of the Class A-3 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Lehman Brothers at the address provided by it to the Trust Administrator.

            (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Lehman Brothers, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either REMIC.

            SECTION 4.07 DISTRIBUTIONS IN REDUCTION OF THE CLASS
                         A-3 CERTIFICATES.

            Distributions in reduction of the Principal Balance of the Class A-3 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause
(f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-3 Certificates are made, such distributions will be made with respect to such Class in the following priority:

               (i)any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

               (ii)     any  request  by  a  Living   Holder,   but  not
      exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-3 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balance of Class A-3 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-3 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balance of the Class A-3 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-3 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-3 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-3 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-3 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balance of the Class A-3 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the sum of (x) the Group I-A Non-PO Principal Distribution Amount allocable to the Class I-A-3 Component pursuant to Section 4.01(b) and
(y) the Group II-A Non-PO Principal Distribution Amount allocable to the Class II-A-3 Component pursuant to Section 4.01(b), plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in
Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Group I-A Non-PO Principal Distribution Amount and the Group II-A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class I-A-3 and Class II-A-3 Components on any Distribution Date plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition thereof (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to
Section 4.07(e)) exceeds the aggregate principal balance of Class A-3 Certificates with respect to which distribution requests, as set forth above, have been received, distributions in reduction of the Principal Balance of the Class A-3 Certificates will be made by mandatory distribution pursuant to
Section 4.07(d).

            (b) A Class A-3 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-3 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-3 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-3 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-3 Certificates greater than the number of Individual Class A-3 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-3 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-3 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-3 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-3 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balance of the Class A-3 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-3 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-3 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-3 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-3 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Ambac or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-3 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class A-3 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class A-3 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class A-3 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class A-3 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-3 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class A-3 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-3 Certificates would not be reduced to zero, the Individual Class A-3 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-3 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class A-3 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-3 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-3 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balance of Class A-3 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-3 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-3 Certificates. Rounding of such distribution on the Class A-3 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-3 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-3 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-3 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-3 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-3 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class A-3 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class A-3 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Ambac's failure to make a payment with respect to a Class A-3 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-3 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-3 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-3 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class A-3 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-3 Certificates, with the provisions of this Section 4.07.

            SECTION 4.08 POLICY MATTERS.

            (a) If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-3 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-3 Distribution Deficiency and shall give notice to Ambac by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-3 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-3 Certificates of the Class A-3 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-3 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-3 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-3 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-3 Certificates and Ambac pursuant to
Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-3 Certificates equal to the Class A-3 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-3 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-3 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-3 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Ambac, pursuant to the instructions of Ambac, by the end of such Business Day.

            (c) The Trust Administrator shall keep a complete and accurate record of the Class A-3 Interest Loss Amount, the Class A-3 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-3 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Ambac shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

            (d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-3 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Ambac and shall comply with the provisions of the applicable Policy to obtain payment by Ambac of such avoided distribution, and shall, at the time it provides notice to Ambac, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to Ambac its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-3 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trust Administrator or any Class A-3 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Ambac).

            (e) The Trust Administrator shall promptly notify Ambac of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-3 Certificates as to which it has actual knowledge. Each Holder of a Class A-3 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Ambac (so long as no Ambac Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Ambac shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trust Administrator acknowledges, and each Holder of a Class A-3 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Ambac, Ambac shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Group I-A Unpaid Interest Shortfalls, Group II-A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-3 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-3 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Ambac to the extent of Ambac's interest with respect to amounts paid.

            (g) The Master Servicer shall designate an Ambac Contact Person who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans. The initial Ambac Contact Person is appointed in
Section 11.23.

            (h) The Trust Administrator shall surrender the Policy to Ambac for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            (i) The Trust Administrator upon receipt from the Master Servicer shall send to Ambac the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

            SECTION 4.09 CALCULATION OF AMOUNTS; BINDING EFFECT OF
                         INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-5, Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-5, Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-6, A-I-A-7, A-I-A-R, A-I-A-LR, A-I-A-PO, A-II-A-1, A-II-A-2, A-II-A-PO, A-A-3,
A-A-4, A-A-5, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6, II-B-1, II-B-2, II-B-3,
II-B-4, II-B-5, II-B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i)the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v)the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 or Class II-B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as such owner of such Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated between Group I and Group II, pro rata, and within each Group in reduction of distributions on the Class A Certificates and Components and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Ambac. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i)any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v)the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i)Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

               (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

               (i)Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

               (v)Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN
CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be ,may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i)all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class I-A-1, Class I-A-2, Class I-A-6, Class I-A-7, Class I-A-PO, Class I-A-R, Class II-A-1, Class II-A-2, Class II-A-PO Certificates and each Class A-3, Class A-4 and Class A-5 Component and the Class I-B-l, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-l, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class I-A-L1, Class I-A-L2, Class I-A-L3, Class I-A-LPO, Class I-A-LUR, Class II-A-L1, Class II-A-L3, Class II-A-LPO, Class I-B-L, Class II-B-L Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and the Lower-Tier REMIC are to sign the tax returns referred to in clause
(i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or the Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i)The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect to amendments affecting the rights or obligations of Ambac, with the consent of Ambac, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac).

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Ambac (only with respect to amendments affecting the rights or obligations of Ambac) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Ambac; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (iv) in the case of Ambac, to Ambac Corporation, 1 State Street Plaza, New York, New York, 10004, Attention: Structured Finance Department; Confirmation:
212-668-0340; Telecopy: 212-363-1459 (in each case in which notice or other communication to Ambac refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES AND AMBAC.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events of which it has notice:

               (i)any  amendment to this  Agreement  pursuant to Section
      10.01(a);

               (ii)     any   sale   or   transfer   of  the   Class   B
      Certificates pursuant to Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

            (v) the occurrence of any of the Events of Default described in Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii)   the  making  of  a  final  payment  pursuant  to
      Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events:

               (i)the  appointment  of a  Custodian  pursuant to Section
      2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The  Master  Servicer  shall  deliver  to each  Rating
Agency and Ambac:

               (i)reports prepared pursuant to Section 3.05; and

               (ii)     statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 Recharacterization. -

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is May 1, 2000.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The   Cut-Off   Date   Aggregate    Principal   Balance   is
$265,433,658.62.

            SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 95.68815397%.

            SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 96.89415796%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE

                        CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original

                       Class                Principal Balance
                       -----                -----------------
              Class I-A-1                  $ 77,663,000.00
              Class I-A-2                  $  5,909,375.00
              Class I-A-6                  $    190,625.00
              Class I-A-7                  $ 20,000,000.00
              Class I-A-PO                 $  1,780,126.79
              Class I-A-R                  $        100.00
              Class I-A-LR                 $        100.00
              Class II-A-1                 $ 92,664,600.00
              Class II-A-2                 $ 22,300,000.00
              Class II-A-PO                $  4,774,217.19
              Class A-3                    $ 30,000,000.00
              Class A-4                    $    623,240.00

            SECTION 11.05(A) ORIGINAL PRINCIPAL BALANCES OF THE CLASS A-3 AND CLASS A-4 COMPONENTS

            The Original Class I-A-3 Component Principal Balance is $14,000,000.00.

            The Original Class II-A-3 Component Principal Balance is $16,000,000.00.

            The Original Class I-A-4 PO Component Principal Balance is $290,840.00.

            The Original Class II-A-4 PO Component Principal Balance is $332,400.00.

            SECTION 11.05(B) ORIGINAL CLASS A-5 NOTIONAL AMOUNT, ORIGINAL CLASS I-A-5 IO COMPONENT NOTIONAL AMOUNT AND ORIGINAL CLASS II-A-5 IO COMPONENT NOTIONAL AMOUNT.

            The Original Class A-5 Notional Amount is $30,000,000.00.

            The Original Class I-A-5 IO Component Notional Amount is $14,000,000.00.

            The Original Class II-A-5 IO Component Notional Amount is $16,000,000.00.

            SECTION 11.06 (A) ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP I.

            The Original  Aggregate Non-PO Principal Balance for Group I
               is $123,373,725.07.

            (B)   ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP II.

            The Original Aggregate Non-PO Principal Balance for Group II is $135,505,589.57.

            SECTION 11.07 (A) ORIGINAL GROUP I SUBORDINATED PERCENTAGE.

            The Original Group I Subordinated Percentage is 4.31184603%.

            (B)   ORIGINAL GROUP II SUBORDINATED PERCENTAGE.

            The   Original   Group   II   Subordinated   Percentage   is
3.10584204%.

            SECTION 11.08 (A) ORIGINAL GROUP I-B PRINCIPAL BALANCE.

            The Original Group I-B Principal Balance is $5,319,685.07.

            (B)   ORIGINAL GROUP II-B PRINCIPAL BALANCE.

            The Original Group II-B Principal Balance is $4,208,589.57.

            SECTION 11.09 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The  Original  Group I  Subordinated  Principal  Balance  is
$5,319,685.07.

            SECTION 11.10 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The  Original  Group II  Subordinated  Principal  Balance is
$4,208,589.57.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                        Original

            Class                       Principal Balance
            -----                       -----------------
              Class I-B-1                  $  2,315,000.00
              Class I-B-2                  $  1,127,000.00
              Class I-B-3                  $    688,000.00
              Class I-B-4                  $    438,000.00
              Class I-B-5                  $    313,000.00
              Class I-B-6                  $    438,685.07
              Class II-B-1                 $  2,384,000.00
              Class II-B-2                 $    631,000.00
              Class II-B-3                 $    421,000.00
              Class II-B-4                 $    351,000.00
              Class II-B-5                 $    210,000.00
              Class II-B-6                 $    211,589.57

            SECTION 11.12 (A) ORIGINAL CLASS I-B-1 FRACTIONAL INTEREST.

            The Original Class I-B-1 Fractional Interest is 2.43543353%.

            (B)   ORIGINAL CLASS II-B-1 FRACTIONAL INTEREST.

            The   Original   Class   II-B-1   Fractional   Interest   is
1.34650502%.

            SECTION 11.13 (A) ORIGINAL CLASS I-B-2 FRACTIONAL INTEREST.

            The Original Class I-B-2 Fractional Interest is 1.52194891%.

            (B)   ORIGINAL CLASS II-B-2 FRACTIONAL INTEREST.

            The   Original   Class   II-B-2   Fractional   Interest   is
0.88084157%.

            SECTION 11.14 (A) ORIGINAL CLASS I-B-3 FRACTIONAL INTEREST.

            The Original Class I-B-3 Fractional Interest is 0.96429370%.

            (B)   ORIGINAL CLASS II-B-3 FRACTIONAL INTEREST.

            The   Original   Class   II-B-3   Fractional   Interest   is
0.57015328%.

            SECTION 11.15 (A) ORIGINAL CLASS I-B-4 FRACTIONAL INTEREST.

            The Original Class I-B-4 Fractional Interest is 0.60927484%.

            (B)   ORIGINAL CLASS II-B-4 FRACTIONAL INTEREST.

            The   Original   Class   II-B-4   Fractional   Interest   is
0.31112337%.

            SECTION 11.16 (A) ORIGINAL CLASS I-B-5 FRACTIONAL INTEREST.

            The Original Class I-B-5 Fractional Interest is 0.35557414%.

            (B)   ORIGINAL CLASS II-B-5 FRACTIONAL INTEREST.

            The   Original   Class   II-B-5   Fractional   Interest   is
0.15614822%.

            SECTION 11.17     CLOSING DATE.

            The Closing Date is May 25, 2000.

            SECTION 11.18 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $26,543,365.86 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class A-5, Class I-A-R and Class I-A-LR Certificates) and the Class B Certificates (other than the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-5 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class I-A-R, Class I-A-LR, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are not eligible for wire transfer.

            SECTION 11.20 SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class I-A-6, Class I-A-7, Class I-A-PO, Class II-A-1, Class II-A-2, Class II-A-PO, Class A-4 and Class A-5 Certificates and each Class of Class B Certificates (other than the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class I-A-2 and Class A-3 Certificates represents a $1,000.00 Denomination. A Single Certificate for the Class A-5 Certificates represents a $30,000,000.00 Denomination. A Single Certificate for the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates represents a Denomination equal to the Original Principal Balance for such Class. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $100 Denomination.

            SECTION 11.21 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            SECTION 11.23 AMBAC CONTACT PERSON.

            The Initial Ambac Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION

                                            as Seller

                                       By:______________________________________
                                            Name:  Alan S. McKenney
                                            Title:    Vice President


                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                            as Master Servicer

                                       By:______________________________________
                                            Name:  Nancy E. Burgess
                                            Title:    Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator

                                      By:_______________________________________
                                            Name:
                                            Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                             as Trustee

                                       By:______________________________________
                                            Name
                                            Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 25th day of May, 2000, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 25th day of May, 2000, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this 25th day of May, 2000, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 25th day of May, 2000, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 25th day of May, 2000, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

               Wells Fargo Asset Securities Corporation,
           Mortgage Pass-Through Certificates, Series 2000-2
            Applicable Unscheduled Principal Receipt Period

                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts

WFHM (Exhibits F-1)                          Prior Month               Prior Month
WFHM (Exhibits F-2A and F-2B)                 Mid-Month                 Mid-Month
America First Credit Union                    Mid-Month                Prior Month
Chevy Chase Savings Bank, F.S.B.              Mid-Month                Prior Month
Downey Savings & Loan Association,            Mid-Month                Prior Month
   F.A.

Brenton Mortgages, Inc.                       Mid-Month                Prior Month
SunTrust Mortgage, Inc.                       Mid-Month                Prior Month
The Huntington Mortgage Company               Mid-Month                Prior Month
HomeSide Lending                             Prior Month               Prior Month
National City Mortgage Company                Mid-Month                Prior Month
First Horizon Home Loan Corporation           Mid-Month                Prior Month
First Nationwide Mortgage Corporation        Mid- Month                Prior Month
Hibernia National Bank                       Mid- Month                Prior Month
First Union Mortgage Corporation             Mid- Month                Prior Month
Bank of America, N.A.                        Prior Month               Prior Month
Merrill Lynch Credit Corporation             Prior Month               Prior Month


                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 98.61042%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.38958333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.23%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 93.78333%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.21666667% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.04%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-6
                    [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The Class I-A-6 Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, at an issue price of 62.43750% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.56250000% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.43%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-7
                    [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 95.73542%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.26458333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.40%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations,

                                     sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, at an issue price of 57.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 42.50000000% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.98%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT I-A-LR
                   [Form of Face of Class I-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                       MORTGAGE PASS-THROUGH CERTIFICATE

                          SERIES 1999-24, CLASS I-A-LR

                   evidencing an interest in a pool of fixed
                   interest rate, conventional, monthly pay,
                     fully amortizing, first lien, one- to
               four-family residential mortgage loans, which may
                   include loans secured by shares issued by
                   cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: May 1, 2000

CUSIP No.: 94975W                        First Distribution Date: June 26,
2000

Percentage Interest evidenced            Denomination: $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: June 25, 2030

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group I-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer

Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group II-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                EXHIBIT A-II-A-2
                   [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group II-A Certificates and Components in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-2 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 95.78230%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.21770333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.39%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                          SERIES 2000-2, CLASS II-A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, at an issue price of 63.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.00000000% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.47%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT A-A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 2000-2, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate as of the    Final Scheduled Maturity Date:  June 25, 2030
Cut-Off Date:   %

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-3 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-3 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Ambac fails to make a required payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Group II-A Certificates (or their Components) in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-3 Certificates consist of two components (each, a "Component" and individually, the "Class I-A-3 Component" and the "Class II-A-3 Component"). The amount of interest which accrues on the Class A-3 Certificates in any month will equal the sum of the interest which accrues on the Class A-3 Components. The component rate (the "Component Rate") on each of the Class A-3 Components will be 7.850% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance of such Component. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            The Class A-3 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT A-A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 2000-2, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and Group II-A Distribution Amount for the Class A-4 Components required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Class of A Certificates (or their Components) in accordance with the provisions of the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-4 Certificates consist of two components (each, a "Component" and individually, the Class I-A-4 PO Component" and the "Class II-A-4 PO Component"). The Class A-4 Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, at an issue price of 42.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 58.00000000% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.77%. There is not short first accrual period.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT A-A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 2000-2, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $___(Initial Class A-5 Notional Amount)

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and Group II-A Distribution Amount for the Class A-5 Components required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-5 Certificates are not entitled to distributions in respect of principal. For the purposes of determining distributions of interest, the Class A-5 Certificates consist of two components (each, a "Component" and individually, the "Class I-A-5 IO Component" and the "Class II-A-5 IO Component"). The amount of interest which accrues on the Class A-5 Certificates in any month will equal the sum of the interest which accrues on the Class A-5 Components. The component rate (the "Component Rate") on each of the Class A-5 Components will be 0.001% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding notional amount of such Component. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, at an issue price of 0.00993% of the initial Class A-5 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-5 Notional Amount is approximately 0.00592927% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.94%. There is not short first accrual period.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-1
                    [FORM OF FACE OF CLASS I-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS AND AMBAC AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components and Ambac as specified in the Agreement, any Class I-B-1 Distribution Amount required to be distributed to Holders of the Class I-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-1 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 95.23542%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.76458333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.44%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-2
                    [FORM OF FACE OF CLASS I-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS AND AMBAC AND THE CLASS I-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-2

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components, Ambac and each Class of Class B Certificates of Group I bearing a lower numerical designation as specified in the Agreement, any Class I-B-2 Distribution Amount required to be distributed to Holders of the Class I-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-2 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 94.28230%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.71770333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.58%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-3
                    [FORM OF FACE OF CLASS I-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS I-B-1 CERTIFICATES AND THE CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components, Ambac and each Class of Class B Certificates of Group I bearing a lower numerical designation as specified in the Agreement, any Class I-B-3 Distribution Amount required to be distributed to Holders of the Class I-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-3 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 90.51667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.48333333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.17%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-4
                    [FORM OF FACE OF CLASS I-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES AND THE CLASS I-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components, Ambac and each Class of Class B Certificates of Gorup I bearing a lower numerical designation as specified in the Agreement, any Class I-B-4 Distribution Amount required to be distributed to Holders of the Class I-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-4 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 77.62605%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately
22.37395333 and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.51%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-5
                    [FORM OF FACE OF CLASS I-B-5 CERTIFICATE]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES AND THE CLASS I-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components, Ambac and each Class of Class B Certificates of Group I bearing a lower numerical designation as specified in the Agreement, any Class I-B-5 Distribution Amount required to be distributed to Holders of the Class I-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-5 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 56.01667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.98333333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.11%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                  EXHIBIT I-B-6
                    [FORM OF FACE OF CLASS I-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES, THE CLASS I-B-4 CERTIFICATES AND THE CLASS I-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS I-B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and Components, Ambac and each Class of Class B Certificates of Group I bearing a lower numerical designation as specified in the Agreement, any Class I-B-6 Distribution Amount required to be distributed to Holders of the Class I-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-6 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class I-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 19.51667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.48333333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 46.31%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-1
                   [FORM OF FACE OF CLASS II-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS AND AMBAC AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components and Ambac as specified in the Agreement, any Class II-B-1 Distribution Amount required to be distributed to Holders of the Class II-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-1 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 95.64167%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.35833333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.38%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-2
                   [FORM OF FACE OF CLASS II-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS, AMBAC AND THE CLASS II-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-2

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components, Ambac and each Class of Class B Certificates of Group II bearing a lower numerical designation as specified in the Agreement, any Class II-B-2 Distribution Amount required to be distributed to Holders of the Class II-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-2 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 94.67292%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.32708333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.53%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-3
                   [FORM OF FACE OF CLASS II-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS II-B-1 CERTIFICATES AND THE CLASS II-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components, Ambac and each Class of Class B Certificates of Group II bearing a lower numerical designation as specified in the Agreement, any Class II-B-3 Distribution Amount required to be distributed to Holders of the Class II-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-3 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 90.95417%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.04583333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.11%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-4
                   [FORM OF FACE OF CLASS II-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES AND THE CLASS II-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components, Ambac and each Class of Class B Certificates of Group II bearing a lower numerical designation as specified in the Agreement, any Class II-B-4 Distribution Amount required to be distributed to Holders of the Class II-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-4 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Truste, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 77.54792%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 22.45208333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.54%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-5
                   [FORM OF FACE OF CLASS II-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES AND THE CLASS II-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components, Ambac and each Class of Class B Certificates of Group II bearing a lower numerical designation as specified in the Agreement, any Class II-B-5 Distribution Amount required to be distributed to Holders of the Class II-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-5 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 56.34480%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.65520333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.05%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                 EXHIBIT II-B-6
                   [FORM OF FACE OF CLASS II-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-A CERTIFICATES AND COMPONENTS, AMBAC, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES, THE CLASS II-B-4 CERTIFICATES AND THE CLASS II-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2000-2, CLASS II-B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-

      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2000

CUSIP No.:  94975W               First Distribution Date:  June 26, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  June 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and Components, Ambac and each Class of Class B Certificates of Group II bearing a lower numerical designation as specified in the Agreement, any Class II-B-6 Distribution Amount required to be distributed to Holders of the Class II-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-6 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class II-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on May 25, 2000, and based on its issue price of 19.51667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated May 18, 2000 with respect to the offering of the Class A Certificates and Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.48333333% and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 46.59%. There is not short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:___________________________________________________________________________
   Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2000-2 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES 2000-2

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

Social Security or other Identifying Number of Assignee:

Dated:



                                         -----------------------------------
                                        Signature by or on behalf of assignor



                                         -----------------------------------
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,        in        immediately        available        funds       to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
----------------------------------------------------------------.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

P&S Exhibitstmp vs. P&S Exhibitstmp

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H T H A T
                         - - - - - - - - - - - - - -


            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of May 25, 2000 relating to the issuance of Mortgage Pass-Through Certificates, Series 2000-2 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1 Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5 Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way

Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                ------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                        --------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                       ---------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association

                                       ---------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

                                   EXHIBIT F-1

       [Schedule of Group I Mortgage Loans Serviced by WFHM from locations other than Frederick, Maryland]



WFMBS
WFHMI / 2000-02  Exhibit F-1A (Group I)
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)       (ii)                               (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
--------  -------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  -------------
                                                                 NET                                       CUT-OFF
MORTGAGE                                               MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                  ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                 STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------  -------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  -------------
7529439   EDMOND               OK     73003  SFD         7.875     7.608   $1,845.30     360    1-Jan-30   $  253,792.51
7703111   HARVEY               LA     70058  SFD         8.375     7.750   $1,934.38     360    1-Feb-30   $  254,022.13
7781245   LITTLE ROCK          AR     72212  SFD         7.375     7.108   $1,757.77     360    1-Mar-30   $  254,111.49
7931714   COON RAPIDS          MN     55448  SFD         7.625     7.358   $1,801.33     360    1-Dec-29   $  253,567.26
7994388   TEGA CAY             SC     29715  SFD         7.125     6.858   $1,714.61     360    1-Jan-30   $  253,678.66
8002873   BELLAIRE             TX     77401  SFD         7.500     7.233   $1,779.50     360    1-Dec-29   $  253,543.75
8003013   BRECKENRIDGE         CO     80424  PUD         7.875     7.608   $1,845.30     360    1-Dec-29   $  249,546.65
8003107   POTOMAC              MD     20854  SFD         7.750     7.483   $1,823.27     360    1-Jan-30   $  253,774.52
8004658   STOCKTON             CA     95219  SFD         7.875     7.608   $1,845.30     360    1-Feb-30   $  253,971.06
8005007   SANTA FE             NM     87501  SFD         7.625     7.358   $1,801.33     360    1-Dec-29   $  253,567.26

                                                                                                           $2,533,575.29

(i)       (x)    (xi)      (xii)      (xiii)   (xv)     (xvi)
--------  -----  --------  ---------  -------  -------  --------

MORTGAGE                   MORTGAGE            MASTER   FIXED
LOAN                       INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY   CODE       FEE      FEE      YIELD
--------  -----  --------  ---------  -------  -------  --------
7529439   68.80                        0.25     0.017    0.000
7703111   86.27                 33     0.25     0.017    0.358
7781245   79.46                        0.25     0.017    0.000
7931714   79.04                        0.25     0.017    0.000
7994388   77.12                        0.25     0.017    0.000
8002873   75.97                        0.25     0.017    0.000
8003013   43.88                        0.25     0.017    0.000
8003107   78.31                        0.25     0.017    0.000
8004658   76.08                        0.25     0.017    0.000
8005007   34.16                        0.25     0.017    0.000


COUNT:            10
WAC:     7.699797776
WAM:     356.0023647
WALTV:   69.95712826

                                  EXHIBIT F-2A

 [Schedule of Group I Mortgage Loans Serviced by WFHM in Frederick, Maryland]

WFMBS
WFHMI / 2000-02  Exhibit F-2A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                   (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  -----------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
                                                                     NET                                        CUT-OFF
MORTGAGE                                                   MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                     STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  -----------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
4919030   FREEHOLD                 NJ     07728  SFD          8.875    7.750   $ 2,448.44       360  1-Apr-30   $   307,557.48
4988717   RENO                     NV     89511  SFD          8.750    7.750   $ 5,858.76       350  1-Apr-29   $   738,601.07
5057925   VICTORVILLE              CA     92392  SFD          8.000    7.733   $ 2,565.80       353  1-Jul-29   $   347,257.67
5061712   HUDSON                   WI     54016  SFD          8.625    7.750   $ 2,488.93       360  1-Mar-30   $   319,620.78
5079662   AVON                     IN     46123  SFD          8.750    7.750   $ 2,596.12       360  1-Apr-30   $   329,810.13
5082876   ANGLETON                 TX     77515  SFD          8.500    7.750   $ 2,199.10       360  1-May-30   $   286,000.00
5092384   RESCUE                   CA     95672  SFD          8.375    7.750   $ 2,809.23       360  1-Aug-29   $   367,252.12
5096937   SPRING                   TX     77388  SFD          8.750    7.750   $ 3,334.04       360  1-Apr-30   $   423,556.17
5112188   THORNWOOD                NY     10594  SFD          8.250    7.750   $ 2,824.77       360  1-May-30   $   376,000.00
5113134   BEAUMONT                 TX     77706  SFD          8.375    7.750   $ 2,188.25       360  1-Apr-30   $   287,721.06
5126741   AUSTIN                   TX     78727  SFD          7.500    7.233   $ 1,258.59       360  1-Jan-30   $   178,228.73
5130699   KNOXVILLE                TN     37922  SFD          8.250    7.750   $ 3,325.18       351  1-May-29   $   439,093.26
5134096   LITTLE NECK              NY     11362  SFD          8.875    7.750   $ 3,182.58       360  1-Apr-30   $   399,775.75
5139894   MILLBURN                 NJ     07041  SFD          8.000    7.733   $ 1,849.09       360  1-Mar-30   $   251,660.69
5146889   PONTE VEDRA              FL     32082  SFD          8.250    7.750   $ 2,614.41       360  1-Apr-30   $   347,778.09
5148496   HOPKINTON                MA     01748  SFD          8.500    7.750   $ 3,437.05       360  1-May-30   $   447,000.00
5149094   NEW YORK                 NY     10024  COP          8.375    7.750   $ 2,223.22       360  1-Apr-30   $   292,318.19
5149685   PIERMONT                 NY     10968  SFD          8.250    7.750   $ 2,584.36       360  1-May-30   $   344,000.00
5150545   IRVINE                   CA     92612  SFD          8.625    7.750   $ 2,770.88       360  1-Apr-30   $   356,039.67
5150759   FORT WORTH               TX     76132  SFD          8.500    7.750   $ 5,426.61       360  1-Apr-30   $   705,322.45
5150881   BALLWIN                  MO     63011  SFD          8.500    7.750   $ 2,691.20       360  1-Apr-30   $   349,787.97
5150985   WYCKOFF                  NJ     07481  SFD          8.875    7.750   $ 2,148.25       360  1-May-30   $   270,000.00
5152396   ROCHESTER HILLS          MI     48306  SFD          8.875    7.750   $ 2,036.86       360  1-Mar-30   $   255,711.89
5154291   GREENWICH                CT     06830  SFD          8.125    7.750   $ 4,826.24       360  1-Apr-30   $   649,574.80
5154939   UNIVERSITY CITY          MO     63130  SFD          8.750    7.750   $ 2,053.29       360  1-May-30   $   261,000.00
5155297   RANDOLPH                 NJ     07869  SFD          8.625    7.750   $ 3,080.05       360  1-Apr-30   $   395,766.20
5155522   WOODSTOCK                NY     12498  SFD          8.750    7.750   $ 6,287.31       360  1-Apr-30   $   798,740.19
5155526   SAN JOSE                 CA     95138  SFD          8.750    7.750   $ 7,202.25       360  1-Apr-30   $   914,973.27
5157575   STATEN ISLAND            NY     10304  SFD          8.750    7.750   $ 2,391.57       360  1-May-30   $   304,000.00
5158048   SAVAGE                   MN     55378  SFD          8.625    7.750   $ 3,111.16       360  1-Apr-30   $   399,763.84
5158898   VILLA HILLS              KY     41017  SFD          8.500    7.750   $ 2,537.42       360  1-Apr-30   $   329,800.08
5158970   WESTHAMPTON              NY     11977  SFD          8.625    7.750   $ 1,304.71       360  1-May-30   $   167,745.00
5158981   HEREFORD                 MD     21111  SFD          8.500    7.750   $ 2,675.82       360  1-Apr-30   $   347,789.18
5159158   WASHINGTON CROSSING      PA     18977  SFD          8.625    7.750   $ 2,194.54       360  1-Apr-30   $   281,983.41
5159245   WESTON                   FL     33327  PUD          8.000    7.733   $ 3,668.82       360  1-Mar-30   $   499,326.80
5159307   OCEANSIDE                NY     11572  SFD          8.500    7.750   $ 1,114.92       360  1-Apr-30   $   144,912.16
5159353   TRUMBULL                 CT     06611  SFD          8.375    7.750   $ 2,204.21       360  1-Apr-30   $   289,819.75
5160036   PARKER                   CO     80138  SFD          8.250    7.750   $ 2,441.62       360  1-Mar-30   $   324,584.09
5160719   KNOXVILLE                TN     37922  SFD          8.625    7.750   $ 2,613.38       360  1-Mar-30   $   335,601.81
5161896   MISSION VIEJO            CA     92692  SFD          9.375    7.750   $ 2,453.67       360  1-Mar-30   $   294,607.85
5162421   SANTA CLARITA            CA     91351  SFD          8.500    7.750   $ 2,960.32       360  1-Apr-30   $   384,766.76
5162591   EAST NORTHPORT           NY     11731  SFD          9.125    7.750   $ 2,284.68       360  1-Apr-30   $   280,650.57
5163917   KNOXVILLE                TN     37919  SFD          8.500    7.750   $ 7,689.14       360  1-Apr-30   $   999,394.19
5163948   BOYNTON BEACH            FL     33436  SFD          8.875    7.750   $   892.71       360  1-Apr-30   $   112,137.11
5164096   PILOT POINT              TX     76258  SFD          8.500    7.750   $ 3,077.97       360  1-Mar-30   $   399,813.26
5164128   LINCOLN                  VA     20160  SFD          8.125    7.750   $ 2,672.99       360  1-Apr-30   $   359,764.51
5164555   SUMMERFIELD              NC     27358  SFD          8.875    7.750   $ 2,571.53       360  1-Mar-30   $   322,836.27
5164834   LARCHMONT                NY     10538  SFD          8.750    7.750   $ 3,014.64       360  1-May-30   $   383,200.00
5165191   SOUTH ORANGE             NJ     07079  SFD          8.750    7.750   $ 3,644.00       360  1-May-30   $   463,200.00
5165887   WASHINGTON               CT     06793  SFD          8.875    7.750   $ 2,283.50       360  1-Apr-30   $   286,839.10
5166300   HAVERTOWN                PA     19083  SFD          8.625    7.750   $ 2,224.48       360  1-Mar-30   $   285,661.08
5167372   BROOKLYN                 NY     11231  HCO          8.375    7.750   $ 2,128.21       360  1-Apr-30   $   279,825.96
5706290   VENTURA                  CA     93003  SFD          8.250    7.750   $ 3,936.64       360  1-Apr-30   $   523,665.86
5706698   CONCORD                  MA     01742  SFD          8.125    7.750   $ 2,969.99       360  1-May-30   $   400,000.00
5707157   MURIETTA                 CA     92693  SFD          9.250    7.750   $ 3,208.44       360  1-Mar-30   $   389,594.06
5707378   PARK CITY                UT     84060  LCO          8.875    7.750   $ 3,023.45       360  1-Apr-30   $   379,786.97
5707520   SEATTLE                  WA     98136  SFD          8.125    7.750   $ 3,240.26       360  1-Apr-30   $   436,114.53
5707679   BELLE MEAD               NJ     08502  SFD          8.500    7.750   $ 3,537.01       360  1-May-30   $   460,000.00
5707735   ATLANTA                  GA     30350  SFD          8.500    7.750   $ 2,454.38       360  1-Mar-30   $   318,811.87
5707980   PINNACLE                 NC     27043  SFD          8.875    7.750   $ 2,255.66       360  1-Mar-30   $   282,968.20
5708331   HUGO                     MN     55038  SFD          8.625    7.750   $ 3,758.70       349  1-Mar-29   $   479,067.23
5708349   MANTORVILLE              MN     55955  SFD          8.625    7.750   $ 2,963.38       360  1-Apr-30   $   380,775.06
5708572   MIDWEST CITY             OK     73130  SFD          8.625    7.750   $ 2,333.37       360  1-Mar-30   $   298,390.26
5709269   DENVER                   CO     80211  SFD          8.750    7.750   $ 2,761.32       360  1-Apr-30   $   350,798.06
5709815   TAMPA                    FL     33626  SFD          8.500    7.750   $ 2,324.31       348  1-Mar-29   $   299,599.97
5709962   COLLIERVILLE             TN     38017  SFD          8.750    7.750   $ 3,304.15       360  1-Apr-30   $   419,758.35
5710085   PONTE VEDRA BEACH        FL     32082  SFD          8.250    7.750   $ 2,975.02       360  1-Apr-30   $   395,747.48
5710447   GLENDALE                 CA     91208  SFD          8.500    7.750   $ 2,498.97       360  1-Apr-30   $   324,803.12
5710653   WAUCONDA                 IL     60084  SFD          8.125    7.750   $ 3,186.06       360  1-Apr-30   $   428,819.30
5710857   MANSFIELD                TX     76063  SFD          8.625    7.750   $ 3,136.05       360  1-Apr-30   $   402,961.95
5710862   MANSFIELD                TX     76063  SFD          8.625    7.750   $ 2,141.35       360  1-Apr-30   $   275,149.46
5711117   ELMHURST                 IL     60126  SFD          8.250    7.750   $ 5,131.25       336  1-Dec-27   $   668,123.70
5711883   SUNNYSIDE                NY     11377  MF2          8.875    7.750   $ 2,649.50       360  1-Apr-30   $   332,813.31
5712263   YORBA LINDA              CA     92886  SFD          9.375    7.750   $ 2,495.25       360  1-Apr-30   $   299,848.50
5712697   ANNANDALE                VA     22003  SFD          8.625    7.750   $ 2,115.59       360  1-Apr-30   $   271,839.41
5712789   ELDERSBURG               MD     21784  SFD          8.750    7.750   $ 2,177.19       360  1-May-30   $   276,750.00
5712949   HOUSTON                  TX     77005  SFD          8.500    7.750   $ 2,152.96       360  1-Apr-30   $   279,830.37
5713103   FAIRFAX STATION          VA     22039  PUD          7.625    7.358   $ 2,038.45       360  1-Feb-30   $   287,370.67
5713134   NARBERTH                 PA     19072  SFD          8.000    7.733   $ 2,935.06       360  1-Jan-30   $   398,915.64
5713256   MOSS BEACH               CA     94038  SFD          8.000    7.733   $ 2,384.74       360  1-Apr-30   $   324,781.93
5713312   ANNAPOLIS                MD     21401  SFD          7.750    7.483   $ 2,407.15       360  1-Apr-30   $   335,762.85
5713606   TROPHY CLUB              TX     76262  SFD          8.125    7.750   $ 2,125.40       360  1-Apr-30   $   286,062.75
5713608   FLOWER MOUND             TX     75022  SFD          8.500    7.750   $ 2,281.37       360  1-Apr-30   $   296,520.26
5713791   FLOWER MOUND             TX     75022  SFD          8.000    7.733   $ 2,201.29       360  1-Feb-30   $   299,392.10
5713799   ROGERS                   MN     55374  SFD          8.000    7.733   $ 1,945.86       360  1-Feb-30   $   264,651.63
5713853   SANTA FE                 NM     87501  SFD          8.125    7.750   $ 2,208.93       360  1-Mar-30   $   297,109.47
5713892   STEVENSVILLE             MD     21666  SFD          7.500    7.233   $ 3,216.39       360  1-Mar-30   $   459,315.09
5713910   FAYETTEVILLE             AR     72704  SFD          8.000    7.733   $ 2,670.90       360  1-Mar-30   $   363,409.24
5713934   DISCOVERY BAY            CA     94514  SFD          7.875    7.608   $ 3,045.30       360  1-Mar-30   $   419,420.00
5713962   SAN JUAN CAPISTRANO      CA     92675  SFD          8.000    7.733   $ 3,052.47       360  1-Feb-30   $   415,156.99
5713981   CRESTED BUTTE            CO     81224  SFD          8.000    7.733   $ 2,372.26       360  1-Mar-30   $   322,864.70
5714001   TRUCKEE                  CA     96161  SFD          7.500    7.233   $ 2,629.05       360  1-Feb-30   $   375,157.61
5714012   SMYRNA                   TN     37167  SFD          7.750    7.483   $ 2,650.73       360  1-Feb-30   $   369,211.49
5714022   EUGENE                   OR     97405  SFD          8.250    7.750   $ 2,629.43       360  1-Feb-30   $   349,325.85
5714063   WESTFIELD                NJ     07090  SFD          8.500    7.750   $ 3,936.84       360  1-May-30   $   512,000.00
5714065   HARWOOD                  MD     20776  SFD          7.750    7.483   $ 2,005.96       360  1-Feb-30   $   279,403.28
5714079   VIENNA                   VA     22182  SFD          7.875    7.608   $ 2,361.19       360  1-Mar-30   $   325,200.31
5714229   UPPER MAKEFIELD TWP      PA     18938  SFD          8.500    7.750   $ 3,260.19       360  1-Feb-30   $   423,223.95
5714242   SHEPHERDSTOWN            WV     25443  SFD          8.625    7.750   $ 2,289.04       360  1-Feb-30   $   293,774.96
5714268   RALEIGH                  NC     27609  SFD          8.000    7.733   $ 2,348.05       360  1-Feb-30   $   319,351.54
5714270   LAKE WORTH               FL     33467  SFD          8.750    7.750   $ 2,106.40       360  1-May-30   $   267,750.00
5714304   TULSA                    OK     74137  SFD          7.750    7.483   $ 2,220.88       360  1-Feb-30   $   308,550.14
5714798   SAN DIEGO                CA     92130  SFD          8.625    7.750   $ 2,216.71       360  1-Mar-30   $   284,661.13
5714880   KENNEDALE                TX     76060  SFD          8.750    7.750   $ 2,586.68       360  1-Apr-30   $   328,610.82
5714893   TOWACO                   NJ     07082  SFD          9.250    7.750   $ 2,739.51       360  1-May-30   $   333,000.00
5714895   BLUE BELL                PA     19422  SFD          8.375    7.750   $ 2,628.33       360  1-Apr-30   $   345,585.07
5714899   WALPOLE                  MA     02081  SFD          8.750    7.750   $ 3,540.15       360  1-Apr-30   $   449,741.10
5715838   PACIFIC GROVE            CA     93950  SFD          8.500    7.750   $ 3,229.44       360  1-May-30   $   420,000.00
5716361   CINCINNATI               OH     45226  LCO          8.000    7.733   $ 2,436.10       360  1-Mar-30   $   331,552.98
5716385   BAYVILLE                 NY     11709  SFD          8.750    7.750   $ 1,988.00       360  1-Apr-30   $   252,554.60
5716565   ATLANTA                  GA     30305  SFD          9.000    7.750   $ 3,556.44       360  1-Apr-30   $   441,758.56
5716759   SAINT JAMES              NY     11780  SFD          9.125    7.750   $ 4,881.80       360  1-Apr-30   $   599,680.70
5717058   SCOTTSDALE               AZ     85262  SFD          8.500    7.750   $ 3,498.55       360  1-Apr-30   $   454,724.37
5717306   COLLEYVILLE              TX     76034  SFD          8.250    7.750   $ 2,494.21       360  1-Apr-30   $   331,788.29
5717418   LOS ALTOS                CA     94022  SFD          8.625    7.750   $ 3,072.27       360  1-May-30   $   395,000.00
5717550   ELMONT                   NY     11003  SFD          9.250    7.750   $ 2,468.03       360  1-May-30   $   300,000.00
5717721   BARTLESVILLE             OK     74006  SFD          8.375    7.750   $ 2,660.25       360  1-Apr-30   $   349,782.46
5717835   PEMBROKE PINES           FL     33027  SFD          9.250    7.750   $ 3,613.20       360  1-Apr-30   $   438,972.30
5718417   WESTMINSTER              CO     80031  SFD          8.750    7.750   $ 2,406.52       360  1-Apr-30   $   305,724.01
5718551   BOSTON                   MA     02115  HCO          8.750    7.750   $ 3,540.16       360  1-Apr-30   $   449,741.09
5718786   TRACY                    CA     95376  SFD          8.750    7.750   $ 2,139.83       360  1-Apr-30   $   271,843.50
5719474   LAKE BLUFF               IL     60044  SFD          9.375    7.750   $ 8,109.56       360  1-May-30   $   975,000.00
5719538   DALLAS                   TX     75252  SFD          8.875    7.750   $ 2,227.81       360  1-Apr-30   $   279,843.02
5719580   PLANTATION               FL     33324  LCO          8.875    7.750   $   489.32       360  1-Apr-30   $    61,465.52
5719698   POTTSTOWN                PA     19465  SFD          8.875    7.750   $ 5,171.70       360  1-Apr-30   $   649,609.00
5719971   DEER PARK                WI     54007  SFD          9.125    7.750   $   991.41       360  1-Apr-30   $   121,785.16
5720164   HOUSTON                  TX     77027  SFD          8.375    7.750   $ 3,428.69       360  1-Apr-30   $   450,819.61
5720328   SANTA BARBARA            CA     93105  SFD          8.625    7.750   $ 2,138.93       360  1-May-30   $   275,000.00
5720410   WEST CHICAGO             IL     60185  SFD          8.625    7.750   $ 2,413.61       360  1-Apr-30   $   310,132.79
5720411   JACKSON                  TN     38305  SFD          8.000    7.733   $ 2,080.23       360  1-Feb-30   $   282,925.51
5720421   ASHBURN                  VA     20147  SFD          8.750    7.750   $ 2,202.77       360  1-Dec-29   $   279,182.66
5720430   GOLDEN                   CO     80403  SFD          7.000    6.733   $ 2,082.40       360  1-Jun-29   $   308,513.39
5721362   FRISCO                   TX     75034  SFD          8.625    7.750   $ 3,090.55       360  1-May-30   $   397,350.00
5721513   KEY WEST                 FL     33040  LCO          8.500    7.750   $ 2,460.53       360  1-May-30   $   320,000.00
5721782   OCEAN CITY               MD     21842  LCO          8.750    7.750   $ 2,335.72       360  1-May-30   $   296,900.00
5721800   POTOMAC                  MD     20854  SFD          8.500    7.750   $ 2,214.48       360  1-May-30   $   288,000.00
5722343   FALMOUTH                 ME     04105  SFD          7.375    7.108   $ 1,630.00       360  1-Dec-27   $   230,318.20
5722516   VIRGINIA BEACH           VA     23452  SFD          7.875    7.608   $ 2,399.98       360  1-Jan-30   $   330,079.82
5722905   EL GRANADA               CA     94018  SFD          8.750    7.750   $ 2,753.46       360  1-May-30   $   350,000.00
5723471   DICKINSON                TX     77539  SFD          9.250    7.750   $   599.12       360  1-May-30   $    72,825.00
5723728   HEATHROW                 FL     32746  SFD          8.875    7.750   $ 2,148.25       360  1-Apr-30   $   269,848.62
5723953   SANTA MONICA             CA     90403  LCO          8.750    7.750   $ 4,271.79       360  1-May-30   $   543,000.00
5724184   CHICAGO                  IL     60614  SFD          9.250    7.750   $ 5,953.14       240  1-Apr-20   $   649,057.28
5724780   THOUSAND OAKS            CA     91320  SFD          9.250    7.750   $ 3,035.68       360  1-May-30   $   369,000.00
5724882   JAMACIA ESTS             NY     11432  SFD          8.875    7.750   $ 2,148.25       360  1-May-30   $   270,000.00
5724904   AURORA                   CO     80016  SFD          8.875    7.750   $ 3,066.02       360  1-Apr-30   $   385,133.96
5724971   NEW WINDSOR              NY     12553  SFD          8.750    7.750   $ 2,360.89       360  1-May-30   $   300,100.00
5725087   BRIDGEWATER              NJ     08807  SFD          8.500    7.750   $ 2,944.94       360  1-May-30   $   383,000.00
5725168   JASPER                   GA     30143  SFD          8.875    7.750   $ 2,613.69       360  1-Apr-30   $   328,315.85
5726523   ENCINO                   CA     91436  SFD          8.625    7.750   $ 2,341.15       360  1-May-30   $   301,000.00
5726686   LAS VEGAS                NV     89129  SFD          8.750    7.750   $ 2,753.46       360  1-May-30   $   350,000.00
5726867   MISSION VIEJO            CA     92692  SFD          8.375    7.750   $ 2,204.21       360  1-May-30   $   290,000.00
5727542   GRAND LAKE               CO     80447  SFD          8.375    7.750   $ 2,208.01       360  1-May-30   $   290,500.00
5727881   GAITHERSBURG             MD     20882  SFD          9.000    7.750   $ 2,092.02       360  1-Apr-30   $   259,857.98
5729049   TOPANGA                  CA     90290  SFD          8.250    7.750   $ 3,117.76       360  1-May-30   $   415,000.00
5729204   AMELIA ISLAND            FL     32034  LCO          8.250    7.750   $ 2,629.44       360  1-May-30   $   350,000.00
5729230   FREMONT                  CA     94539  SFD          8.375    7.750   $ 2,318.23       360  1-May-30   $   305,000.00
5729281   NEW ROCHELLE             NY     10805  MF2          8.500    7.750   $ 1,806.95       360  1-May-30   $   235,000.00
5729758   PENSACOLA                FL     32507  HCO          8.750    7.750   $ 2,249.97       360  1-May-30   $   286,000.00
5730491   SAN DIEGO                CA     92101  HCO          8.500    7.750   $ 4,997.94       360  1-May-30   $   650,000.00
5730618   NAPLES                   FL     34102  SFD          8.250    7.750   $ 2,441.62       360  1-May-30   $   325,000.00
5730784   BROOKLYN                 NY     11229  SFD          8.625    7.750   $ 2,138.92       360  1-May-30   $   275,000.00
5731057   BRIARCLIFF MANOR         NY     10510  SFD          8.625    7.750   $ 3,227.83       360  1-May-30   $   415,000.00
5731221   ANAHEIM                  CA     92808  SFD          8.125    7.750   $ 3,831.29       360  1-May-30   $   516,000.00
5731246   HOUSTON                  TX     77079  SFD          8.375    7.750   $ 2,071.20       360  1-May-30   $   272,500.00
5731404   CHICAGO                  IL     60614  LCO          9.125    7.750   $ 3,141.44       360  1-May-30   $   386,100.00
5731422   DIX HILLS                NY     11746  SFD          8.625    7.750   $ 1,944.48       360  1-May-30   $   250,000.00
5731790   CASTRO VALLEY            CA     94552  SFD          8.000    7.733   $ 2,935.06       360  1-May-30   $   400,000.00
5731850   HOUSTON                  TX     77005  SFD          8.375    7.750   $ 2,593.37       360  1-May-30   $   341,200.00
5733034   SAN JOSE                 CA     95135  LCO          7.750    7.483   $ 2,417.90       360  1-May-30   $   337,500.00
5733848   FLOWER MOUND             TX     75022  SFD          8.625    7.750   $ 4,184.51       360  1-May-30   $   538,000.00
5733978   MOORESVILLE              NC     28117  SFD          9.125    7.750   $ 5,040.46       360  1-May-30   $   619,500.00
5735596   JOPLIN                   MO     64801  SFD          8.625    7.750   $ 4,050.73       360  1-May-30   $   520,800.00
5736328   RICHMOND                 VA     23235  SFD          8.750    7.750   $ 2,242.10       360  1-May-30   $   285,000.00
5737416   OAKLAND                  CA     94602  SFD          8.750    7.750   $ 2,802.63       360  1-May-30   $   356,250.00
5739048   RENO                     NV     89509  SFD          8.625    7.750   $ 2,037.81       360  1-Apr-30   $   261,845.32
6476835   APACHE JUNCTION          AZ     85219  SFD          8.875    7.750   $ 3,103.02       360  1-Mar-30   $   389,561.09
7095924   KEENE                    CA     93531  SFD          7.125    6.858   $ 2,694.87       360  1-Dec-29   $   398,381.55
7291944   BRECKENRIDGE             CO     80424  SFD          8.625    7.750   $ 6,611.21       360  1-Jan-30   $   847,970.93
7449207   KOHLER                   WI     53044  SFD          8.125    7.750   $ 2,903.16       360  1-Nov-29   $   389,133.24
7601627   WESTON                   FL     33327  SFD          8.750    7.750   $ 3,186.14       360  1-Mar-30   $   404,532.28
7666247   POWHATAN                 VA     23139  SFD          8.000    7.733   $ 3,522.07       360  1-Mar-30   $   479,353.71
7668839   DEPERE                   WI     54115  SFD          8.875    7.750   $ 3,695.77       360  1-Mar-30   $   463,977.26
7702700   GRANT                    MN     55110  SFD          8.750    7.750   $ 4,203.50       360  1-Apr-30   $   534,012.58
7704703   POTOMAC FALLS            VA     20165  SFD          8.000    7.733   $ 2,421.42       360  1-Apr-30   $   329,778.58
7709631   FERNLEY                  NV     89408  SFD          8.000    7.733   $ 1,854.22       360  1-Apr-30   $   252,147.09
7758366   POTOMAC FALLS            VA     20165  SFD          8.000    7.733   $ 2,261.46       360  1-Apr-30   $   307,993.21
7769982   FAIRFAX STATION          VA     22039  SFD          8.750    7.750   $ 4,204.13       360  1-Apr-30   $   534,092.54
7804582   MECHANICSVILLE           VA     23116  SFD          8.375    7.750   $ 1,920.70       360  1-Apr-30   $   252,542.94
7827103   VIENNA                   VA     22182  SFD          8.000    7.733   $ 2,935.06       360  1-Apr-30   $   399,731.61
7834204   KELLER                   TX     76000  SFD          7.625    7.358   $ 2,335.72       360  1-Mar-30   $   329,520.80
7837614   LEESBURG                 VA     20175  SFD          8.250    7.750   $ 1,951.79       360  1-Mar-30   $   259,467.54
7839280   ROCHESTER                MN     55902  SFD          8.500    7.750   $ 3,380.14       360  1-Apr-30   $   439,333.69
7851066   SOUTH RIDING             VA     20152  SFD          8.250    7.750   $ 2,219.99       360  1-Apr-30   $   295,311.57
7860091   NISSWA                   MN     56468  SFD          9.250    7.750   $ 2,468.03       360  1-Apr-30   $   299,844.47
7860627   READINGTON TWP           NJ     08889  SFD          7.250    6.983   $ 2,217.07       360  1-Feb-30   $   324,234.81
7865823   GREENWOOD VILLAGE        CO     80121  PUD          7.500    7.233   $ 6,852.30       360  1-Mar-30   $   978,540.85
7866290   QUEEN CREEK              AZ     85242  SFD          8.250    7.750   $ 1,893.19       360  1-Apr-30   $   251,839.31
7902101   SEATTLE                  WA     98019  LCO          7.750    7.483   $ 1,791.03       360  1-Apr-30   $   249,614.58
7919499   ARDSLEY                  NY     10502  SFD          7.500    7.233   $ 3,496.07       360  1-Apr-30   $   499,628.93
7958659   ST PAUL                  MO     63366  SFD          7.875    7.608   $ 1,845.30       360  1-Jan-30   $   253,431.75
7978332   SIMI VALLEY              CA     93065  SFD          7.625    7.358   $ 4,012.25       360  1-Feb-30   $   565,628.32
7981185   LA HABRA                 CA     90631  SFD          8.500    7.750   $ 2,448.22       360  1-Apr-30   $   317,987.11
7986967   MEDIA                    PA     19063  SFD          8.750    7.750   $ 2,242.10       360  1-Jan-30   $   284,336.90
7992776   FOREST LAKE TWSP         MN     55025  SFD          8.125    7.750   $ 2,524.49       360  1-Apr-30   $   339,513.57
8002791   DALLAS                   TX     75219  SFD          7.625    7.358   $ 1,794.96       360  1-Dec-29   $   252,670.56
8003734   MENDOTA HEIGHTS          MN     55118  SFD          8.125    7.750   $ 2,073.05       360  1-Jan-30   $   278,462.02
8004173   DAYTON                   MN     55327  SFD          7.750    7.483   $ 1,823.27       360  1-Feb-30   $   253,957.65
8006495   HERNANDO                 MS     38632  SFD          7.500    7.233   $ 1,779.50       360  1-Jan-30   $   253,737.39
8009080   ALEXANDRIA               VA     22307  SFD          9.000    7.750   $ 2,413.87       360  1-Apr-30   $   299,836.13
8010998   KENT                     WA     98032  SFD          7.500    7.233   $ 1,779.50       360  1-Dec-29   $   253,543.75
8011641   NORFOLK                  VA     23503  SFD          7.125    6.858   $ 2,287.27       360  1-Feb-30   $   338,680.69
8014554   JAMISON                  PA     18929  SFD          8.375    7.750   $ 2,398.79       360  1-Mar-30   $   315,206.31
8015178   DUBLIN                   OH     43017  SFD          8.250    7.750   $ 2,366.49       360  1-Jan-30   $   314,080.28
8020048   SCOTTSDALE               AZ     85259  SFD          7.875    7.608   $ 1,776.42       360  1-Feb-30   $   244,111.11
8021502   MONTGOMERY TWP           NJ     08502  SFD          7.875    7.608   $ 2,610.25       360  1-Apr-30   $   359,752.25
8022104   MEMPHIS                  TN     38018  SFD          8.000    7.733   $ 1,311.38       360  1-Mar-30   $   178,479.38
8023804   MANDAN                   ND     58554  SFD          8.500    7.750   $ 2,645.06       360  1-Mar-30   $   343,581.74
8028832   FREMONT                  CA     94539  SFD          7.875    7.608   $ 4,712.95       360  1-Feb-30   $   648,067.52
8029163   PORTAGE                  MI     49002  SFD          8.375    7.750   $   608.06       360  1-Mar-30   $    79,825.94
8031509   CHANHASSEN               MN     55317  SFD          8.500    7.750   $ 2,488.21       360  1-Mar-30   $   323,206.53
8033378   OMAHA                    NE     68154  SFD          8.250    7.750   $ 1,833.09       360  1-Apr-30   $   243,844.41
8040742   CHULA VISTA              CA     91910  SFD          8.625    7.750   $ 2,308.48       360  1-Apr-30   $   296,624.77
8046081   TUCSON                   AZ     85705  SFD          8.250    7.750   $   685.16       360  1-Mar-30   $    91,083.28
8049511   GOLDEN                   CO     80401  SFD          8.250    7.750   $ 2,629.43       360  1-Apr-30   $   349,776.82
8049796   ISLIP                    NY     11751  SFD          8.500    7.750   $ 2,327.89       360  1-Apr-30   $   302,566.59
8049869   FRESNO                   CA     93711  SFD          8.750    7.750   $ 3,555.89       360  1-Apr-30   $   451,739.94
8049932   LAGUNA BEACH             CA     92651  SFD          8.625    7.750   $ 2,022.25       360  1-Mar-30   $   259,691.90
8051926   MONTCLAIR TWP.           NJ     07042  SFD          8.875    7.750   $ 2,539.70       360  1-Apr-30   $   319,021.05
8053026   LEONIA                   NJ     07605  SFD          8.125    7.750   $ 1,888.92       360  1-Oct-29   $   253,211.13
8054589   CARY                     IL     60013  SFD          8.625    7.750   $ 3,080.05       360  1-Apr-30   $   395,766.20
8059521   THOUSAND OAKS            CA     91320  SFD          8.875    7.750   $ 2,267.59       360  1-Mar-30   $   284,679.26
8061022   LOS GATOS                CA     95030  SFD          7.500    7.233   $ 2,412.29       360  1-Mar-30   $   344,486.32
8061883   ASPEN                    CO     81611  LCO          8.750    7.750   $ 3,343.48       360  1-Apr-30   $   424,755.48
8062285   SOUTHLAKE                TX     76092  SFD          9.250    7.750   $ 2,887.59       360  1-Mar-30   $   350,634.66
8062806   ATLANTA                  GA     30328  SFD          9.000    7.750   $ 2,534.56       360  1-Apr-30   $   314,827.94
8063488   SCHAUMBURG               IL     60194  SFD          8.625    7.750   $ 2,940.05       360  1-Mar-30   $   377,552.05
8065129   ISSAQUAH                 WA     98029  SFD          8.250    7.750   $ 2,343.95       360  1-Mar-30   $   311,600.73
8065953   EXCELSIOR                MN     55331  SFD          8.500    7.750   $ 2,952.63       360  1-Mar-30   $   383,217.87
8066043   DURANGO                  CO     81301  SFD          8.750    7.750   $ 4,346.52       360  1-Apr-30   $   552,182.13
8066241   CHICAGO                  IL     60614  SFD          9.500    7.750   $ 3,783.84       360  1-Apr-30   $   449,778.66
8067745   MONTVILLE                NJ     07045  SFD          9.125    7.750   $ 2,440.90       360  1-Apr-30   $   299,840.35
8068770   IPSWICH                  MA     01938  SFD          9.125    7.750   $ 3,248.02       360  1-Apr-30   $   398,987.56
8069016   SAN DIEGO                CA     92121  SFD          8.375    7.750   $ 2,466.05       360  1-Apr-30   $   324,248.34
8069347   UNION                    MI     49130  SFD          8.500    7.750   $ 2,283.68       360  1-Apr-30   $   296,820.07
8069910   HOLLISTER                CA     95023  SFD          8.500    7.750   $ 2,749.63       360  1-Apr-30   $   357,383.37
8073829   HUNTINGTON BEACH         CA     92648  LCO          8.625    7.750   $ 2,177.81       360  1-Apr-30   $   279,834.69
8075322   MANALAPAN TWP.           NJ     07726  SFD          9.125    7.750   $ 3,516.36       360  1-Mar-30   $   431,718.27
8080045   SAN ANTONIO              TX     78248  SFD          8.625    7.750   $ 4,006.55       360  1-Apr-30   $   514,815.88
8080662   BOULDER                  CO     80302  SFD          8.750    7.750   $ 3,618.82       360  1-Apr-30   $   459,735.35
8082438   MEADOW VISTA             CA     95722  SFD          8.375    7.750   $ 3,078.29       360  1-Apr-30   $   404,748.27
8083238   CYPRESS                  CA     90630  SFD          8.500    7.750   $ 2,037.62       360  1-Apr-30   $   264,839.46
8084974   PARADISE VALLEY          AZ     85253  SFD          9.000    7.750   $ 2,809.74       360  1-Apr-30   $   349,009.26
8085493   PRIOR LAKE               MN     55372  SFD          9.125    7.750   $ 3,254.53       360  1-Mar-30   $   399,572.66
8086033   SAN ANTONIO              TX     78248  SFD          8.625    7.750   $ 2,527.82       360  1-Apr-30   $   324,808.12
8086175   ASPEN                    CO     81611  LCO          8.625    7.750   $   470.56       360  1-Apr-30   $    60,464.28
8088748   CHICAGO                  IL     60646  SFD          8.875    7.750   $ 2,613.69       360  1-Apr-30   $   328,315.84
8089710   SANTA FE                 NM     87505  SFD          8.875    7.750   $ 2,309.36       360  1-Apr-30   $   290,087.28
8090117   SAN FRANCISCO            CA     94124  MF2          8.625    7.750   $ 2,115.59       360  1-Apr-30   $   271,839.41
8090788   BURR RIDGE               IL     60521  SFD          8.625    7.750   $ 2,768.93       360  1-Apr-30   $   355,789.82
8092350   PARK RIDGE               IL     60068  SFD          8.375    7.750   $ 2,850.27       360  1-Apr-30   $   374,766.92
8096078   LITTLETON                CO     80125  SFD          7.000    6.733   $ 2,262.03       360  1-Apr-30   $   339,721.30
8102143   ALTADENA                 CA     91001  SFD          8.500    7.750   $ 4,890.29       360  1-Apr-30   $   635,614.71
8102570   WEST ORANGE TWP.         NJ     07052  SFD          8.750    7.750   $ 2,360.10       360  1-May-30   $   300,000.00
8105855   INDEPENDENCE             MN     55359  SFD          8.500    7.750   $ 3,047.59       360  1-Apr-30   $   396,109.89
8111207   CARBONDALE               CO     81623  SFD          8.500    7.750   $ 3,075.65       360  1-Apr-30   $   399,757.68
8114277   MORRISON                 CO     80465  SFD          8.500    7.750   $ 3,450.88       360  1-Apr-30   $   448,528.12

                                                                                                                $96,854,889.70

(i)       (x)     (xi)         (xii)    (xiii)    (xv)      (xvi)
--------  ------  ---------  ---------  --------  --------  ----------

MORTGAGE                     MORTGAGE             MASTER    FIXED
LOAN                         INSURANCE  SERVICE   SERVICE   RETAINED
NUMBER    LTV     SUBSIDY    CODE       FEE       FEE       YIELD
--------  ------  ---------  ---------  --------  --------  ----------
4919030    80.00                           0.250     0.017      0.858
4988717    61.67                           0.250     0.017      0.733
5057925    74.84                           0.250     0.017      0.000
5061712    65.91                           0.250     0.017      0.608
5079662    79.81                           0.250     0.017      0.733
5082876    84.12               33          0.250     0.017      0.483
5092384    79.66                           0.250     0.017      0.358
5096937    89.98               06          0.250     0.017      0.733
5112188    80.00                           0.250     0.017      0.233
5113134    79.99                           0.250     0.017      0.358
5126741    80.00                           0.250     0.017      0.000
5130699    80.00                           0.250     0.017      0.233
5134096    87.91               06          0.250     0.017      0.858
5139894    79.00                           0.250     0.017      0.000
5146889    80.00                           0.250     0.017      0.233
5148496    56.09                           0.250     0.017      0.483
5149094    65.00                           0.250     0.017      0.358
5149685    80.00                           0.250     0.017      0.233
5150545    79.52                           0.250     0.017      0.608
5150759    54.29                           0.250     0.017      0.483
5150881    68.97                           0.250     0.017      0.483
5150985    65.06                           0.250     0.017      0.858
5152396    80.00                           0.250     0.017      0.858
5154291    65.66                           0.250     0.017      0.108
5154939    90.00               33          0.250     0.017      0.733
5155297    80.00                           0.250     0.017      0.608
5155522    80.00                           0.250     0.017      0.733
5155526    74.98                           0.250     0.017      0.733
5157575    80.00                           0.250     0.017      0.733
5158048    80.00                           0.250     0.017      0.608
5158898    62.26                           0.250     0.017      0.483
5158970    75.00                           0.250     0.017      0.608
5158981    80.00                           0.250     0.017      0.483
5159158    75.00                           0.250     0.017      0.608
5159245    52.63                           0.250     0.017      0.000
5159307    64.44                           0.250     0.017      0.483
5159353    66.36                           0.250     0.017      0.358
5160036    65.66                           0.250     0.017      0.233
5160719    80.00                           0.250     0.017      0.608
5161896    69.41                           0.250     0.017      1.358
5162421    65.81                           0.250     0.017      0.483
5162591    90.00               06          0.250     0.017      1.108
5163917    64.52                           0.250     0.017      0.483
5163948    74.80                           0.250     0.017      0.858
5164096    50.04                           0.250     0.017      0.483
5164128    33.96                           0.250     0.017      0.108
5164555    80.00                           0.250     0.017      0.858
5164834    80.00                           0.250     0.017      0.733
5165191    80.00                           0.250     0.017      0.733
5165887    70.00                           0.250     0.017      0.858
5166300    69.76                           0.250     0.017      0.608
5167372    80.00                           0.250     0.017      0.358
5706290    80.00                           0.250     0.017      0.233
5706698    64.00                           0.250     0.017      0.108
5707157    66.10                           0.250     0.017      1.233
5707378    61.29                           0.250     0.017      0.858
5707520    68.51                           0.250     0.017      0.108
5707679    80.00                           0.250     0.017      0.483
5707735    80.00                           0.250     0.017      0.483
5707980    79.19                           0.250     0.017      0.858
5708331    79.79                           0.250     0.017      0.608
5708349    78.23                           0.250     0.017      0.608
5708572    78.95                           0.250     0.017      0.608
5709269    90.00               01          0.250     0.017      0.733
5709815    79.68                           0.250     0.017      0.483
5709962    67.31                           0.250     0.017      0.733
5710085    66.44                           0.250     0.017      0.233
5710447    39.63                           0.250     0.017      0.483
5710653    70.00                           0.250     0.017      0.108
5710857    80.00                           0.250     0.017      0.608
5710862    80.00                           0.250     0.017      0.608
5711117    79.02                           0.250     0.017      0.233
5711883    90.00               33          0.250     0.017      0.858
5712263    75.00                           0.250     0.017      1.358
5712697    80.00                           0.250     0.017      0.608
5712789    94.99               01          0.250     0.017      0.733
5712949    46.84                           0.250     0.017      0.483
5713103    80.00                           0.250     0.017      0.000
5713134    70.18                           0.250     0.017      0.000
5713256    58.04                           0.250     0.017      0.000
5713312    80.00                           0.250     0.017      0.000
5713606    79.99                           0.250     0.017      0.108
5713608    80.00                           0.250     0.017      0.483
5713791    80.00                           0.250     0.017      0.000
5713799    88.40               01          0.250     0.017      0.000
5713853    85.00               06          0.250     0.017      0.108
5713892    76.67                           0.250     0.017      0.000
5713910    71.94                           0.250     0.017      0.000
5713934    80.00                           0.250     0.017      0.000
5713962    80.00                           0.250     0.017      0.000
5713981    43.11                           0.250     0.017      0.000
5714001    80.00                           0.250     0.017      0.000
5714012    68.52                           0.250     0.017      0.000
5714022    61.40                           0.250     0.017      0.233
5714063    80.00                           0.250     0.017      0.483
5714065    80.00                           0.250     0.017      0.000
5714079    80.00                           0.250     0.017      0.000
5714229    77.23                           0.250     0.017      0.483
5714242    90.00               11          0.250     0.017      0.608
5714268    74.42                           0.250     0.017      0.000
5714270    65.63                           0.250     0.017      0.733
5714304    65.26                           0.250     0.017      0.000
5714798    67.54                           0.250     0.017      0.608
5714880    80.00                           0.250     0.017      0.733
5714893    90.00               33          0.250     0.017      1.233
5714895    66.50                           0.250     0.017      0.358
5714899    78.26                           0.250     0.017      0.733
5715838    80.00                           0.250     0.017      0.483
5716361    80.00                           0.250     0.017      0.000
5716385    74.32                           0.250     0.017      0.733
5716565    80.00                           0.250     0.017      0.983
5716759    77.60                           0.250     0.017      1.108
5717058    55.15                           0.250     0.017      0.483
5717306    80.00                           0.250     0.017      0.233
5717418    17.17                           0.250     0.017      0.608
5717550    94.64               06          0.250     0.017      1.233
5717721    56.39                           0.250     0.017      0.358
5717835    80.00                           0.250     0.017      1.233
5718417    90.00               01          0.250     0.017      0.733
5718551    69.12                           0.250     0.017      0.733
5718786    80.00                           0.250     0.017      0.733
5719474    65.00                           0.250     0.017      1.358
5719538    94.92               12          0.250     0.017      0.858
5719580    75.00                           0.250     0.017      0.858
5719698    76.47                           0.250     0.017      0.858
5719971    74.98                           0.250     0.017      1.108
5720164    55.21                           0.250     0.017      0.358
5720328    66.27                           0.250     0.017      0.608
5720410    90.00               33          0.250     0.017      0.608
5720411    90.00               11          0.250     0.017      0.000
5720421    80.00                           0.250     0.017      0.733
5720430    82.37               13          0.250     0.017      0.000
5721362    80.00                           0.250     0.017      0.608
5721513    80.00                           0.250     0.017      0.483
5721782    90.00               33          0.250     0.017      0.733
5721800    80.00                           0.250     0.017      0.483
5722343    80.00                           0.250     0.017      0.000
5722516    79.76                           0.250     0.017      0.000
5722905    73.68                           0.250     0.017      0.733
5723471    75.00                           0.250     0.017      1.233
5723728    87.78               11          0.250     0.017      0.858
5723953    79.97                           0.250     0.017      0.733
5724184    65.00                           0.250     0.017      1.233
5724780    67.09                           0.250     0.017      1.233
5724882    78.26                           0.250     0.017      0.858
5724904    89.99               11          0.250     0.017      0.858
5724971    85.79               13          0.250     0.017      0.733
5725087    63.83                           0.250     0.017      0.483
5725168    90.00               33          0.250     0.017      0.858
5726523    70.00                           0.250     0.017      0.608
5726686    70.00                           0.250     0.017      0.733
5726867    53.70                           0.250     0.017      0.358
5727542    70.00                           0.250     0.017      0.358
5727881    74.29                           0.250     0.017      0.983
5729049    61.94                           0.250     0.017      0.233
5729204    51.28                           0.250     0.017      0.233
5729230    68.54                           0.250     0.017      0.358
5729281    73.44                           0.250     0.017      0.483
5729758    80.00                           0.250     0.017      0.733
5730491    68.06                           0.250     0.017      0.483
5730618    34.56                           0.250     0.017      0.233
5730784    94.99               33          0.250     0.017      0.608
5731057    67.48                           0.250     0.017      0.608
5731221    79.99                           0.250     0.017      0.108
5731246    64.50                           0.250     0.017      0.358
5731404    79.44                           0.250     0.017      1.108
5731422    64.77                           0.250     0.017      0.608
5731790    61.55                           0.250     0.017      0.000
5731850    80.00                           0.250     0.017      0.358
5733034    52.73                           0.250     0.017      0.000
5733848    80.00                           0.250     0.017      0.608
5733978    70.00                           0.250     0.017      1.108
5735596    70.00                           0.250     0.017      0.608
5736328    95.00               06          0.250     0.017      0.733
5737416    75.00                           0.250     0.017      0.733
5739048    84.52               13          0.250     0.017      0.608
6476835    69.64                           0.250     0.017      0.858
7095924    80.00                           0.250     0.017      0.000
7291944    66.67                           0.250     0.017      0.608
7449207    51.45                           0.250     0.017      0.108
7601627    77.29                           0.250     0.017      0.733
7666247    80.00                           0.250     0.017      0.000
7668839    79.99                           0.250     0.017      0.858
7702700    79.75                           0.250     0.017      0.733
7704703    74.74                           0.250     0.017      0.000
7709631    87.74               01          0.250     0.017      0.000
7758366    79.99                           0.250     0.017      0.000
7769982    80.00                           0.250     0.017      0.733
7804582    79.41                           0.250     0.017      0.358
7827103    65.89                           0.250     0.017      0.000
7834204    69.47                           0.250     0.017      0.000
7837614    80.00                           0.250     0.017      0.233
7839280    80.00                           0.250     0.017      0.483
7851066    74.72                           0.250     0.017      0.233
7860091    75.00                           0.250     0.017      1.233
7860627    55.91                           0.250     0.017      0.000
7865823    70.00                           0.250     0.017      0.000
7866290    70.00                           0.250     0.017      0.233
7902101    42.02                           0.250     0.017      0.000
7919499    53.20                           0.250     0.017      0.000
7958659    71.09                           0.250     0.017      0.000
7978332    80.00                           0.250     0.017      0.000
7981185    80.00                           0.250     0.017      0.483
7986967    95.00               01          0.250     0.017      0.733
7992776    70.10                           0.250     0.017      0.108
8002791    80.00                           0.250     0.017      0.000
8003734    79.77                           0.250     0.017      0.108
8004173    69.73                           0.250     0.017      0.000
8006495    67.87                           0.250     0.017      0.000
8009080    80.00                           0.250     0.017      0.983
8010998    77.12                           0.250     0.017      0.000
8011641    77.25                           0.250     0.017      0.000
8014554    79.81                           0.250     0.017      0.358
8015178    90.00               13          0.250     0.017      0.233
8020048    50.52                           0.250     0.017      0.000
8021502    64.86                           0.250     0.017      0.000
8022104    80.00                           0.250     0.017      0.000
8023804    80.00                           0.250     0.017      0.483
8028832    70.65                           0.250     0.017      0.000
8029163    57.14                           0.250     0.017      0.358
8031509    80.00                           0.250     0.017      0.483
8033378    80.00                           0.250     0.017      0.233
8040742    80.00                           0.250     0.017      0.608
8046081    79.30                           0.250     0.017      0.233
8049511    59.53                           0.250     0.017      0.233
8049796    70.00                           0.250     0.017      0.483
8049869    80.00                           0.250     0.017      0.733
8049932    38.81                           0.250     0.017      0.608
8051926    80.00                           0.250     0.017      0.858
8053026    80.00                           0.250     0.017      0.108
8054589    80.00                           0.250     0.017      0.608
8059521    95.00               33          0.250     0.017      0.858
8061022    32.86                           0.250     0.017      0.000
8061883    54.84                           0.250     0.017      0.733
8062285    90.00               33          0.250     0.017      1.233
8062806    90.00               33          0.250     0.017      0.983
8063488    89.55               06          0.250     0.017      0.608
8065129    79.59                           0.250     0.017      0.233
8065953    59.08                           0.250     0.017      0.483
8066043    65.00                           0.250     0.017      0.733
8066241    90.00               01          0.250     0.017      1.483
8067745    41.38                           0.250     0.017      1.108
8068770    79.86                           0.250     0.017      1.108
8069016    80.00                           0.250     0.017      0.358
8069347    90.00               06          0.250     0.017      0.483
8069910    59.75                           0.250     0.017      0.483
8073829    80.00                           0.250     0.017      0.608
8075322    85.00               11          0.250     0.017      1.108
8080045    80.00                           0.250     0.017      0.608
8080662    68.66                           0.250     0.017      0.733
8082438    90.00               33          0.250     0.017      0.358
8083238    89.83               33          0.250     0.017      0.483
8084974    80.00                           0.250     0.017      0.983
8085493    59.26                           0.250     0.017      1.108
8086033    69.30                           0.250     0.017      0.608
8086175    79.92                           0.250     0.017      0.608
8088748    90.00               13          0.250     0.017      0.858
8089710    75.00                           0.250     0.017      0.858
8090117    80.00                           0.250     0.017      0.608
8090788    80.00                           0.250     0.017      0.608
8092350    65.22                           0.250     0.017      0.358
8096078    80.00                           0.250     0.017      0.000
8102143    80.00                           0.250     0.017      0.483
8102570    63.97                           0.250     0.017      0.733
8105855    75.00                           0.250     0.017      0.483
8111207    80.00                           0.250     0.017      0.483
8114277    80.00                           0.250     0.017      0.483


COUNT:             267
WAC:       8.471456058
WAM:       357.3381861
WALTV:     73.61804363

                                  EXHIBIT F-2B

 [Schedule of Group II Mortgage Loans Serviced by WFHM in Frederick, Maryland]


WFMBS
WFHMI / 2000-02  Exhibit F-2B (Group II)
30 YEAR FIXED RATE RELOCATION LOANS

(i)       (ii)                                     (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  -------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
                                                                       NET                                        CUT-OFF
MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                        ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                       STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  -------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
4855217   LEESBURG                   VA     20176  SFD          7.500     7.233  $ 3,719.83       360  1-Feb-30   $    530,808.09
4940646   ATLANTA                    GA     30331  SFD          7.625     7.358  $ 2,654.23       360  1-Apr-30   $    374,728.58
4947066   OAKLAND                    NJ     07436  SFD          7.750     7.483  $ 2,464.72       360  1-Jan-30   $    342,751.38
4978215   YORKTOWN HEIGHTS           NY     10598  SFD          7.750     7.483  $ 2,754.75       360  1-Feb-30   $    383,700.56
4978867   SAN JOSE                   CA     95125  SFD          7.500     7.233  $ 2,398.31       360  1-Mar-30   $    342,489.29
4992328   STANFORD                   NY     12514  SFD          8.000     7.733  $ 2,019.05       360  1-Jan-30   $    274,416.83
4999545   ALPHARETTA                 GA     30004  SFD          7.375     7.108  $ 2,072.03       360  1-Aug-29   $    297,894.26
4999580   BELLE MEAD                 NJ     08502  SFD          8.000     7.733  $ 1,871.52       360  1-Feb-30   $    254,539.12
5007808   COTTAGE GROVE              MN     55016  SFD          6.875     6.608  $ 1,751.28       360  1-Feb-30   $    265,909.24
5008192   GRANITE BAY                CA     95746  SFD          8.000     7.733  $ 2,454.47       360  1-Jan-30   $    333,596.18
5009779   TRUMBULL                   CT     06611  SFD          6.375     6.108  $ 2,395.67       360  1-Jun-29   $    379,982.03
5015321   VICTORIA                   TX     77904  SFD          8.375     7.750  $ 2,774.27       360  1-Apr-30   $    364,773.13
5017496   FREEHOLD                   NJ     07728  SFD          7.875     7.608  $ 2,243.15       360  1-Jan-30   $    308,509.94
5018001   SOUTHLAKE                  TX     76092  SFD          8.000     7.733  $ 2,749.52       360  1-Mar-30   $    374,208.46
5018277   ACTON                      MA     01718  LCO          7.875     7.608  $ 2,702.41       360  1-Feb-30   $    371,935.44
5018999   EXTON                      PA     19341  SFD          7.625     7.358  $ 2,548.06       360  1-Mar-30   $    359,477.22
5023662   PLANO                      TX     75023  SFD          7.750     7.483  $ 2,837.00       360  1-Feb-30   $    395,156.07
5024778   PAINTED POST               NY     14870  SFD          7.500     7.233  $ 2,156.54       360  1-Jan-30   $    307,498.79
5030062   GOSHEN                     NY     10924  SFD          7.875     7.608  $ 2,095.46       360  1-Feb-30   $    288,399.38
5037246   EAST WINDSOR               NJ     08520  SFD          8.000     7.733  $ 2,289.72       360  1-Feb-30   $    311,417.64
5042890   SAN RAMON                  CA     94583  SFD          8.000     7.733  $ 4,088.48       360  1-Apr-30   $    556,818.13
5050585   ROCHESTER                  MI     48306  SFD          8.500     7.750  $ 2,770.13       360  1-May-30   $    360,265.00
5051495   RINGOES                    NJ     08551  SFD          7.625     7.358  $ 2,514.27       360  1-Apr-30   $    354,968.90
5052443   REDMOND                    WA     98053  SFD          8.375     7.750  $ 2,584.25       360  1-Apr-30   $    339,788.67
5054704   EAGAN                      MN     55122  SFD          7.875     7.608  $ 3,103.95       360  1-Apr-30   $    427,794.38
5059087   EL PASO                    TX     79912  SFD          7.875     7.608  $ 1,932.62       360  1-Feb-30   $    265,988.07
5062642   HOPKINTON                  MA     01748  SFD          7.250     6.983  $ 2,647.70       360  1-Feb-30   $    387,211.16
5066879   ROCHESTER                  MI     48309  SFD          7.875     7.608  $ 1,885.19       360  1-Jan-30   $    259,277.16
5066942   BOLTON                     MA     01740  SFD          7.750     7.483  $ 3,582.07       360  1-Feb-30   $    498,934.44
5067563   NEW YORK                   NY     10024  COP          8.250     7.750  $ 4,131.97       360  1-Feb-30   $    548,940.59
5068335   SAN FRANCISCO              CA     94114  LCO          7.750     7.483  $ 3,407.26       360  1-Jan-30   $    474,244.23
5069019   MARIETTA                   GA     30062  SFD          7.375     7.108  $ 2,972.82       360  1-Jan-30   $    429,098.78
5069922   SEA GIRT                   NJ     08750  SFD          8.375     7.750  $ 2,280.22       360  1-Mar-30   $    299,625.76
5072428   WOODBURY                   MN     55129  PUD          8.375     7.750  $ 3,101.21       360  1-Mar-30   $    407,506.01
5073504   DIX HILLS                  NY     11746  SFD          6.500     6.233  $ 1,608.62       360  1-Mar-30   $    254,038.60
5074006   CINCINNATI                 OH     45243  SFD          7.750     7.483  $ 6,447.72       360  1-Feb-30   $    898,082.01
5074339   NEW YORK                   NY     10011  HCO          7.375     7.108  $ 2,244.70       360  1-Feb-30   $    324,253.53
5076014   MOUNT HOLLY                NJ     08060  SFD          8.250     7.750  $ 1,928.51       360  1-Jan-30   $    256,038.42
5084484   BRUSH PRAIRIE              WA     98606  SFD          8.000     7.733  $ 3,581.35       360  1-Sep-29   $    485,396.06
5086777   FOGELSVILLE                PA     18051  SFD          8.125     7.750  $ 2,226.90       360  1-Feb-30   $    299,327.43
5087737   LOS GATOS                  CA     95032  SFD          8.250     7.750  $ 3,119.26       360  1-Jan-30   $    414,129.99
5088358   EDEN PRAIRIE               MN     55347  SFD          8.250     7.750  $ 2,892.28       360  1-Oct-29   $    383,232.69
5088491   BURR RIDGE                 IL     60521  LCO          7.750     7.483  $ 2,094.79       360  1-Jan-30   $    291,190.38
5089060   CINCINNATI                 OH     45245  SFD          7.375     7.108  $ 1,795.76       360  1-Jan-30   $    259,201.31
5089796   CARMEL                     NY     10512  SFD          8.625     7.750  $ 2,579.69       360  1-Jan-30   $    330,877.24
5090274   REDONDO BEACH              CA     90277  LCO          7.500     7.233  $ 2,272.45       360  1-Feb-30   $    324,271.87
5090865   PAINTED POST               NY     14870  SFD          7.375     7.108  $ 2,141.10       360  1-Feb-30   $    309,287.97
5091071   SCOTTSDALE                 AZ     85255  SFD          8.000     7.733  $ 2,788.31       360  1-Feb-30   $    379,229.95
5092222   LIVERMORE                  CA     94550  SFD          7.250     6.983  $ 1,732.73       360  1-Jan-30   $    253,200.20
5097586   FAIRFAX                    VA     22033  SFD          8.000     7.733  $ 2,335.83       360  1-Jan-30   $    317,472.03
5098916   BEDFORD                    NY     10506  SFD          7.750     7.483  $ 4,656.68       360  1-Feb-30   $    648,614.80
5101115   TAMPA                      FL     33647  SFD          7.750     7.483  $ 1,866.11       360  1-Feb-30   $    259,923.88
5101620   RIVER FOREST               IL     60305  SFD          8.250     7.750  $ 2,043.45       360  1-Mar-30   $    271,623.49
5101830   LONG BEACH                 CA     90803  SFD          8.375     7.750  $ 3,357.62       360  1-Jan-30   $    437,527.42
5102091   GROTON                     MA     01450  SFD          7.875     7.608  $ 2,537.75       360  1-Feb-30   $    349,272.62
5102096   EXCELSIOR                  MN     55331  SFD          8.250     7.750  $ 5,221.31       360  1-Feb-30   $    693,661.29
5102141   CLINTON                    WA     98236  SFD          7.125     6.858  $ 1,714.62       360  1-Jan-30   $    253,678.62
5103735   SAN RAMON                  CA     94583  SFD          7.250     6.983  $ 2,200.02       360  1-Jan-30   $    321,484.52
5104458   SUDBURY                    MA     01776  SFD          7.625     7.358  $ 3,340.79       360  1-Feb-30   $    470,530.20
5105512   WINTER SPRINGS             FL     32708  SFD          7.750     7.483  $ 2,319.63       360  1-Apr-30   $    323,554.47
5105873   MERION STATION             PA     19066  SFD          7.875     7.608  $ 1,932.24       360  1-Jan-30   $    265,749.16
5106050   PRINCETON                  NJ     08540  SFD          7.500     7.233  $ 2,520.67       360  1-Jan-30   $    359,419.75
5106400   CHARLOTTE                  NC     28270  SFD          7.000     6.733  $ 2,095.71       360  1-Apr-30   $    314,741.79
5106680   FUQUAY VARINA              NC     27526  SFD          7.625     7.358  $ 1,959.18       360  1-Apr-30   $    276,599.65
5107614   WHITEHOUSE STATION         NJ     08889  SFD          7.875     7.608  $ 2,283.97       360  1-Apr-30   $    314,783.22
5107698   FAIRFIELD                  CA     94533  SFD          8.375     7.750  $ 2,134.39       360  1-Mar-30   $    280,463.70
5107964   WAYLAND                    MA     01778  LCO          7.500     7.233  $ 2,097.65       360  1-Jan-30   $    299,101.02
5107994   DANVILLE                   CA     94506  SFD          7.625     7.358  $ 3,322.39       360  1-Jan-30   $    468,028.02
5108264   SAN JOSE                   CA     95138  SFD          7.875     7.608  $ 9,462.16       360  1-Feb-30   $  1,294,354.12
5108299   DOWNINGTOWN                PA     19335  SFD          7.875     7.608  $ 2,160.28       360  1-Dec-29   $    296,857.68
5108517   CASTLE ROCK                CO     80104  SFD          8.125     7.750  $ 2,163.29       360  1-Feb-30   $    290,777.35
5108623   AUSTIN                     TX     78735  SFD          8.250     7.750  $ 2,155.39       360  1-Jan-30   $    286,160.61
5109133   EASTON                     CT     06612  SFD          8.000     7.733  $ 2,025.20       360  1-Jan-30   $    274,646.40
5109311   CHESTER                    NJ     07930  SFD          8.000     7.733  $ 4,109.09       360  1-Jan-30   $    558,481.88
5109534   POOLESVILLE                MD     20837  SFD          8.000     7.733  $ 1,981.17       360  1-Feb-30   $    269,452.86
5109729   TRACY                      CA     95376  SFD          8.000     7.733  $ 1,972.36       360  1-Mar-30   $    268,438.08
5110062   THE WOODLANDS              TX     77382  SFD          7.875     7.608  $ 2,424.64       360  1-Jan-30   $    333,470.34
5110165   CELEBRATION                FL     34747  SFD          8.125     7.750  $ 2,844.20       360  1-Jan-30   $    382,045.47
5112022   NAPERVILLE                 IL     60565  SFD          7.875     7.608  $ 2,719.02       360  1-Jan-30   $    373,957.46
5112279   BETHLEHEM                  PA     18015  SFD          7.500     7.233  $ 2,290.95       360  1-Feb-30   $    326,911.95
5112409   UPPER MONTCLAIR            NJ     07043  SFD          7.875     7.608  $ 2,537.75       360  1-Jan-30   $    349,026.97
5112484   DELRAY BEACH               FL     33484  SFD          8.750     7.750  $ 5,113.56       360  1-Feb-30   $    648,838.19
5112759   REDONDO BEACH              CA     90278  PUD          8.125     7.750  $ 1,945.35       360  1-Mar-30   $    261,656.06
5112773   MADISON                    CT     06443  SFD          7.875     7.608  $ 3,027.89       360  1-Feb-30   $    416,732.16
5112833   PRINCETON                  NJ     08540  SFD          8.000     7.733  $ 2,641.56       360  1-Jan-30   $    358,620.03
5113698   RESTON                     VA     20194  SFD          7.375     7.108  $ 3,406.14       360  1-Dec-29   $    491,260.49
5113913   MISSION VIEJO              CA     92692  SFD          6.750     6.483  $ 2,140.38       360  1-Mar-30   $    329,430.14
5113953   IRVINE                     CA     92614  LCO          8.375     7.750  $ 1,924.32       360  1-Dec-29   $    252,377.09
5114309   SAN JOSE                   CA     95136  LCO          8.375     7.750  $ 2,086.99       360  1-Feb-30   $    274,061.41
5114569   WESTFIELD                  NJ     07090  SFD          8.000     7.733  $ 3,693.19       360  1-Feb-30   $    502,300.07
5114605   WYCKOFF                    NJ     07481  SFD          7.500     7.233  $ 3,333.86       360  1-Feb-30   $    475,731.77
5114912   COLORADO SPRINGS           CO     80921  SFD          7.500     7.233  $ 1,779.51       360  1-Jan-30   $    253,737.35
5114963   GLEN COVE                  NY     11542  SFD          7.750     7.483  $ 2,450.13       360  1-Feb-30   $    341,271.17
5114965   HOUSTON                    TX     77057  SFD          7.000     6.733  $ 1,983.36       360  1-Mar-30   $    297,404.93
5115160   BRANDON                    MS     39047  SFD          8.125     7.750  $ 2,027.95       360  1-Jan-30   $    272,403.04
5115398   MEADOW VISTA               CA     95722  SFD          8.250     7.750  $ 2,283.86       360  1-Jan-30   $    302,549.84
5115467   YORBA LINDA                CA     92887  SFD          7.750     7.483  $ 2,292.52       360  1-Mar-30   $    319,546.84
5115633   SOUTH ELGIN                IL     60177  SFD          8.125     7.750  $ 2,205.22       360  1-Jan-30   $    296,214.94
5115686   TUSTIN                     CA     92782  LCO          8.250     7.750  $ 2,034.06       360  1-Apr-30   $    270,577.35
5115888   LONG VALLEY                NJ     07853  SFD          7.250     6.983  $ 2,524.06       360  1-Jan-30   $    368,834.92
5115993   CHICAGO                    IL     60614  LCO          7.375     7.108  $ 1,757.77       360  1-Jan-30   $    253,718.20
5116172   EASTON                     CT     06612  SFD          7.750     7.483  $ 2,525.36       360  1-Jan-30   $    351,495.13
5116300   CLAYTON                    CA     94517  SFD          8.375     7.750  $ 2,531.05       360  1-May-30   $    333,000.00
5116874   SAMMAMISH                  WA     98053  SFD          7.875     7.608  $ 2,087.88       360  1-Feb-30   $    286,951.03
5117052   BRENTWOOD                  CA     94513  SFD          7.750     7.483  $ 2,041.78       360  1-Mar-30   $    284,585.21
5117124   TAMPA                      FL     33647  SFD          7.625     7.358  $ 2,771.02       360  1-Jan-30   $    390,254.43
5117272   WILDWOOD                   MO     63011  SFD          7.625     7.358  $ 1,981.83       360  1-Jan-30   $    279,181.59
5117409   ELGIN                      SC     29045  SFD          8.750     7.750  $ 2,058.64       360  1-Apr-30   $    261,529.44
5117415   HOOVER                     AL     35242  SFD          8.000     7.733  $ 2,179.29       360  1-Jan-30   $    296,194.83
5117886   SAN MARCOS                 CA     92069  SFD          7.000     6.733  $ 4,257.94       360  1-Jan-30   $    637,883.13
5118043   ALPHARETTA                 GA     30004  SFD          7.750     7.483  $ 2,149.24       360  1-Jan-30   $    299,144.75
5118183   CHESTERFIELD               MO     63017  SFD          7.875     7.608  $ 2,088.20       360  1-Mar-30   $    287,602.30
5118259   VIENNA                     VA     22180  PUD          8.000     7.733  $ 2,013.01       360  1-Jan-30   $    273,595.27
5118325   LARCHMONT                  NY     10538  SFD          7.625     7.358  $ 2,757.57       360  1-Feb-30   $    388,748.65
5118501   NEWARK                     DE     19711  SFD          7.625     7.358  $ 2,356.96       360  1-Jan-30   $    332,026.68
5118576   DANVILLE                   CA     94526  SFD          7.500     7.233  $ 2,167.57       360  1-Feb-30   $    309,305.47
5118841   DULUTH                     GA     30097  SFD          7.500     7.233  $ 1,779.51       360  1-Feb-30   $    253,929.80
5118903   CARMEL                     IN     46032  SFD          8.875     7.750  $ 2,168.77       360  1-Apr-30   $    272,427.19
5119031   SKILLMAN                   NJ     08558  SFD          8.250     7.750  $ 4,507.60       360  1-Jan-30   $    598,453.74
5119036   HUNTINGTON BEACH           CA     92648  SFD          7.625     7.358  $ 3,284.17       360  1-Feb-30   $    462,582.25
5119228   COTO DE CAZA               CA     92679  SFD          7.875     7.608  $ 3,262.82       360  1-Feb-30   $    449,064.81
5119254   BAINBRIDGE ISLAND          WA     98110  SFD          7.250     6.983  $ 2,619.56       360  1-Jan-30   $    382,410.42
5119406   NEW FAIRFIELD              CT     06812  SFD          7.750     7.483  $ 2,642.92       360  1-Jan-30   $    367,757.06
5119484   LAFAYETTE                  CA     94549  SFD          7.750     7.483  $ 3,940.27       360  1-Feb-30   $    548,827.90
5119760   OVERLAND PARK              KS     66223  SFD          8.125     7.750  $ 2,011.63       360  1-Jan-30   $    270,210.85
5120203   RANDOLPH                   NJ     07869  SFD          7.625     7.358  $ 2,406.50       360  1-Feb-30   $    339,257.05
5120250   AVON                       IN     46123  SFD          7.000     6.733  $ 1,862.85       360  1-Jan-30   $    279,073.86
5120409   HIGHLANDS RANCH            CO     80126  SFD          8.750     7.750  $ 2,616.57       360  1-Mar-30   $    332,215.88
5120506   IJAMSVILLE                 MD     21754  SFD          8.250     7.750  $ 2,287.24       360  1-Feb-30   $    303,863.55
5120670   GENEVA                     IL     60134  SFD          7.875     7.608  $ 2,175.21       360  1-Jan-30   $    299,166.00
5121573   WELLESLEY                  MA     02481  SFD          7.625     7.358  $ 2,972.74       360  1-Jan-30   $    418,772.40
5121583   SAGAMORE HILLS             OH     44067  SFD          8.250     7.750  $ 2,163.65       360  1-Feb-30   $    287,445.26
5121647   WEST WINDSOR               NJ     08648  SFD          7.875     7.608  $ 2,095.46       360  1-Mar-30   $    288,600.90
5121825   WASHINGTONVILLE            NY     10992  SFD          7.500     7.233  $ 1,817.96       360  1-Jan-30   $    259,220.89
5122075   HARVARD                    MA     01451  SFD          7.625     7.358  $ 2,927.72       240  1-Feb-20   $    358,067.11
5122372   OWENSBORO                  KY     42303  SFD          8.250     7.750  $ 1,909.16       360  1-Dec-29   $    253,303.53
5122666   ALAMO                      CA     94507  SFD          7.375     7.108  $ 4,109.52       360  1-Feb-30   $    593,633.39
5122728   RALEIGH                    NC     27614  SFD          8.625     7.750  $ 2,231.48       360  1-May-30   $    286,900.00
5122792   WASHINGTON                 NJ     07882  SFD          7.625     7.358  $ 1,847.35       360  1-Apr-30   $    260,811.09
5122806   BASKING RIDGE              NJ     07920  SFD          7.750     7.483  $ 2,507.45       360  1-Jan-30   $    349,002.26
5122956   LONGMEADOW                 MA     01106  SFD          7.625     7.358  $ 2,230.97       360  1-Feb-30   $    314,511.22
5123010   MEDWAY                     MA     02053  SFD          8.125     7.750  $ 2,820.75       360  1-Apr-30   $    379,651.49
5123219   THE WOODLANDS              TX     77382  SFD          7.125     6.858  $ 1,714.62       360  1-Jan-30   $    253,678.62
5123231   GENEVA                     IL     60134  SFD          7.875     7.608  $ 2,871.28       360  1-Feb-30   $    395,177.03
5123402   EDINA                      MN     55424  SFD          7.875     7.608  $ 4,712.96       360  1-Apr-30   $    649,552.67
5123443   SUWANEE                    GA     30024  SFD          7.875     7.608  $ 1,836.24       360  1-Jan-30   $    252,528.90
5123446   NORTH BARRINGTON           IL     60010  SFD          7.625     7.358  $ 7,077.59       360  1-Feb-30   $    997,764.95
5123477   DANVILLE                   CA     94506  SFD          6.750     6.483  $ 2,367.39       360  1-Feb-30   $    364,051.90
5123584   HOUSTON                    TX     77024  SFD          7.750     7.483  $ 4,367.25       360  1-Jan-30   $    607,862.25
5124135   RALEIGH                    NC     27614  SFD          8.125     7.750  $ 2,034.86       360  1-Mar-30   $    273,696.24
5124305   CHANTILLY                  VA     20151  SFD          7.500     7.233  $ 2,447.26       360  1-Feb-30   $    349,115.53
5124449   PLYMOUTH                   MI     48170  SFD          6.875     6.608  $ 1,905.10       360  1-Mar-30   $    289,511.32
5124502   BROOKFIELD                 CT     06804  SFD          8.000     7.733  $ 2,463.25       360  1-Feb-30   $    335,019.74
5124606   HAMPTON                    NJ     08827  SFD          7.875     7.608  $ 2,392.73       360  1-Mar-30   $    329,544.30
5124762   WEST CHESTER               PA     19380  SFD          7.250     6.983  $ 1,875.99       360  1-Jan-30   $    274,134.07
5124895   CARMEL                     IN     46032  SFD          8.000     7.733  $ 1,889.80       360  1-Jan-30   $    256,849.80
5124948   MILLERSVILLE               MD     21108  SFD          8.000     7.733  $ 2,164.61       360  1-Jan-30   $    294,200.28
5125219   LONG VALLEY                NJ     07853  SFD          7.500     7.233  $ 2,796.86       360  1-Jan-30   $    398,801.38
5125322   SCOTTSDALE                 AZ     85255  SFD          7.750     7.483  $ 3,259.68       360  1-Feb-30   $    454,030.35
5125514   NORTHVILLE                 MI     48167  SFD          7.500     7.233  $ 4,090.41       360  1-Feb-30   $    583,689.37
5125940   STERLING                   VA     20165  SFD          8.500     7.750  $ 2,145.27       360  1-Jan-30   $    278,285.82
5126171   MONROE                     CT     06468  SFD          7.250     6.983  $ 1,732.73       360  1-Jan-30   $    253,200.20
5126334   LITHONIA                   GA     30038  SFD          7.500     7.233  $ 4,058.95       360  1-Apr-30   $    580,069.18
5126628   ROCKAWAY                   NJ     07866  SFD          7.750     7.483  $ 2,722.94       360  1-Mar-30   $    379,541.75
5126769   PRINCETON                  NJ     08540  SFD          6.875     6.608  $ 2,791.95       360  1-Feb-30   $    423,922.69
5127015   EDINA                      MN     55435  SFD          7.375     7.108  $ 1,754.32       360  1-Feb-30   $    253,416.59
5127125   CANTON                     CT     06019  SFD          7.750     7.483  $ 2,149.24       360  1-Mar-30   $    299,575.15
5127651   MORRISVILLE                NC     27560  SFD          7.500     7.233  $ 1,779.51       360  1-Jan-30   $    253,737.35
5127677   ALPHARETTA                 GA     30005  SFD          6.500     6.233  $ 3,754.82       360  1-Mar-30   $    592,976.03
5128178   MORRISTOWN                 NJ     07960  SFD          8.125     7.750  $ 2,294.32       360  1-Feb-30   $    308,354.07
5128207   LAUREL                     MD     20723  SFD          8.250     7.750  $ 2,248.17       360  1-Jan-30   $    298,039.00
5128666   WAPPINGERS FALLS           NY     12533  SFD          8.000     7.733  $ 2,476.46       360  1-Feb-30   $    336,816.08
5128708   THOUSAND OAKS              CA     91360  SFD          7.375     7.108  $ 3,393.64       360  1-Jan-30   $    489,840.63
5129011   LIVINGSTON                 NJ     07039  LCO          7.625     7.358  $ 2,243.71       360  1-Apr-30   $    316,770.56
5129055   BLOOMINGTON                IL     61704  SFD          7.750     7.483  $ 2,149.24       360  1-Mar-30   $    299,360.67
5129214   HONOLULU                   HI     96825  SFD          7.375     7.108  $ 2,636.66       360  1-Feb-30   $    380,873.17
5129296   ASHBURN                    VA     20147  SFD          7.250     6.983  $ 1,736.14       360  1-Feb-30   $    253,900.78
5129386   BREWSTER                   NY     10509  SFD          7.875     7.608  $ 2,430.44       360  1-Jan-30   $    334,268.12
5129402   ALPHARETTA                 GA     30022  SFD          8.500     7.750  $ 2,460.53       360  1-Mar-30   $    319,610.90
5129678   WESTFORD                   MA     01886  SFD          7.625     7.358  $ 2,414.64       360  1-Jan-30   $    340,152.89
5129955   GERMANTOWN                 TN     38139  SFD          8.000     7.733  $ 2,337.12       360  1-Feb-30   $    317,864.56
5130062   DANVILLE                   CA     94506  SFD          8.000     7.733  $ 2,927.73       360  1-Feb-30   $    398,191.45
5130244   SUMMIT                     NJ     07901  SFD          8.000     7.733  $ 2,744.28       360  1-Mar-30   $    373,496.43
5130391   DOWNERS GROVE              IL     60516  SFD          7.500     7.233  $ 1,779.51       360  1-Feb-30   $    253,929.80
5130744   LAFAYETTE                  CA     94549  SFD          7.625     7.358  $ 3,432.80       360  1-Mar-30   $    484,295.71
5130939   LUTZ                       FL     33549  SFD          8.000     7.733  $ 2,783.84       360  1-May-30   $    379,391.00
5131132   LEXINGTON                  KY     40513  SFD          7.250     6.983  $ 1,736.14       360  1-Jan-30   $    233,577.79
5131407   ACTON                      MA     01720  SFD          7.250     6.983  $ 1,736.14       360  1-Jan-30   $    253,698.62
5131447   YORBA LINDA                CA     92887  SFD          6.875     6.608  $ 1,671.89       360  1-Jan-30   $    243,522.44
5131448   DURHAM                     NC     27712  SFD          7.875     7.608  $ 1,845.31       360  1-Jan-30   $    253,792.47
5131660   SHOREWOOD                  MN     55331  SFD          7.875     7.608  $ 2,765.24       360  1-Feb-30   $    380,546.85
5131830   SCOTTSDALE                 AZ     85260  SFD          8.000     7.733  $ 1,907.79       360  1-Mar-30   $    259,649.92
5131913   HARRISBURG                 NC     28075  SFD          7.500     7.233  $ 1,779.51       360  1-Jan-30   $    253,737.35
5131938   SEATTLE                    WA     98199  SFD          7.875     7.608  $ 2,131.71       360  1-Feb-30   $    293,311.87
5132036   SIMPSONVILLE               KY     40067  SFD          8.125     7.750  $ 2,197.80       360  1-Mar-30   $    295,410.07
5132315   ALPHARETTA                 GA     30004  SFD          7.625     7.358  $ 2,084.46       360  1-Jan-30   $    293,639.20
5132374   KENNESAW                   GA     30152  SFD          8.000     7.733  $ 2,180.22       360  1-Mar-30   $    296,727.93
5132734   ACTON                      MA     01720  LCO          8.375     7.750  $ 1,976.19       360  1-Feb-30   $    259,511.79
5132772   ALPHARETTA                 GA     30022  SFD          8.375     7.750  $ 2,815.92       360  1-Feb-30   $    369,784.33
5132958   MIRAMAR                    FL     33025  SFD          7.750     7.483  $ 1,977.30       360  1-Mar-30   $    275,609.14
5133070   RIDGEFIELD                 CT     06877  SFD          7.625     7.358  $ 3,185.08       360  1-Feb-30   $    449,016.67
5133391   APEX                       NC     27502  SFD          7.875     7.608  $ 2,138.96       360  1-Jan-30   $    294,179.88
5133551   NORTH SALEM                NY     10560  SFD          7.625     7.358  $ 3,429.27       360  1-Feb-30   $    483,441.27
5134305   PORTLAND                   OR     97229  SFD          7.375     7.108  $ 2,429.45       360  1-Jan-30   $    350,669.48
5134354   AUSTIN                     TX     78733  SFD          7.750     7.483  $ 2,486.67       360  1-Mar-30   $    346,608.46
5134864   KINNELON                   NJ     07405  SFD          7.625     7.358  $ 3,503.58       360  1-Mar-30   $    494,281.19
5135004   CHESTER TOWNSHIP           NJ     07930  SFD          7.875     7.608  $ 4,681.05       360  1-Mar-30   $    644,708.48
5135102   SAVAGE                     MN     55378  SFD          7.875     7.608  $ 1,972.19       360  1-Jan-30   $    271,243.84
5135169   WESTFORD                   MA     01886  SFD          7.875     7.608  $ 2,790.49       360  1-May-30   $    384,858.00
5135352   SMYRNA                     GA     30080  SFD          7.375     7.108  $ 2,624.57       360  1-Feb-30   $    379,127.20
5136011   ARVADA                     CO     80005  SFD          8.250     7.750  $ 2,105.07       360  1-Feb-30   $    279,662.26
5136234   INDEPENDENCE TOWNSHI       MI     48348  SFD          8.625     7.750  $ 2,214.76       360  1-Mar-30   $    284,412.55
5136308   CARLSBAD                   CA     92009  SFD          7.750     7.483  $ 2,790.43       360  1-Jan-30   $    388,389.67
5136444   AUSTIN                     TX     78737  SFD          7.625     7.358  $ 4,442.11       360  1-Jan-30   $    625,765.67
5136991   PORTLAND                   OR     97229  SFD          8.250     7.750  $ 2,141.11       360  1-Feb-30   $    284,451.05
5137111   SAN ANTONIO                TX     78258  SFD          7.750     7.483  $ 2,621.35       360  1-Jan-30   $    364,856.97
5137321   KATY                       TX     77450  SFD          7.750     7.483  $ 2,120.59       360  1-Feb-30   $    295,369.18
5137327   SUGAR LAND                 TX     77479  PUD          7.750     7.483  $ 2,351.43       360  1-Mar-30   $    327,757.18
5137337   SIMI VALLEY                CA     93065  SFD          7.125     6.858  $ 2,290.58       360  1-Mar-30   $    339,444.61
5137450   HIGHLAND PARK              IL     60035  SFD          8.375     7.750  $ 2,018.00       360  1-Feb-30   $    260,686.53
5137723   DALLAS                     TX     75219  SFD          8.000     7.733  $ 3,309.96       360  1-Mar-30   $    450,484.62
5137760   ANTIOCH                    CA     94509  SFD          7.875     7.608  $ 2,720.91       360  1-Mar-30   $    374,742.79
5137974   SOUTHBURY                  CT     06488  SFD          7.750     7.483  $ 2,120.59       360  1-Mar-30   $    295,580.81
5138004   SOUTHLAKE                  TX     76092  SFD          7.750     7.483  $ 2,579.09       360  1-Jan-30   $    358,973.76
5138253   OAKLAND                    NJ     07436  SFD          8.250     7.750  $ 2,817.25       360  1-Apr-30   $    374,760.88
5138297   HEATHROW                   FL     32746  SFD          7.500     7.233  $ 1,908.24       360  1-Feb-30   $    272,299.55
5138363   NORTH BARRINGTON           IL     60010  SFD          7.500     7.233  $ 4,719.70       360  1-Mar-30   $    673,994.97
5138415   MIAMI                      FL     33133  SFD          7.250     6.983  $ 2,046.53       360  1-Feb-30   $    299,194.55
5138418   VIENNA                     VA     22182  SFD          8.000     7.733  $ 2,538.83       360  1-Apr-30   $    345,767.84
5138537   SKILLMAN                   NJ     08558  SFD          7.500     7.233  $ 1,922.84       360  1-Mar-30   $    274,590.54
5138613   RANCHO MIRAGE              CA     92210  SFD          8.125     7.750  $ 3,842.43       360  1-Feb-30   $    516,477.54
5138739   GREAT FALLS                VA     22066  SFD          8.250     7.750  $ 3,005.07       360  1-Mar-30   $    399,488.11
5138914   SOUTHLAKE                  TX     76092  SFD          7.625     7.358  $ 2,264.94       360  1-Feb-30   $    319,300.75
5139512   JACKSONVILLE               FL     32217  SFD          7.625     7.358  $ 1,868.58       360  1-Feb-30   $    263,423.11
5140161   NEW LONDON                 CT     06320  SFD          7.750     7.483  $ 3,761.17       360  1-Feb-30   $    523,881.16
5140168   LOS GATOS                  CA     95030  SFD          7.750     7.483  $ 3,044.76       360  1-Apr-30   $    424,700.03
5140551   SEATTLE                    WA     98121  HCO          7.750     7.483  $ 2,665.06       360  1-Feb-30   $    371,207.22
5141022   BRENTWOOD                  CA     94513  SFD          7.875     7.608  $ 2,239.16       360  1-Apr-30   $    308,607.47
5141070   BARRINGTON HILLS           IL     60010  SFD          7.750     7.483  $ 4,155.20       360  1-Mar-30   $    578,675.39
5141453   HOUSTON                    TX     77077  SFD          8.125     7.750  $ 2,672.99       360  1-Mar-30   $    359,527.43
5142131   ALPHARETTA                 GA     30004  SFD          8.250     7.750  $ 2,242.51       360  1-Feb-30   $    297,922.04
5142578   RICHARDSON                 TX     75081  SFD          7.625     7.358  $ 2,180.01       360  1-Mar-30   $    307,552.73
5142715   SANTA ROSA                 CA     95403  SFD          7.250     6.983  $ 2,592.27       360  1-Feb-30   $    379,105.30
5143198   SIMSBURY                   CT     06070  SFD          7.875     7.608  $ 3,262.82       360  1-Apr-30   $    449,690.31
5143230   TULSA                      OK     74133  SFD          7.750     7.483  $ 2,253.12       360  1-Mar-30   $    314,054.62
5143592   ROCHESTER                  NY     14610  SFD          7.875     7.608  $ 2,494.24       360  1-Apr-30   $    343,763.26
5143600   BOYNTON BEACH              FL     33436  SFD          8.500     7.750  $ 2,207.96       360  1-Mar-30   $    286,803.85
5143746   WAPPINGERS FALLS           NY     12590  SFD          8.250     7.750  $ 2,073.50       360  1-Mar-30   $    275,646.79
5143871   WICHITA                    KS     67206  SFD          7.500     7.233  $ 3,505.13       360  1-Feb-30   $    500,170.88
5144164   HUDSON                     OH     44236  SFD          8.625     7.750  $ 2,075.89       360  1-Mar-30   $    266,578.71
5144286   SIMSBURY                   CT     06070  SFD          8.375     7.750  $ 1,949.59       360  1-Mar-30   $    256,180.02
5144822   CRYSTAL LAKE               IL     60012  SFD          8.250     7.750  $ 1,953.30       360  1-Apr-30   $    259,834.20
5145026   FORT WAYNE                 IN     46845  SFD          8.375     7.750  $ 2,185.59       360  1-Mar-30   $    287,191.29
5145071   WARREN                     NJ     07059  SFD          7.375     7.108  $ 2,624.57       360  1-Mar-30   $    379,419.92
5145110   CORNELIUS                  NC     28031  SFD          8.000     7.733  $ 1,989.97       360  1-Apr-30   $    271,018.03
5145208   RESTON                     VA     20194  SFD          8.000     7.733  $ 2,535.90       360  1-Mar-30   $    345,134.65
5145211   AUDUBON                    PA     19403  SFD          7.875     7.608  $ 2,824.15       360  1-Feb-30   $    388,690.53
5145445   PHOENIX                    MD     21131  SFD          6.875     6.608  $ 2,542.32       360  1-May-30   $    387,000.00
5145496   SAN RAMON                  CA     94583  SFD          8.000     7.733  $ 2,311.36       360  1-Mar-30   $    314,463.72
5145803   GERMANTOWN                 MD     20874  SFD          7.750     7.483  $ 1,948.63       360  1-Apr-30   $    271,806.02
5145908   NEW MILFORD                CT     06776  SFD          8.375     7.750  $ 2,256.74       360  1-Mar-30   $    296,539.60
5145926   PIERMONT                   NY     10968  HCO          8.250     7.750  $ 1,959.76       360  1-May-30   $    260,860.00
5146153   STONY POINT                NY     10980  SFD          8.000     7.733  $ 2,201.30       360  1-Apr-30   $    299,798.70
5146202   DOYLESTOWN                 PA     18901  SFD          8.125     7.750  $ 2,346.30       360  1-Mar-30   $    315,585.16
5146820   SAN RAMON                  CA     94583  SFD          8.250     7.750  $ 2,704.56       360  1-Apr-30   $    359,770.44
5146854   SOUTHLAKE                  TX     76092  SFD          7.500     7.233  $ 4,474.98       360  1-Mar-30   $    639,047.07
5147079   LADERA RANCH AREA          CA     92694  SFD          8.250     7.750  $ 1,931.26       360  1-Mar-30   $    256,738.03
5147316   SUWANEE                    GA     30024  SFD          8.125     7.750  $ 2,049.30       360  1-Mar-30   $    275,637.68
5147360   DANVILLE                   CA     94506  SFD          8.125     7.750  $ 3,712.49       360  1-May-30   $    500,000.00
5147463   PALATINE                   IL     60067  SFD          8.250     7.750  $ 2,139.24       360  1-Apr-30   $    284,068.42
5147518   HARVARD                    MA     01451  SFD          7.375     7.108  $ 2,265.42       360  1-Mar-30   $    327,499.29
5147706   PHOENIX                    AZ     85054  SFD          8.375     7.750  $ 2,052.20       360  1-Mar-30   $    269,303.97
5147934   TROY                       MI     48098  SFD          7.875     7.608  $ 2,356.48       360  1-Mar-30   $    324,551.19
5147938   FORT LEE                   NJ     07024  SFD          7.875     7.608  $ 2,436.24       360  1-Apr-30   $    335,768.76
5148407   MORGAN HILL                CA     95037  SFD          8.625     7.750  $ 2,551.16       360  1-Mar-30   $    327,611.29
5148839   REDWOOD CITY               CA     94061  LCO          8.375     7.750  $ 2,000.52       360  1-Feb-30   $    262,705.76
5148878   SOUTHLAKE                  TX     76092  SFD          8.000     7.733  $ 1,992.32       360  1-Mar-30   $    271,154.41
5149061   FOOTHILL RANCH             CA     92610  SFD          8.375     7.750  $ 2,736.27       360  1-Mar-30   $    359,550.90
5149269   CASTLE ROCK                CO     80104  SFD          7.375     7.108  $ 3,453.38       360  1-Mar-30   $    499,236.74
5149581   MIAMI BEACH                FL     33140  SFD          8.000     7.733  $ 3,434.02       360  1-Apr-30   $    467,685.98
5149889   CHARLOTTE                  NC     28216  SFD          7.625     7.358  $ 2,151.70       360  1-Mar-30   $    303,558.54
5150035   PORTLAND                   OR     97229  SFD          8.125     7.750  $ 2,214.87       360  1-Mar-30   $    297,908.42
5150455   GLENALLEN                  VA     23059  SFD          8.500     7.750  $ 2,691.16       360  1-Apr-30   $    349,781.96
5150515   MENDHAM                    NJ     07926  SFD          8.250     7.750  $ 7,512.67       360  1-Mar-30   $    998,720.28
5150681   JACKSONVILLE               FL     32250  SFD          8.000     7.733  $ 2,729.61       360  1-Apr-30   $    371,750.39
5151127   GILLETTE                   NJ     07933  SFD          8.500     7.750  $ 2,552.80       360  1-Apr-30   $    331,798.87
5151514   KENNESAW                   GA     30152  SFD          8.000     7.733  $ 2,091.23       360  1-Mar-30   $    284,616.27
5151661   WOODBURY                   MN     55125  SFD          8.000     7.733  $ 2,311.36       360  1-Apr-30   $    314,788.64
5151803   CHATHAM                    NJ     07928  SFD          8.000     7.733  $ 2,929.19       360  1-May-30   $    399,200.00
5152020   ROSWELL                    GA     30075  SFD          7.375     7.108  $ 1,951.16       360  1-May-30   $    282,500.00
5152100   AUSTIN                     TX     78735  SFD          8.125     7.750  $ 5,310.34       360  1-Apr-30   $    713,687.49
5152393   MINNEAPOLIS                MN     55408  SFD          8.000     7.733  $ 2,201.30       360  1-Mar-30   $    299,596.06
5153271   SAN JOSE                   CA     95125  SFD          7.875     7.608  $ 2,465.24       360  1-Apr-30   $    339,766.01
5153480   PLANO                      TX     75025  SFD          8.250     7.750  $ 2,061.48       360  1-Feb-30   $    273,871.45
5153638   CAVE CREEK                 AZ     85331  SFD          8.250     7.750  $ 1,946.27       360  1-Apr-30   $    258,899.80
5153789   SOUTHINGTON                CT     06489  SFD          8.000     7.733  $ 2,054.55       360  1-May-30   $    280,000.00
5154862   EDMOND                     OK     73003  SFD          8.125     7.750  $ 2,067.12       360  1-Mar-30   $    278,034.53
5154968   SAN FRANCISCO              CA     94114  SFD          8.500     7.750  $ 5,228.62       360  1-May-30   $    680,000.00
5155044   HOUSTON                    TX     77056  SFD          8.500     7.750  $ 2,091.45       360  1-Mar-30   $    271,669.27
5155864   SANDY HOOK                 CT     06482  SFD          7.750     7.483  $ 2,414.31       360  1-Apr-30   $    336,762.15
5156032   CASTRO VALLEY              CA     94546  SFD          8.375     7.750  $ 2,292.38       360  1-Mar-30   $    301,223.77
5156068   CARMEL                     NY     10512  SFD          8.500     7.750  $ 3,075.66       360  1-May-30   $    400,000.00
5156710   SUGAR LAND                 TX     77479  SFD          8.125     7.750  $ 2,343.88       360  1-Mar-30   $    315,260.60
5157265   THE WOODLANDS              TX     77381  SFD          8.375     7.750  $ 2,660.26       360  1-Apr-30   $    349,782.45
5157396   APEX                       NC     27502  SFD          8.250     7.750  $ 2,253.80       360  1-Mar-30   $    299,465.05
5158520   HOPEDALE                   MA     01747  SFD          7.625     7.358  $ 1,889.81       360  1-Feb-30   $    266,415.99
5158536   REDMOND                    WA     98053  SFD          8.500     7.750  $ 2,459.76       360  1-Apr-30   $    319,706.20
5158782   BARRINGTON                 RI     02806  SFD          8.125     7.750  $ 2,182.95       360  1-Apr-30   $    293,807.67
5158900   GLASTONBURY                CT     06033  SFD          8.125     7.750  $ 2,413.12       360  1-May-30   $    325,000.00
5159280   GILROY                     CA     95020  SFD          8.125     7.750  $ 2,435.40       360  1-May-30   $    328,000.00
5160815   CASTRO VALLEY              CA     94552  SFD          8.125     7.750  $ 2,561.62       360  1-Apr-30   $    344,774.32
5161721   DANVILLE                   CA     94506  SFD          8.125     7.750  $ 2,858.62       360  1-Apr-30   $    384,748.15
5162056   RIDGEFIELD                 CT     06877  SFD          8.125     7.750  $ 5,939.98       360  1-Apr-30   $    799,476.69
5162135   SPRING                     TX     77379  SFD          8.250     7.750  $ 2,332.69       360  1-May-30   $    310,500.00
5162728   WEST LINN                  OR     97068  SFD          7.750     7.483  $ 2,077.60       360  1-Mar-30   $    289,589.31
5164659   FELTON                     CA     95018  SFD          8.000     7.733  $ 2,876.36       360  1-May-30   $    392,000.00
5165441   RALEIGH                    NC     27613  SFD          8.375     7.750  $ 2,052.20       360  1-Apr-30   $    269,832.18
5165643   OKLAHOMA CITY              OK     73151  SFD          8.000     7.733  $ 2,039.87       360  1-Apr-30   $    277,813.46
5166100   RANDOLPH                   NJ     07869  SFD          7.750     7.483  $ 2,964.88       360  1-Apr-30   $    413,557.90
5166252   HOLLISTON                  MA     01746  SFD          8.250     7.750  $ 1,917.24       360  1-May-30   $    255,200.00
5166522   OLYMPIA                    WA     98516  SFD          8.375     7.750  $ 2,401.83       360  1-Apr-30   $    315,803.59
5168499   FORT COLLINS               CO     80528  SFD          8.625     7.750  $ 2,103.51       360  1-Apr-30   $    270,286.32
5706684   PARKVILLE                  MO     64152  SFD          7.875     7.608  $ 1,971.61       360  1-Apr-30   $    271,732.87
5706705   BOWLING GREEN              KY     42103  SFD          7.875     7.608  $ 2,198.42       360  1-Jan-30   $    302,357.06
5706799   LAKE GENEVA                WI     53147  SFD          8.250     7.750  $ 2,223.75       360  1-Jan-30   $    295,237.18
5707060   NEW LONDON                 NC     28127  SFD          8.000     7.733  $ 3,375.32       360  1-Jan-30   $    458,752.99
5707333   SAN ANTONIO                TX     78259  SFD          8.500     7.750  $ 1,999.18       360  1-May-30   $    260,000.00
5707566   SAN DIEGO                  CA     92127  SFD          8.375     7.750  $ 2,949.09       360  1-Apr-30   $    387,758.83
5707895   HUDSON                     MA     01749  SFD          8.250     7.750  $ 2,554.31       360  1-Apr-30   $    339,783.19
5709057   WYCKOFF                    NJ     07481  SFD          8.000     7.733  $ 2,568.18       360  1-May-30   $    350,000.00
5709094   LAGUANA NIGUEL             CA     92677  SFD          7.500     7.233  $ 2,272.45       360  1-Jan-30   $    324,026.12
5710113   WEST BLOOMFIELD            MI     48324  SFD          8.500     7.750  $ 2,239.08       360  1-May-30   $    291,200.00
5710443   PHOENIX                    AZ     85045  SFD          8.625     7.750  $ 2,068.93       360  1-Apr-30   $    265,842.95
5711003   LOS ANGELES                CA     90004  SFD          7.625     7.358  $ 2,604.69       360  1-May-30   $    368,000.00
5711186   MILL VALLEY                CA     94941  SFD          7.625     7.358  $ 6,724.05       360  1-Apr-30   $    949,312.41
5713548   BRIDGEWATER                NJ     08807  SFD          8.625     7.750  $ 2,870.05       360  1-Apr-30   $    368,597.66
5714571   GLENDALE                   AZ     85308  SFD          8.625     7.750  $ 2,283.21       360  1-May-30   $    293,550.00
5715813   LENEXA                     KS     66220  SFD          8.500     7.750  $ 2,159.11       360  1-May-30   $    280,800.00
5716206   ALPHARETTA                 GA     30004  SFD          7.750     7.483  $ 2,096.23       360  1-May-30   $    292,600.00
5716332   ALPHARETTA                 GA     30004  SFD          8.000     7.733  $ 2,054.55       360  1-May-30   $    280,000.00
5716416   EDEN PRAIRIE               MN     55347  SFD          8.750     7.750  $ 2,309.36       360  1-May-30   $    293,550.00
5716742   HOUSTON                    TX     77005  SFD          8.000     7.733  $ 4,402.59       360  1-Apr-30   $    599,597.41
5717765   BROOKFIELD                 CT     06804  SFD          7.875     7.608  $ 2,030.20       360  1-May-30   $    280,000.00
5717942   HAMPTON COVE               AL     35763  SFD          8.250     7.750  $ 2,176.80       360  1-May-30   $    289,750.00
5718948   NEWBURY PARK               CA     91320  SFD          8.125     7.750  $ 2,366.71       360  1-May-30   $    318,750.00
5719388   OWENS CROSS ROADS          AL     35763  SFD          7.000     6.733  $ 2,514.85       360  1-May-30   $    378,000.00
5719463   BOLTON                     MA     01740  SFD          7.875     7.608  $ 2,537.75       360  1-May-30   $    350,000.00
5720151   CASTLE ROCK                CO     80104  SFD          8.000     7.733  $ 1,921.73       360  1-May-30   $    261,900.00
5720962   PROSPECT                   KY     40059  SFD          8.500     7.750  $ 2,154.89       360  1-May-30   $    280,250.00
5723998   SOUTHLAKE                  TX     76092  SFD          8.500     7.750  $ 2,254.46       360  1-May-30   $    293,200.00
5724100   MONUMENT                   CO     80132  SFD          7.750     7.483  $ 2,220.88       360  1-May-30   $    310,000.00
5724451   MIDLOTHIAN                 VA     23113  SFD          8.500     7.750  $ 2,050.36       360  1-May-30   $    266,656.00
5728861   DRAPER                     UT     84020  SFD          8.000     7.733  $ 1,984.16       360  1-May-30   $    270,407.00

                                                                                                                  $126,505,268.60

(i)       (x)     (xi)       (xii)    (xiii)    (xv)      (xvi)
--------  ------  -------  ---------  --------  --------  --------

MORTGAGE                   MORTGAGE             MASTER    FIXED
LOAN                       INSURANCE  SERVICE   SERVICE   RETAINED
NUMBER    LTV     SUBSIDY    CODE     FEE       FEE       YIELD
--------  ------  -------  ---------  --------  --------  --------
4855217    79.75                        0.250     0.017      0.000
4940646    74.93                        0.250     0.017      0.000
4947066    70.00                        0.250     0.017      0.000
4978215    80.00                        0.250     0.017      0.000
4978867    62.05  GD 3YR                0.250     0.017      0.000
4992328    94.88                        0.250     0.017      0.000
4999545    63.16                        0.250     0.017      0.000
4999580    95.00                        0.250     0.017      0.000
5007808    80.00                        0.250     0.017      0.000
5008192    82.39  GD 6YR                0.250     0.017      0.000
5009779    80.00                        0.250     0.017      0.000
5015321    66.96                        0.250     0.017      0.358
5017496    90.00                        0.250     0.017      0.000
5018001    79.94  GD 3YR                0.250     0.017      0.000
5018277    90.00              06        0.250     0.017      0.000
5018999    73.95                        0.250     0.017      0.000
5023662    90.00              01        0.250     0.017      0.000
5024778    84.87              06        0.250     0.017      0.000
5030062    82.57  GD 3YR                0.250     0.017      0.000
5037246    90.00                        0.250     0.017      0.000
5042890    80.00  GD 3YR                0.250     0.017      0.000
5050585    88.52                        0.250     0.017      0.483
5051495    79.82                        0.250     0.017      0.000
5052443    93.48  GD 5YR                0.250     0.017      0.358
5054704    85.00              06        0.250     0.017      0.000
5059087    77.11                        0.250     0.017      0.000
5062642    64.12                        0.250     0.017      0.000
5066879    58.86                        0.250     0.017      0.000
5066942    72.99                        0.250     0.017      0.000
5067563    56.99                        0.250     0.017      0.233
5068335    80.00  GD 4YR                0.250     0.017      0.000
5069019    80.00                        0.250     0.017      0.000
5069922    48.39                        0.250     0.017      0.358
5072428    90.00                        0.250     0.017      0.358
5073504    71.19                        0.250     0.017      0.000
5074006    65.22                        0.250     0.017      0.000
5074339    56.72  GD 5YR                0.250     0.017      0.000
5076014    89.98              33        0.250     0.017      0.233
5084484    90.00                        0.250     0.017      0.000
5086777    80.00                        0.250     0.017      0.108
5087737    80.00                        0.250     0.017      0.233
5088358    94.36                        0.250     0.017      0.233
5088491    80.00                        0.250     0.017      0.000
5089060    79.51                        0.250     0.017      0.000
5089796    90.00                        0.250     0.017      0.608
5090274    67.71  GD15YR                0.250     0.017      0.000
5090865    64.58                        0.250     0.017      0.000
5091071    49.53  GD 3YR                0.250     0.017      0.000
5092222    71.75  GD 8YR                0.250     0.017      0.000
5097586    85.00                        0.250     0.017      0.000
5098916    78.31                        0.250     0.017      0.000
5101115    79.92                        0.250     0.017      0.000
5101620    70.65                        0.250     0.017      0.233
5101830    95.00  GD 5YR                0.250     0.017      0.358
5102091    70.12                        0.250     0.017      0.000
5102096    84.74                        0.250     0.017      0.233
5102141    74.85                        0.250     0.017      0.000
5103735    75.88  GD 4YR                0.250     0.017      0.000
5104458    80.00                        0.250     0.017      0.000
5105512    80.00                        0.250     0.017      0.000
5105873    90.00                        0.250     0.017      0.000
5106050    70.00                        0.250     0.017      0.000
5106400    71.67                        0.250     0.017      0.000
5106680    80.00  GD 3YR                0.250     0.017      0.000
5107614    86.30              11        0.250     0.017      0.000
5107698    95.00  GD 6YR                0.250     0.017      0.358
5107964    61.24                        0.250     0.017      0.000
5107994    70.12  GD 4YR                0.250     0.017      0.000
5108264    78.88  GD 5YR                0.250     0.017      0.000
5108299    90.00                        0.250     0.017      0.000
5108517    95.00              33        0.250     0.017      0.108
5108623    94.96                        0.250     0.017      0.233
5109133    80.00                        0.250     0.017      0.000
5109311    78.87  GD 3YR                0.250     0.017      0.000
5109534    80.00                        0.250     0.017      0.000
5109729    79.98                        0.250     0.017      0.000
5110062    80.00                        0.250     0.017      0.000
5110165    90.00                        0.250     0.017      0.108
5112022    68.81                        0.250     0.017      0.000
5112279    80.00                        0.250     0.017      0.000
5112409    71.57                        0.250     0.017      0.000
5112484    68.25                        0.250     0.017      0.733
5112759    92.91                        0.250     0.017      0.108
5112773    80.00                        0.250     0.017      0.000
5112833    80.00                        0.250     0.017      0.000
5113698    80.00                        0.250     0.017      0.000
5113913    54.55                        0.250     0.017      0.000
5113953    95.00              06        0.250     0.017      0.358
5114309    90.00  GD 3YR                0.250     0.017      0.358
5114569    79.73                        0.250     0.017      0.000
5114605    80.00  GD 3YR                0.250     0.017      0.000
5114912    68.59                        0.250     0.017      0.000
5114963    90.00                        0.250     0.017      0.000
5114965    63.16                        0.250     0.017      0.000
5115160    95.00                        0.250     0.017      0.108
5115398    80.00  GD 3YR                0.250     0.017      0.233
5115467    57.66                        0.250     0.017      0.000
5115633    90.00                        0.250     0.017      0.108
5115686    94.98                        0.250     0.017      0.233
5115888    71.15  GD 5YR                0.250     0.017      0.000
5115993    79.53  GD 3YR                0.250     0.017      0.000
5116172    78.77                        0.250     0.017      0.000
5116300    90.00  GD 5YR                0.250     0.017      0.358
5116874    90.00  GD 5YR                0.250     0.017      0.000
5117052    75.74                        0.250     0.017      0.000
5117124    90.00              06        0.250     0.017      0.000
5117272    73.68                        0.250     0.017      0.000
5117409    80.00                        0.250     0.017      0.733
5117415    90.00                        0.250     0.017      0.000
5117886    80.00                        0.250     0.017      0.000
5118043    62.97                        0.250     0.017      0.000
5118183    80.00                        0.250     0.017      0.000
5118259    90.00                        0.250     0.017      0.000
5118325    80.00  GD 3YR                0.250     0.017      0.000
5118501    90.00                        0.250     0.017      0.000
5118576    51.67  GD 3YR                0.250     0.017      0.000
5118841    78.55  GD 3YR                0.250     0.017      0.000
5118903    80.00                        0.250     0.017      0.858
5119031    80.00                        0.250     0.017      0.233
5119036    80.00  GD 4YR                0.250     0.017      0.000
5119228    51.72                        0.250     0.017      0.000
5119254    80.00                        0.250     0.017      0.000
5119406    90.00  GD 3YR      06        0.250     0.017      0.000
5119484    72.85  GD 4YR                0.250     0.017      0.000
5119760    80.00                        0.250     0.017      0.108
5120203    66.67                        0.250     0.017      0.000
5120250    92.72                        0.250     0.017      0.000
5120409    89.88                        0.250     0.017      0.733
5120506    79.99                        0.250     0.017      0.233
5120670    73.08  GD 7YR                0.250     0.017      0.000
5121573    80.00                        0.250     0.017      0.000
5121583    90.00                        0.250     0.017      0.233
5121647    78.32                        0.250     0.017      0.000
5121825    88.14              06        0.250     0.017      0.000
5122075    57.70                        0.250     0.017      0.000
5122372    95.00              06        0.250     0.017      0.233
5122666    69.92  GD 4YR                0.250     0.017      0.000
5122728    95.00                        0.250     0.017      0.608
5122792    90.00              06        0.250     0.017      0.000
5122806    72.61                        0.250     0.017      0.000
5122956    80.00                        0.250     0.017      0.000
5123010    86.36                        0.250     0.017      0.108
5123219    74.19                        0.250     0.017      0.000
5123231    80.00                        0.250     0.017      0.000
5123402    50.00                        0.250     0.017      0.000
5123443    94.99              06        0.250     0.017      0.000
5123446    67.24                        0.250     0.017      0.000
5123477    64.60  GD 4YR                0.250     0.017      0.000
5123584    80.00                        0.250     0.017      0.000
5124135    80.00                        0.250     0.017      0.108
5124305    70.11                        0.250     0.017      0.000
5124449    66.16                        0.250     0.017      0.000
5124502    90.00  GD 5YR                0.250     0.017      0.000
5124606    78.57  GD 3YR                0.250     0.017      0.000
5124762    73.33                        0.250     0.017      0.000
5124895    90.00                        0.250     0.017      0.000
5124948    76.62                        0.250     0.017      0.000
5125219    75.78                        0.250     0.017      0.000
5125322    68.94                        0.250     0.017      0.000
5125514    79.59                        0.250     0.017      0.000
5125940    90.00                        0.250     0.017      0.483
5126171    76.05                        0.250     0.017      0.000
5126334    90.00                        0.250     0.017      0.000
5126628    80.00  GD 3YR                0.250     0.017      0.000
5126769    39.53                        0.250     0.017      0.000
5127015    67.73                        0.250     0.017      0.000
5127125    66.67                        0.250     0.017      0.000
5127651    79.53                        0.250     0.017      0.000
5127677    66.44                        0.250     0.017      0.000
5128178    71.86  GD 3YR                0.250     0.017      0.108
5128207    95.00                        0.250     0.017      0.233
5128666    90.00  GD10YR      33        0.250     0.017      0.000
5128708    79.99                        0.250     0.017      0.000
5129011    77.89                        0.250     0.017      0.000
5129055    75.95                        0.250     0.017      0.000
5129214    79.12                        0.250     0.017      0.000
5129296    94.96              01        0.250     0.017      0.000
5129386    80.00                        0.250     0.017      0.000
5129402    78.41                        0.250     0.017      0.483
5129678    89.78  GD 5YR                0.250     0.017      0.000
5129955    90.00                        0.250     0.017      0.000
5130062    72.68  GD 5YR                0.250     0.017      0.000
5130244    85.00              06        0.250     0.017      0.000
5130391    71.69                        0.250     0.017      0.000
5130744    51.48  GD 4YR                0.250     0.017      0.000
5130939    80.00                        0.250     0.017      0.000
5131132    72.71                        0.250     0.017      0.000
5131407    43.50                        0.250     0.017      0.000
5131447    62.84                        0.250     0.017      0.000
5131448    79.28                        0.250     0.017      0.000
5131660    90.00                        0.250     0.017      0.000
5131830    91.23              06        0.250     0.017      0.000
5131913    70.18                        0.250     0.017      0.000
5131938    80.00                        0.250     0.017      0.000
5132036    80.00                        0.250     0.017      0.108
5132315    76.59                        0.250     0.017      0.000
5132374    80.00                        0.250     0.017      0.000
5132734    72.42                        0.250     0.017      0.358
5132772    80.00                        0.250     0.017      0.358
5132958    90.00              06        0.250     0.017      0.000
5133070    39.19                        0.250     0.017      0.000
5133391    62.78                        0.250     0.017      0.000
5133551    85.00              06        0.250     0.017      0.000
5134305    79.99                        0.250     0.017      0.000
5134354    69.99                        0.250     0.017      0.000
5134864    72.85                        0.250     0.017      0.000
5135004    80.00  GD 3YR                0.250     0.017      0.000
5135102    80.00                        0.250     0.017      0.000
5135169    76.99  GD 5YR                0.250     0.017      0.000
5135352    67.66                        0.250     0.017      0.000
5136011    95.00              06        0.250     0.017      0.233
5136234    85.00              06        0.250     0.017      0.608
5136308    80.00                        0.250     0.017      0.000
5136444    80.00                        0.250     0.017      0.000
5136991    95.00                        0.250     0.017      0.233
5137111    80.00                        0.250     0.017      0.000
5137321    80.00                        0.250     0.017      0.000
5137327    80.00                        0.250     0.017      0.000
5137337    77.27                        0.250     0.017      0.000
5137450    90.00                        0.250     0.017      0.358
5137723    80.00                        0.250     0.017      0.000
5137760    90.00                        0.250     0.017      0.000
5137974    71.15                        0.250     0.017      0.000
5138004    75.00                        0.250     0.017      0.000
5138253    52.45                        0.250     0.017      0.233
5138297    80.00                        0.250     0.017      0.000
5138363    69.23                        0.250     0.017      0.000
5138415    73.17                        0.250     0.017      0.000
5138418    45.16                        0.250     0.017      0.000
5138537    64.73                        0.250     0.017      0.000
5138613    90.00                        0.250     0.017      0.108
5138739    62.70                        0.250     0.017      0.233
5138914    49.00                        0.250     0.017      0.000
5139512    80.00                        0.250     0.017      0.000
5140161    56.76                        0.250     0.017      0.000
5140168    62.96                        0.250     0.017      0.000
5140551    80.00                        0.250     0.017      0.000
5141022    80.00  GD 5YR                0.250     0.017      0.000
5141070    59.18                        0.250     0.017      0.000
5141453    75.79                        0.250     0.017      0.108
5142131    95.00  GD 5YR                0.250     0.017      0.233
5142578    80.00                        0.250     0.017      0.000
5142715    47.98                        0.250     0.017      0.000
5143198    75.00                        0.250     0.017      0.000
5143230    67.71                        0.250     0.017      0.000
5143592    80.00                        0.250     0.017      0.000
5143600    95.00                        0.250     0.017      0.483
5143746    80.00                        0.250     0.017      0.233
5143871    80.00                        0.250     0.017      0.000
5144164    90.00                        0.250     0.017      0.608
5144286    90.00              06        0.250     0.017      0.358
5144822    92.86                        0.250     0.017      0.233
5145026    90.00                        0.250     0.017      0.358
5145071    47.51                        0.250     0.017      0.000
5145110    80.00                        0.250     0.017      0.000
5145208    80.00  GD 2YR                0.250     0.017      0.000
5145211    95.00                        0.250     0.017      0.000
5145445    90.00  GD 3YR      33        0.250     0.017      0.000
5145496    75.90  GD 3YR                0.250     0.017      0.000
5145803    90.00              01        0.250     0.017      0.000
5145908    90.00  GD 2YR                0.250     0.017      0.358
5145926    95.00              06        0.250     0.017      0.233
5146153    75.02                        0.250     0.017      0.000
5146202    80.00  GD 3YR                0.250     0.017      0.108
5146820    72.73  GD 5YR                0.250     0.017      0.233
5146854    69.95                        0.250     0.017      0.000
5147079    89.55              06        0.250     0.017      0.233
5147316    80.00                        0.250     0.017      0.108
5147360    76.92  GD 3YR                0.250     0.017      0.108
5147463    85.00              06        0.250     0.017      0.233
5147518    80.00                        0.250     0.017      0.000
5147706    90.00                        0.250     0.017      0.358
5147934    78.22                        0.250     0.017      0.000
5147938    80.00  GD 4YR                0.250     0.017      0.000
5148407    80.00                        0.250     0.017      0.608
5148839    80.00  GD 4YR                0.250     0.017      0.358
5148878    80.00                        0.250     0.017      0.000
5149061    90.00                        0.250     0.017      0.358
5149269    66.67                        0.250     0.017      0.000
5149581    84.32                        0.250     0.017      0.000
5149889    80.00                        0.250     0.017      0.000
5150035    95.00              13        0.250     0.017      0.108
5150455    90.00                        0.250     0.017      0.483
5150515    60.61  GD 3YR                0.250     0.017      0.233
5150681    80.00                        0.250     0.017      0.000
5151127    80.00                        0.250     0.017      0.483
5151514    84.32              06        0.250     0.017      0.000
5151661    61.17                        0.250     0.017      0.000
5151803    80.00                        0.250     0.017      0.000
5152020    61.08                        0.250     0.017      0.000
5152100    80.00                        0.250     0.017      0.108
5152393    70.09                        0.250     0.017      0.000
5153271    80.00                        0.250     0.017      0.000
5153480    80.00                        0.250     0.017      0.233
5153638    90.00              06        0.250     0.017      0.233
5153789    73.68                        0.250     0.017      0.000
5154862    80.00                        0.250     0.017      0.108
5154968    80.00  GD 3YR                0.250     0.017      0.483
5155044    80.00                        0.250     0.017      0.483
5155864    86.41  GD 3YR      33        0.250     0.017      0.000
5156032    80.00  GD 5YR                0.250     0.017      0.358
5156068    88.89                        0.250     0.017      0.483
5156710    90.00                        0.250     0.017      0.108
5157265    42.68  GD 4YR                0.250     0.017      0.358
5157396    92.31                        0.250     0.017      0.233
5158520    78.07                        0.250     0.017      0.000
5158536    89.88                        0.250     0.017      0.483
5158782    86.47  GD 2YR      33        0.250     0.017      0.108
5158900    76.86                        0.250     0.017      0.108
5159280    80.00  GD 3YR                0.250     0.017      0.108
5160815    66.35  GD 3YR                0.250     0.017      0.108
5161721    61.60  GD 5YR                0.250     0.017      0.108
5162056    61.54  GD 3YR                0.250     0.017      0.108
5162135    90.00              01        0.250     0.017      0.233
5162728    53.70                        0.250     0.017      0.000
5164659    80.00                        0.250     0.017      0.000
5165441    90.00              01        0.250     0.017      0.358
5165643    72.02                        0.250     0.017      0.000
5166100    75.00                        0.250     0.017      0.000
5166252    80.00                        0.250     0.017      0.233
5166522    80.00                        0.250     0.017      0.358
5168499    95.00                        0.250     0.017      0.608
5706684    80.00                        0.250     0.017      0.000
5706705    80.00                        0.250     0.017      0.000
5706799    80.00                        0.250     0.017      0.233
5707060    79.97                        0.250     0.017      0.000
5707333    89.66                        0.250     0.017      0.483
5707566    79.35  GD 5YR                0.250     0.017      0.358
5707895    80.00                        0.250     0.017      0.233
5709057    59.83                        0.250     0.017      0.000
5709094    79.27                        0.250     0.017      0.000
5710113    79.78                        0.250     0.017      0.483
5710443    95.00              06        0.250     0.017      0.608
5711003    80.00                        0.250     0.017      0.000
5711186    55.88  GD 3YR                0.250     0.017      0.000
5713548    90.00              01        0.250     0.017      0.608
5714571    95.00                        0.250     0.017      0.608
5715813    90.00                        0.250     0.017      0.483
5716206    66.11                        0.250     0.017      0.000
5716332    50.31                        0.250     0.017      0.000
5716416    95.00              01        0.250     0.017      0.733
5716742    52.40                        0.250     0.017      0.000
5717765    72.75                        0.250     0.017      0.000
5717942    95.00                        0.250     0.017      0.233
5718948    75.00                        0.250     0.017      0.108
5719388    90.00              01        0.250     0.017      0.000
5719463    56.00                        0.250     0.017      0.000
5720151    89.81              06        0.250     0.017      0.000
5720962    95.00                        0.250     0.017      0.483
5723998    80.00                        0.250     0.017      0.483
5724100    62.63                        0.250     0.017      0.000
5724451    90.00                        0.250     0.017      0.483
5728861    78.51                        0.250     0.017      0.000


COUNT:             353
WAC:       7.865754687
WAM:       357.2017392
WALTV:     77.23533864

                                  EXHIBIT F-3A

        [Schedule of Group I Mortgage Loans Serviced by Other Servicers]


WFMBS
WFHMI / 2000-02  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                   (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
--------  -----------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
                                                                     NET                                       CUT-OFF
MORTGAGE                                                   MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                     STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------  -----------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
5004323   PONCO CITY               OK     74604  SFD          7.375     7.108  $  707.25       360  1-Feb-29   $    101,179.60
5004764   WHITTIER                 CA     90601  SFD          7.250     6.983  $  306.98       360  1-Feb-29   $     44,450.56
5125819   DOVER                    DE     19901  SFD          8.000     7.733  $1,045.61       360  1-Oct-29   $    141,817.19
5142443   ELLICOTT CITY            MD     21043  SFD          7.625     7.358  $1,965.90       360  1-Apr-29   $    274,941.65
5145396   ALEXANDRIA               VA     22314  SFD          7.875     7.608  $2,378.23       360  1-Dec-29   $    326,856.45
5145403   HOLLISTON                MA     01746  SFD          7.750     7.483  $2,113.42       360  1-Dec-29   $    293,945.41
5150292   BOS LANDEN PELLA         IA     50219  SFD          7.875     7.608  $2,537.74       360  1-Apr-30   $    349,759.14
5150729   ROCKLIN                  CA     95765  SFD          7.750     7.483  $1,361.19       360  1-Oct-29   $    188,625.79
5150799   FONTANA                  CA     92336  SFD          8.250     7.750  $1,202.03       360  1-Jan-30   $    159,089.70
5155375   SCOTTSDALE               AZ     85255  SFD          8.125     7.750  $2,425.74       360  1-Jan-30   $    325,836.44
5155420   DAVIDSONVILLE            MD     21035  SFD          7.250     6.983  $1,850.07       360  1-Dec-29   $    270,129.29
5156855   SAN BERNARDINO           CA     92407  SFD          8.500     7.750  $  311.41       360  1-Dec-29   $     40,375.57
5157590   BAINBRIDGE               OH     44022  SFD          9.000     7.750  $2,516.46       360  1-Mar-30   $    312,407.05
5159800   SCOTTSDALE               AZ     85255  SFD          8.250     7.750  $3,380.70       360  1-Jan-30   $    448,840.31
5159874   SAN JOSE                 CA     95123  SFD          8.250     7.750  $2,404.05       360  1-Feb-30   $    319,383.63
5159895   STONEHAM                 MA     02180  SFD          8.875     7.750  $1,353.39       360  1-Jan-30   $    169,714.32
5160011   LAKE FOREST              CA     92630  SFD          8.125     7.750  $1,663.19       360  1-Jan-30   $    223,407.93
5161349   TUSTIN                   CA     92782  SFD          8.375     7.750  $6,925.02       360  1-Jan-30   $    907,300.51
5161730   HOUSTON                  TX     77094  SFD          8.000     7.733  $3,544.08       360  1-Jan-30   $    481,690.66
5161897   LEESBURG                 VA     20175  SFD          7.875     7.608  $2,233.21       360  1-Feb-30   $    307,359.94
5166755   BOSSIER CITY             LA     71111  SFD          8.625     7.750  $2,562.04       360  1-Apr-30   $    329,205.52
5709088   BETTENDORF               IA     52722  SFD          8.500     7.750  $2,152.96       360  1-Mar-30   $    279,659.54
5712132   ORANGE                   CT     06477  SFD          8.625     7.750  $4,005.61       360  1-Dec-29   $    513,457.76
5712320   CATHEDRAL CITY           CA     92234  HCO          7.875     7.608  $1,175.33       360  1-Jul-28   $    145,315.13
5712499   LAS CRUCES               NM     88012  SFD          8.250     7.750  $  465.78       360  1-Nov-29   $     57,738.04
5712505   PROTEM                   MO     65733  SFD          8.250     7.750  $  751.27       360  1-Oct-29   $     99,544.30
5712564   ST CLOUD                 FL     34769  SFD          8.500     7.750  $1,077.24       360  1-Nov-29   $    138,583.78
5723790   OCEAN SHORES             WA     98569  HCO          8.500     7.750  $  888.10       360  1-Nov-29   $    115,072.64
5723867   ROSWELL                  GA     30075  HCO          7.500     7.233  $  462.54       360  1-Dec-29   $     65,901.40
5723883   OXON HILL                MD     20745  SFD          7.625     7.358  $  496.88       360  1-Aug-29   $     69,730.84
5724614   TIGARD                   OR     97223  SFD          8.750     7.750  $  861.44       360  1-Mar-30   $    109,373.54
5729353   MORGAN                   UT     84050  SFD          8.750     7.750  $2,114.65       360  1-Apr-30   $    268,645.35
5731486   SAN MARINO               CA     91108  SFD          8.000     7.483  $3,800.90       360  1-Apr-30   $    517,652.43
5731505   TUSTIN                   CA     92782  PUD          7.750     7.233  $2,507.45       360  1-Apr-30   $    349,752.97
5731511   TORRANCE                 CA     90505  SFD          8.250     7.733  $2,674.51       360  1-Apr-30   $    355,447.50
5731519   CAVE CREEK               AZ     85331  SFD          8.500     7.750  $1,224.11       360  1-Apr-30   $    158,867.34
5731522   SAN LEANDRO              CA     94578  SFD          8.375     7.750  $1,010.90       360  1-Apr-30   $    132,917.33
5731528   MILL VALLEY              CA     94941  SFD          8.000     7.483  $3,980.67       360  1-Apr-30   $    542,136.00
5731532   ATLANTA                  GA     30328  SFD          8.375     7.750  $3,125.80       360  1-Apr-30   $    410,994.38
5731536   LONG BEACH               CA     90803  SFD          8.250     7.733  $4,883.24       360  1-Apr-30   $    649,585.51
5731537   SAN DIEGO                CA     92131  PUD          8.375     7.750  $2,060.94       360  1-Apr-30   $    270,981.46
5731543   LA VERNE                 CA     91750  SFD          8.125     7.608  $2,153.25       360  1-Mar-30   $    289,239.88
5731547   PALOS VERDES ESTATES     CA     90274  SFD          8.500     7.750  $4,342.21       360  1-Apr-30   $    564,377.89
5731556   DALY CITY                CA     94015  SFD          7.875     7.358  $2,457.99       360  1-Apr-30   $    338,766.70
5731557   SAN MARINO               CA     91108  SFD          8.375     7.750  $3,002.29       360  1-Apr-30   $    394,754.48
5731569   GLENDORA                 CA     91740  LCO          8.250     7.733  $  739.25       360  1-Apr-30   $     98,337.25
5731574   MILLBRAE                 CA     94030  SFD          7.875     7.358  $3,661.61       360  1-Apr-30   $    504,652.45
5731576   LAKE ARROWHEAD           CA     92352  SFD          8.375     7.750  $1,520.15       360  1-Apr-30   $    199,875.68
5731580   IRVINE                   CA     92620  PUD          8.250     7.733  $3,440.81       360  1-Apr-30   $    457,707.94
5731587   PARKLAND                 FL     33076  PUD          8.250     7.733  $3,642.52       360  1-Apr-30   $    484,540.82
5731621   LOS ANGELES              CA     90272  SFD          8.375     7.750  $3,040.29       360  1-Apr-30   $    399,751.38
5731635   LA QUINTA                CA     92253  SFD          8.250     7.733  $3,283.79       360  1-Apr-30   $    436,821.27
5731639   MODESO                   CA     95358  SFD          8.000     7.483  $2,060.41       360  1-Mar-30   $    280,080.07
5731651   CULVER CITY              CA     90230  PUD          8.500     7.750  $3,192.53       360  1-Apr-30   $    414,948.47
5731662   HOUSTON                  TX     77005  SFD          8.000     7.483  $3,744.03       360  1-Mar-30   $    509,562.99
5731669   IRVINE                   CA     92618  SFD          8.250     7.733  $2,378.21       360  1-Mar-30   $    316,154.89
5731674   IRVINE                   CA     92606  PUD          8.125     7.608  $1,940.89       360  1-Mar-30   $    261,056.86
5734759   ATLANTA                  GA     30324  SFD          6.875     6.608  $2,575.16       360  1-May-29   $    387,578.05
5734768   ST GEORGE ISLAND         FL     32328  SFD          7.500     7.233  $2,852.80       360  1-Jun-29   $    404,563.14
5734785   ORLANDO                  FL     32836  SFD          7.000     6.733  $1,718.87       353  1-Jun-28   $    250,556.38
5734802   RALEIGH                  NC     27612  SFD          6.875     6.608  $1,708.02       360  1-May-29   $    257,294.56
5734812   ATLANTA                  GA     30327  SFD          7.250     6.983  $2,046.53       360  1-Jul-29   $    297,595.03
5734840   DACULA                   GA     30019  SFD          6.875     6.608  $2,246.04       360  1-Jun-29   $    338,648.31
5734857   CHAPIN                   SC     29036  SFD          7.250     6.983  $2,292.12       360  1-Jun-29   $    333,027.99
5734868   ALPHARETTA               GA     30022  SFD          7.125     6.858  $3,826.72       360  1-Jun-29   $    558,621.16
5734924   LOUISVILLE               KY     40223  SFD          7.375     7.108  $2,935.37       360  1-Oct-28   $    418,503.47
5735012   SAVANNAH                 GA     31401  SFD          7.750     7.483  $2,998.19       360  1-Aug-29   $    415,771.87
5735040   SAVANNAH                 GA     31410  SFD          8.000     7.733  $4,314.54       360  1-Sep-29   $    584,543.05
5735046   JACKSONVILLE             FL     32225  SFD          7.250     6.983  $2,319.47       337  1-Oct-26   $    327,030.85
5735056   MARIETTA                 GA     30060  SFD          8.125     7.750  $2,435.39       360  1-Sep-29   $    326,242.32
5735062   GREENSBORO               GA     30642  SFD          6.750     6.483  $3,113.27       360  1-Aug-29   $    476,195.78
5735085   ATLANTA                  GA     30342  SFD          7.000     6.733  $1,995.91       360  1-Jun-29   $    297,214.69
5735110   KNOXVILLE                TN     37922  SFD          8.000     7.733  $2,133.79       360  1-Nov-29   $    289,609.59
5735229   SUMTER                   SC     29150  SFD          6.875     6.608  $2,463.49       360  1-May-29   $    371,097.94
5735235   WINDERMERE               FL     34786  SFD          7.625     7.358  $2,121.61       360  1-Apr-29   $    296,819.60
5735251   WINDERMERE               FL     34786  SFD          7.500     7.233  $2,349.36       360  1-Apr-29   $    331,237.01
5735258   NASHVILLE                TN     37205  SFD          7.125     6.858  $1,824.09       360  1-Jun-29   $    268,296.39
5735265   FRANKLIN                 TN     37064  SFD          8.500     7.750  $2,414.39       360  1-Oct-29   $    312,639.81
5735275   LAKELAND                 FL     33813  SFD          7.250     6.983  $2,170.56       311  1-Oct-24   $    297,756.17
5735284   LAKELAND                 FL     33813  SFD          7.250     6.983  $2,153.84       350  1-Jul-28   $    309,954.48
5736113   SAVANNAH                 GA     31411  SFD          7.000     6.733  $2,661.21       360  1-Jun-29   $    396,286.31

                                                                                                               $ 25,765,386.87

(i)       (x)     (xi)         (xii)    (xiii)     (xv)       (xvi)
--------  ------  ---------  ---------  --------   ---------  --------

MORTGAGE                     MORTGAGE              MASTER     FIXED
LOAN                         INSURANCE  SERVICE    SERVICE    RETAINED
NUMBER    LTV     SUBSIDY      CODE     FEE        FEE        YIELD
--------  ------  ---------  ---------  --------   ---------  --------
5004323    80.00                           0.250      0.017     0.000
5004764    28.13                           0.250      0.017     0.000
5125819   100.00                           0.250      0.017     0.000
5142443    89.99              12           0.250      0.017     0.000
5145396    80.00                           0.250      0.017     0.000
5145403    79.75                           0.250      0.017     0.000
5150292    68.63                           0.250      0.017     0.000
5150729    95.00              12           0.250      0.017     0.000
5150799    80.00                           0.250      0.017     0.233
5155375    90.00              13           0.250      0.017     0.108
5155420    84.99              13           0.250      0.017     0.000
5156855    30.00                           0.250      0.017     0.483
5157590    90.00              06           0.250      0.017     0.983
5159800    77.59                           0.250      0.017     0.233
5159874    80.00                           0.250      0.017     0.233
5159895    70.00                           0.250      0.017     0.858
5160011    80.00                           0.250      0.017     0.108
5161349    75.00                           0.250      0.017     0.358
5161730    59.63                           0.250      0.017     0.000
5161897    80.00                           0.250      0.017     0.000
5166755    88.00              11           0.250      0.017     0.608
5709088    77.78                           0.250      0.017     0.483
5712132   100.00                           0.250      0.017     0.608
5712320   100.00                           0.250      0.017     0.000
5712499    33.37                           0.250      0.017     0.233
5712505    64.94                           0.250      0.017     0.233
5712564    72.63                           0.250      0.017     0.483
5723790    75.00                           0.250      0.017     0.483
5723867    90.00                           0.250      0.017     0.000
5723883    62.12                           0.250      0.017     0.000
5724614    75.00                           0.250      0.017     0.733
5729353    63.25                           0.250      0.017     0.733
5731486    70.00                           0.500      0.017     0.000
5731505    64.94                           0.500      0.017     0.000
5731511    80.00                           0.500      0.017     0.000
5731519    80.00                           0.500      0.017     0.233
5731522    73.89                           0.500      0.017     0.108
5731528    70.00                           0.500      0.017     0.000
5731532    79.85                           0.500      0.017     0.108
5731536    74.29                           0.500      0.017     0.000
5731537    53.17                           0.500      0.017     0.108
5731543    71.60                           0.500      0.017     0.000
5731547    80.00                           0.500      0.017     0.233
5731556    79.76                           0.500      0.017     0.000
5731557    52.85                           0.500      0.017     0.108
5731569    80.00                           0.500      0.017     0.000
5731574    66.89                           0.500      0.017     0.000
5731576    66.67                           0.500      0.017     0.108
5731580    79.86                           0.500      0.017     0.000
5731587    80.00                           0.500      0.017     0.000
5731621    44.99                           0.500      0.017     0.108
5731635    80.00                           0.500      0.017     0.000
5731639    80.00                           0.500      0.017     0.000
5731651    80.00                           0.500      0.017     0.233
5731662    68.49                           0.500      0.017     0.000
5731669    80.00                           0.500      0.017     0.000
5731674    79.99                           0.500      0.017     0.000
5734759    80.00                           0.250      0.017     0.000
5734768    80.00                           0.250      0.017     0.000
5734785    79.99                           0.250      0.017     0.000
5734802    65.66                           0.250      0.017     0.000
5734812    75.95                           0.250      0.017     0.000
5734840    89.87              12           0.250      0.017     0.000
5734857    80.00                           0.250      0.017     0.000
5734868    73.29                           0.250      0.017     0.000
5734924    67.46                           0.250      0.017     0.000
5735012    90.00              01           0.250      0.017     0.000
5735040    80.00                           0.250      0.017     0.000
5735046    78.47                           0.250      0.017     0.000
5735056    80.00                           0.250      0.017     0.108
5735062    80.00                           0.250      0.017     0.000
5735085    69.61                           0.250      0.017     0.000
5735110    79.99                           0.250      0.017     0.000
5735229    78.95                           0.250      0.017     0.000
5735235    94.99              12           0.250      0.017     0.000
5735251    80.00                           0.250      0.017     0.000
5735258    95.00              01           0.250      0.017     0.000
5735265    80.00                           0.250      0.017     0.483
5735275    82.18              24           0.250      0.017     0.000
5735284    90.00              06           0.250      0.017     0.000
5736113    38.10                           0.250      0.017     0.000


COUNT:              81
WAC:       7.911877912
WAM:       353.2550921
WALTV:     76.48735801

WFMBS
WFHMI / 2000-02  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (xvii)                             (xviii)
--------  ---------------------------------  ---------------------------------

MORTGAGE                                     NMI
LOAN                                         LOAN
NUMBER    SERVICER                           SELLER
--------  ---------------------------------  ---------------------------------
5004323   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5004764   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5125819   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5142443   HOMESIDE LENDING                   HOMESIDE LENDING
5145396   CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145403   CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5150292   BRENTON MORTGAGE, INC.             BRENTON MORTGAGE, INC.
5150729   DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5150799   DOWNEY SAVINGS & LOAN ASSOC        DOWNEY SAVINGS & LOAN ASSOC
5155375   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155420   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156855   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5157590   HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
5159800   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159874   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159895   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5160011   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161349   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161730   NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161897   FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5166755   HIBERNIA NATIONAL BANK             HIBERNIA NATIONAL BANK
5709088   BRENTON MORTGAGE, INC.             BRENTON MORTGAGE, INC.
5712132   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5712320   MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712499   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5712505   MERRILL LYNCH CREDIT CORP.         MERRILL LYNCH CREDIT CORP.
5712564   MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5723790   FIRST HORIZON HOME LOAN COR        FIRST HORIZON HOME LOAN COR
5723867   FIRST HORIZON HOME LOAN COR        FIRST HORIZON HOME LOAN COR
5723883   FIRST HORIZON HOME LOAN COR        FIRST HORIZON HOME LOAN COR
5724614   FIRST HORIZON HOME LOAN COR        FIRST HORIZON HOME LOAN COR
5729353   AMERICA FIRST CREDIT UNION         AMERICA FIRST CREDIT UNION
5731486   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731505   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731511   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731519   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731522   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731528   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731532   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731536   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731537   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731543   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731547   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731556   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731557   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731569   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731574   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731576   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731580   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731587   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731621   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731635   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731639   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731651   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731662   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731669   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5731674   FIRST NATIONWIDE MORTGAGE C        FIRST NATIONWIDE MORTGAGE C
5734759   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734768   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734785   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734802   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734812   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734840   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734857   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734868   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5734924   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735012   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735040   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735046   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735056   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735062   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735085   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735110   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735229   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735235   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735251   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735258   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735265   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735275   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5735284   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5736113   SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.

COUNT:             81
WAC:      7.911877912
WAM:      353.2550921
WALTV:    76.48735801

                                  EXHIBIT F-3B

        [Schedule of Group II Mortgage Loans Serviced by Other Servicers]


WFMBS
WFHMI / 2000-02  Exhibit F-3B (Group II)
30 YEAR FIXED RATE RELOCATION LOANS

(i)       (ii)                                   (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
--------  -----------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  --------------
                                                                     NET                                       CUT-OFF
MORTGAGE                                                   MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                     STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------  -----------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  --------------
4900903   NEW YORK                 NY     10022  COP          7.250     6.733  $4,434.15       360  1-Aug-28   $   638,682.97
5090189   KETTERING                OH     45429  SFD          6.500     6.233  $1,497.69       360  1-Sep-28   $   232,439.26
5090207   ALPHARETTA               GA     30022  SFD          6.500     6.233  $2,894.24       360  1-Jul-29   $   453,058.39
5090223   POTOMAC                  MD     20854  SFD          7.125     6.858  $2,880.15       360  1-Aug-29   $   424,351.19
5090240   ELLICOTT CITY            MD     21043  SFD          7.000     6.733  $1,829.59       360  1-Jul-29   $   272,687.05
5114832   IVANHOE                  IL     60060  SFD          7.875     7.608  $3,030.80       360  1-Dec-29   $   416,542.63
5118980   HUDSON                   OH     44236  SFD          8.000     7.733  $2,359.61       360  1-Jan-30   $   320,703.22
5119366   GREENSBORO               GA     30642  SFD          8.250     7.750  $2,761.57       346  1-Oct-28   $   362,847.13
5140597   GRAPEVINE                TX     76051  SFD          6.375     6.108  $1,497.60       360  1-Jun-29   $   237,538.31
5140607   DUXBURY                  MA     02332  SFD          7.750     7.483  $2,579.08       360  1-Sep-29   $   357,920.82
5140614   CHARLOTTE                NC     28216  SFD          7.750     7.483  $2,149.24       360  1-Dec-29   $   298,664.58
5140619   MISSION VIEJO            CA     92691  SFD          7.625     7.358  $2,118.07       360  1-Aug-29   $   297,250.45
5140732   ROCKVILLE                MD     20850  SFD          7.625     7.358  $2,725.01       360  1-Oct-29   $   380,812.42
5140739   NASHVILLE                TN     37205  SFD          7.750     7.483  $2,686.55       360  1-Oct-29   $   373,110.99
5140741   SUNNYVALE                CA     94087  SFD          7.875     7.608  $3,987.88       360  1-Sep-29   $   546,280.39
5140745   NEW CANAAN               CT     06840  LCO          7.875     7.608  $3,184.50       360  1-Sep-29   $   436,725.73
5140747   CHICAGO                  IL     60646  SFD          7.750     7.483  $2,149.24       360  1-Sep-29   $   297,899.54
5140755   DARIEN                   CT     06820  SFD          7.500     7.233  $2,796.86       360  1-Sep-29   $   397,572.52
5140761   WILDWOOD                 MO     63038  SFD          7.375     7.108  $1,966.70       360  1-Sep-29   $   282,877.45
5140772   NORTH CALDWELL           NJ     07006  LCO          7.375     7.108  $1,933.89       360  1-Oct-29   $   278,480.83
5140779   DELLWOOD                 MN     55110  SFD          7.875     7.608  $4,350.42       360  1-Oct-29   $   597,047.91
5140788   SAN JOSE                 CA     95138  LCO          8.250     7.750  $2,479.18       360  1-Oct-29   $   328,191.74
5140801   ROSEVILLE                CA     95747  SFD          7.750     7.483  $1,816.82       360  1-Oct-29   $   252,322.54
5140805   DENVER                   CO     80220  SFD          7.500     7.233  $1,828.45       360  1-Nov-29   $   260,317.20
5140810   RENTON                   WA     98058  PUD          8.250     7.750  $2,062.23       360  1-Oct-29   $   273,144.60
5140817   COPPELL                  TX     75019  SFD          7.750     7.483  $2,784.19       360  1-Nov-29   $   386,957.47
5140825   HOT SPRINGS              AR     71913  SFD          8.125     7.750  $2,370.05       360  1-Dec-29   $   318,141.76
5156322   ELLICOTT CITY            MD     21042  SFD          7.625     7.358  $2,124.80       360  1-Dec-29   $   299,099.71
5161879   CHARLOTTE                NC     28216  SFD          7.750     7.483  $3,685.22       360  1-Jan-30   $   512,933.66
5161884   WEST NEW YORK            NJ     07093  LCO          7.500     7.233  $2,321.39       360  1-Jan-30   $   331,005.16
5161888   MARIETTA                 GA     30062  SFD          8.000     7.733  $2,935.06       360  1-Dec-29   $   398,640.03
5161902   WESTPORT                 CT     06880  SFD          7.250     6.983  $2,285.29       360  1-Dec-29   $   333,677.46
5161913   GREENSBORO               NC     27455  SFD          7.625     7.358  $1,999.52       360  1-Jan-30   $   281,674.30
5162059   OMAHA                    NE     68116  SFD          7.750     7.483  $2,218.01       360  1-Dec-29   $   308,493.25
5162064   GREENLAWN                NY     11740  SFD          7.375     7.108  $2,225.01       360  1-Feb-30   $   321,410.08
5162068   PROSPECT                 KY     40059  SFD          7.875     7.608  $2,239.63       360  1-Jan-30   $   308,026.31
5162073   KILDER                   IL     60047  SFD          7.500     7.233  $2,796.86       360  1-Jan-30   $   396,713.81
5162083   HADLEY                   MA     01035  SFD          7.875     7.608  $2,217.99       360  1-Jan-30   $   305,006.99
5162093   KENNER                   LA     70065  SFD          7.875     7.608  $1,856.18       360  1-Jan-30   $   255,288.31

                                                                                                               $13,774,538.16

(i)       (x)     (xi)         (xii)    (xiii)     (xv)       (xvi)
--------  ------  ---------  ---------  --------   ---------  --------

MORTGAGE                     MORTGAGE              MASTER     FIXED
LOAN                         INSURANCE  SERVICE    SERVICE    RETAINED
NUMBER    LTV     SUBSIDY      CODE     FEE        FEE        YIELD
--------  ------  ---------  ---------  --------   ---------  --------
4900903    74.29                           0.500      0.017     0.000
5090189    70.00                           0.250      0.017     0.000
5090207    79.99                           0.250      0.017     0.000
5090223    75.00                           0.250      0.017     0.000
5090240    79.71                           0.250      0.017     0.000
5114832    67.64                           0.250      0.017     0.000
5118980    95.00                           0.250      0.017     0.000
5119366    68.75                           0.250      0.017     0.233
5140597    89.91              11           0.250      0.017     0.000
5140607    80.00                           0.250      0.017     0.000
5140614    70.59                           0.250      0.017     0.000
5140619    95.00                           0.250      0.017     0.000
5140732    79.38                           0.250      0.017     0.000
5140739    73.53                           0.250      0.017     0.000
5140741    72.85                           0.250      0.017     0.000
5140745    80.00                           0.250      0.017     0.000
5140747    80.00                           0.250      0.017     0.000
5140755    72.73                           0.250      0.017     0.000
5140761    85.00              11           0.250      0.017     0.000
5140772    94.92              12           0.250      0.017     0.000
5140779    55.18                           0.250      0.017     0.000
5140788    68.75                           0.250      0.017     0.233
5140801    80.00                           0.250      0.017     0.000
5140805    91.75              12           0.250      0.017     0.000
5140810    89.71              12           0.250      0.017     0.233
5140817    88.33              12           0.250      0.017     0.000
5140825    80.00                           0.250      0.017     0.108
5156322    80.00                           0.250      0.017     0.000
5161879    80.00                           0.250      0.017     0.000
5161884    80.00                           0.250      0.017     0.000
5161888    80.00                           0.250      0.017     0.000
5161902    72.83                           0.250      0.017     0.000
5161913    79.97                           0.250      0.017     0.000
5162059    80.00                           0.250      0.017     0.000
5162064    85.00                           0.250      0.017     0.000
5162068    86.79              11           0.250      0.017     0.000
5162073    78.43                           0.250      0.017     0.000
5162083    90.00              13           0.250      0.017     0.000
5162093    80.00                           0.250      0.017     0.000


COUNT:              39
WAC:       7.616793961
WAM:        352.390628
WALTV:     78.66978949

WFMBS
WFHMI / 2000-02  Exhibit F-3B (Group II)
30 YEAR FIXED RATE RELOCATION LOANS


(i)       (xvii)                              (xviii)
--------  ----------------------------------  ---------------------------------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ----------------------------------  ---------------------------------
4900903   BANK OF AMERICA, NT & SA            BANK OF AMERICA, NT & SA
5090189   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5090207   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5090223   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5090240   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5114832   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5118980   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5119366   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5140597   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140607   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140614   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140619   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140732   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140739   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140741   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140745   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140747   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140755   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140761   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140772   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140779   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140788   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140801   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140805   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140810   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140817   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5140825   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5156322   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5161879   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5161884   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5161888   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5161902   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5161913   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162059   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162064   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162068   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162073   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162083   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5162093   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP

COUNT:             39
WAC:      7.616793961
WAM:       352.390628
WALTV:    78.66978949

                                    EXHIBIT G

                               REQUEST FOR RELEASE

                       (for Trust Administrator/Custodian)

Loan Information

      Name of Mortgagor:                  ____________________________________

      Servicer

      Loan No.:                           ____________________________________

Custodian/Trust Administrator

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ------------------------------------

      Custodian/Trustee

      Mortgage File No.:                  ____________________________________

Seller

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ------------------------------------

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2000-2

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2000-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of May 25, 2000 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ------------.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That  the  Purchaser's  Taxpayer  Identification  Number  is
[             ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2, Class [I-A-R] [I-A-LR] Certificate (the "Class [I-A-R] [I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R] [I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R] [I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R] [I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R] [I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R] [I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R] [I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R] [I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [I-A-R] [I-A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of           , 19 __.
                                                          ----------



------------------------------------
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

P&S Exhibitstmp vs. P&S Exhibitstmp

                                    EXHIBIT I

        [Letter from Transferor of Class [I-A-R] [I-A-LR] Certificate]




                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2000-2, Class [I-A-R] [I-A-LR]
            -------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES 2000-2

    CLASS [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2, Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates (the "Class[I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1.__Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 25, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2.

            Section 2.__Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class[I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates other than in connection with a subsequent sale of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided
(a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates is in compliance therewith.

            Section 3.__Transfer of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (a) The Purchaser understands that the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES 2000-2

    CLASS [I-B-1] [I-B-2] [I-B-3] [II-B-1] [II-B-2] [II-B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                     ---------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2, Class [I-B-1] [I-B-2] [I-B-3] [II-B-1] [II-B-2] [II-B-3] Certificates (the "Class [I-B-1] [I-B-2] [I-B-3] [II-B-1] [II-B-2] [II-B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 25, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee") of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [I-B-1] [I-B-2] [I-B-3] [II-B-1] [II-B-2] [II-B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [I-B-1] [I-B-2] [I-B-3] [II-B-1] [II-B-2] [II-B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________



                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                 American First Credit Union Servicing Agreement

              Chevy Chase Savings Bank, F.S.B. Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

             First Horizon Home Loan Corporation Servicing Agreement

           Downey Savings & Loan Association, F.A. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                   Brenton Mortgages, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                      HomeSide Lending Servicing Agreement

                   Hibernia National Bank Servicing Agreement

               National City Mortgage Company Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                    Bank of America, N.A. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of May 25, 2000 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

________________________             intends  to  resell  all of the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a)___In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's   Election  to  Delay  Foreclosure

Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's  Election to Commence  Foreclosure

Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-2. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way

                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:            301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,
                  Attention: _____________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Norwest Bank Minnesota, National
                                          Association

                                       By:____________________________________
                                          Name:
                                          Title:







                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

                                     POLICY

                             (Intentionally Omitted)